Exhibit 2.1
EXECUTION VERSION

SALE AND PURCHASE AGREEMENT
by and among
FEDERATED HERMES, INC.,
FCP FUND MANAGER, L.P.,
THE MANAGEMENT COMPANY SELLERS AND THE SELLING PRINCIPALS
IDENTIFIED ON EXHIBIT A,
and
FCP SELLER REP LLC,
Dated as of October 23, 2025

TABLE OF CONTENTS
Page
ARTICLE I SALE AND PURCHASE OF PURCHASED EQUITY    2
1.1    Sale of Purchased Equity    2
1.2    Closing    2
ARTICLE II CONSIDERATION    3
2.1    Aggregate Purchase Price    3
2.2    Closing Consideration    3
2.3    Earnout Consideration    3
2.4    Purchase Price Adjustment    9
2.5    Payment Mechanics    12
2.6    Section 754 Election, Tax Treatment and Aggregate Purchase Price Allocation    12
2.7    Withholding Tax    13
ARTICLE III REPRESENTATIONS AND WARRANTIES    13
3.1    Representations and Warranties Concerning The Selling Parties    13
3.2    Representations and Warranties Concerning The Company Group and The Existing FCP Funds    18
3.3    Representations and Warranties Concerning Buyer    48
ARTICLE IV COVENANTS    53
4.1    Management Company Sellers’ and Company’s Covenants    53
4.2    Buyer’s Covenants    63
4.3    Mutual Covenants    68
4.4    Restrictive Covenants    73
4.5    Remedies    75
4.6    Termination of Certain Rights    75
4.7    Certain Tax Matters    75
4.8    Name Change and Co-Brand    76
4.9    Satisfaction of Indebtedness    77
4.10    Side Letter on Carried Interest, Co-Investment and Seed Capital    77
4.11    Certain IRS Filings    77
ARTICLE V CONDITIONS PRECEDENT TO THE CLOSING    77
i

5.1    Conditions to Each Party’s Obligations    77
5.2    Conditions to Buyer’s Obligations    78
5.3    Conditions to The Selling Parties’, Management Company Sellers’ Representative’s and Company’s Obligations    80
ARTICLE VI TERMINATION    82
6.1    Termination    82
6.2    Effect of Termination    83
ARTICLE VII SURVIVAL AND REMEDIES    83
7.1    Survival    83
7.2    RWI Policy    83
7.3    Right to Pursue Available Remedies for Breaches of Buyer Representations and Warranties and Post-Closing Covenants    84
7.4    Limitation of Liability    85
7.5    Set-Off; Remedies    85
ARTICLE VIII MISCELLANEOUS    85
8.1    Notices    85
8.2    Headings and Section, Schedule and Exhibit References    87
8.3    Entire Agreement    87
8.4    Counterparts    88
8.5    Governing Law    88
8.6    Waiver of Jury Trial    88
8.7    Binding Effect    88
8.8    No Third-Party Beneficiaries    88
8.9    Amendment; Waivers    88
8.10    Severability    89
8.11    Injunctive Relief; Specific Performance; Other Equitable Remedies    89
8.12    Management Company Sellers’ Representative    89
8.13    Assignment; Successors    90
8.14    Captions and Definitional Matters    91
8.15    Fiduciary Duties    91
ARTICLE IX DEFINITIONS    91
9.1    Definition of Certain Terms    91

Exhibits
Exhibit A    Management Company Sellers and Selling Principals
Exhibit B    Form of LLC Agreement
Exhibit C-1    Illustrative Revenue Earnout Payment Examples
Exhibit C-2    Illustrative Funding Earnout Payment Examples
Exhibit D    Purchase Price Allocation Principles
Exhibit E    Pre-Closing Reorganization
Exhibit F    Form of Agreement Regarding Confidential Information
Exhibit G    Form of Employment Agreement
Exhibit H    Restrictive Covenants
Exhibit I    Form of Lock-up Agreement
Exhibit J    Form of Special Incentive Plan
Exhibit K    Certain Transfers and Releases
Exhibit L    Transaction Expenses Exceptions
Exhibit M    Material Terms of Side Letter Regarding Carried Interest and Co-Investment For New FCP Funds
Schedules
Schedule 2.4(a)    Form of Closing Statement
Schedule 4.1.1(a)    Conduct of Business
Schedule 4.1.4(a)    Client Consents
Schedule 4.1.7        Termination of Affiliated Agreements
Schedule 4.9        Satisfaction of Indebtedness
Schedule 5.1.2        Governmental Approvals
Schedule 5.1.3        Required Client Consents
Schedule 5.2.6        Third Party Consents

Schedule 9.1        Buyer’s Knowledge Parties
Schedule 9.2        Company Knowledge Parties
Schedule 9.4        Sample Working Capital Calculation
Schedule H-2(e)(ii)    Permitted Activities

SALE AND PURCHASE AGREEMENT
This SALE AND PURCHASE AGREEMENT (this “Agreement”), dated as of October 23, 2025, is entered into by and among Federated Hermes, Inc., a Pennsylvania corporation (“Buyer”), the parties identified as the Management Company Sellers on Exhibit A hereto (each a “Management Company Seller” and collectively, as applicable, the “Management Company Sellers”), the parties identified as the Selling Principals on Exhibit A hereto (each a “Selling Principal” and collectively, as applicable, the “Selling Principals”), FCP Fund Manager, L.P., a Delaware limited partnership (“Company”), and FCP Seller Rep LLC, a Delaware limited liability company, solely in its capacity as the representative of the Selling Principals and the Management Company Sellers (the “Management Company Sellers’ Representative”). Each of Buyer, the Management Company Sellers, the Selling Principals, Company and the Management Company Sellers’ Representative is sometimes referred to individually in this Agreement as a “Party” and collectively, as applicable, as the “Parties.” Capitalized terms used in this Agreement and not otherwise defined have the meanings specified in Section 9.1.
RECITALS
WHEREAS, Company is an investment adviser providing investment advisory, property management, construction management, marketing and fundraising services, and other related services, to various clients, including private funds and separately managed accounts and other pooled investment vehicles (the “Business”);
WHEREAS, FCP Fund Manager GP, LLC, a Delaware limited liability company (“GP”), is the general partner of Company;
WHEREAS, the Management Company Sellers collectively own all of the issued and outstanding limited partnership interests in Company (“LP Interests”);
    WHEREAS, in connection with the Closing, Company will be converted from a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §§ 17-101 et seq.) (“DRULPA”) to a Delaware limited liability company in accordance with Section 17-217 of DRULPA and Section 18-214 of the Act (as defined herein) (the “Conversion”) and the LP Interests will be converted into the number of units, each representing a “limited liability company interest” (as defined in Section 18-101 of the Act) in Company (the “LLC Interests”), as set forth above such Management Company Seller’s name on Exhibit A in the row titled “Post-Conversion LLC Units,” assuming there are 10,000.00 units outstanding at the Effective Time. The Conversion will take effect as of the Effective Time;
WHEREAS, for the Aggregate Purchase Price, and on the terms and conditions specified in this Agreement, on the Closing Date, the Management Company Sellers wish to sell to Buyer (or its designated Subsidiary), and Buyer (either directly or through its designated Subsidiary) wishes to purchase from the Management Company Sellers, an aggregate of eighty percent (80%) of the LLC Interests in Company, with each Management Company Seller selling a specified portion of their respective LLC Interests as set forth on Exhibit A in the row titled “LLC Units Sold” (the “Purchased Equity”); and
WHEREAS, simultaneously at the Closing, Buyer and the Management Company Sellers (other than the Departing Management Company Seller) will execute and deliver the Limited Liability Company Agreement of Company substantially in the form attached hereto as Exhibit B (the “LLC Agreement”), effective as of the Closing, which set forth the rights, obligations, and duties of members of Company with respect to the governance of Company and the conduct of the Business.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby covenant and agree as follows:
Article I

SALE AND PURCHASE OF PURCHASED EQUITY
1.1Sale of Purchased Equity. Subject to and in accordance with the terms and conditions in this Agreement, at the Closing, each Management Company Seller shall sell to Buyer (or its designated Subsidiary), and Buyer (or its designated Subsidiary) shall purchase from each Management Company Seller, all rights, titles and interests in and to the Purchased Equity owned by each Management Company Seller, as set forth below each Management Company Seller’s name on Exhibit A hereto in the row titled “LLC Units Sold,” free and clear of all Liens and other Adverse Claims (other than restrictions on transfer under Applicable Securities Laws and/or under the applicable Organizational Documents of Company). The foregoing purchase and sale of the Purchased Equity shall be for the Aggregate Purchase Price.
1.2Closing. The closing of the sale and purchase of the Purchased Equity (the “Closing”) shall take place at the offices of Buyer at 1001 Liberty Avenue, Pittsburgh, PA 15222, or remotely via electronic exchange of documents and signatures, on the first (1st) day of the month that is at least fifteen (15) days after the date on which the conditions set forth in Article V have been fully satisfied or waived in accordance with the terms of this Agreement or at such other time and place as Buyer and the Management Company Sellers’ Representative mutually agree (the “Closing Date”). Subject to the consummation of the Closing on the Closing Date, the Closing shall be deemed effective as of 12:00 a.m., Eastern Time on the Closing Date (the “Effective Time”). If the Closing Date is not a Business Day, the Closing shall take place on the next Business Day as of the Effective Time on the Closing Date. Subject to the provisions of Article VI, failure to consummate the sales and purchases provided for in this Agreement on the date and time, and at the place, determined pursuant to the foregoing provisions of this Section 1.2 shall not result in the termination of this Agreement and shall not relieve any Party of any obligation under this Agreement.

Article II

CONSIDERATION
2.1Aggregate Purchase Price. Subject to the terms and conditions in this Agreement, the aggregate purchase price payable to the applicable Management Company Sellers in exchange for the Purchased Equity shall consist of: (a) the cash consideration (the “Cash Consideration”, subject to adjustment in accordance with Section 2.4, which shall be equal to: (i) the Base Cash Consideration, plus or minus, as applicable, (ii) the Working Capital Adjustment Amount, plus (iii) 80% of the Closing Cash, minus (iv) 80% of the outstanding amount of Indebtedness as of the Effective Time, and minus (v) the outstanding Transaction Expenses that are accrued or due and remain unpaid, as of the Effective Time; (b) the Stock Consideration (together with the Cash Consideration, as applicable, the “Closing Consideration”), and (c) the Earnout Consideration, if any (together with the Closing Consideration, as applicable, the “Aggregate Purchase Price”). Notwithstanding any provision in this Agreement to the contrary, the total of the Base Cash Consideration, the Stock Consideration and the Earnout Consideration to be paid by Buyer shall in no event exceed $331,000,000, and the Aggregate Purchase Price shall not exceed such amount (subject, in the case of the Aggregate Purchase Price, to the adjustment in accordance with Section 2.4).
2.2Closing Consideration. Subject to the terms and conditions in this Agreement, upon full satisfaction or waiver of all other conditions precedent to the Closing, at the Closing, Buyer shall promptly pay and deliver, or cause to be paid and delivered, to the Management Company Sellers, the Closing Consideration in cash and capital stock of Buyer as follows:
(a)to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Closing Cash, an amount in cash equal to the Estimated Cash Consideration; and
(b)to each applicable Management Company Seller, a portion of the Stock Consideration, issued in the names and amounts set forth on Exhibit A in the row titled “Stock Consideration.”
2.3Earnout Consideration.
(a)The Earnout Consideration will be the aggregate of the (i) Revenue Earnout Payments and (ii) Funding Earnout Payment.
(b)For the avoidance of doubt, each applicable Management Company Seller shall remain eligible to receive such Management Company Seller’s respective portion of any Earnout Consideration earned, and due and payable, hereunder regardless of whether such Management Company Seller (or any of such Management Company Seller’s equity holders, trustees, beneficiaries, Employees, or other Representatives) is (are) employed by, or otherwise providing services to, Buyer, Company, or any of their respective Affiliates at the time any Earnout Consideration becomes due and payable.
(c)The Parties agree that, notwithstanding any other provision of this Agreement or any other document or instrument referred to in, or executed or delivered in connection with, this Agreement (each a “Transaction Document” and, collectively, as applicable, the “Transaction Documents”): (i) there is no assurance that any Earnout Consideration will ultimately be earned and become due and payable hereunder; (ii) none of Buyer nor any of its Affiliates, nor any of their respective Representatives, have promised that any, or any particular amount, of Earnout Consideration will be earned and become due and payable; and (iii) any prior estimates or projections of any Earnout Consideration by any Party, its Affiliates or their respective

Representatives were prepared for illustrative purposes only and shall not be considered in determining whether any Earnout Consideration is earned and becomes due and payable hereunder.
(d)Unless otherwise required by Applicable Law, any payment made pursuant to Section 2.3 shall, for Tax purposes, be deemed to be an adjustment to the Aggregate Purchase Price payable to the Management Company Sellers.
(e)Revenue Earnout. Subject to the terms and conditions of this Agreement, Buyer shall pay to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts, any Revenue Earnout Payment that is earned, and becomes due and payable, hereunder pursuant to Exhibit C-1. The maximum aggregate Revenue Earnout Payments shall not exceed $67,000,000.
(i)Non-binding, illustrative examples of the First Revenue Earnout Payment, the Second Revenue Earnout Payment and the Third Revenue Earnout Payment using varying and illustrative amounts of the Actual Revenue for the applicable Revenue Earnout Measurement Period for such Revenue Earnout Payment are set forth on Exhibit C-1 (the “Illustrative Revenue Earnout Payment Examples”). Each Party acknowledges and agrees that the determination of Revenue Earnout Payment shall be made in accordance with the principles, practices, methodologies and policies as set forth and reflected in the Illustrative Revenue Earnout Payment Examples. Each Party further acknowledges and agrees that no Party is making any representations or warranties regarding, and each Party hereby waives any claims relating to or arising from, the illustrative, non-binding examples of such hypothetical Illustrative Revenue Earnout Payment Examples.
(ii)Within sixty (60) days after the last day of each Revenue Earnout Measurement Period, Buyer shall (i) prepare, or cause to be prepared, in good faith, and deliver to the Management Company Sellers’ Representative, a statement (together with reasonably detailed supporting calculations and financial information) (each a “Buyer Revenue Earnout Statement”) showing the amount of the applicable Revenue Earnout Payment that has been earned and is due and payable hereunder.
(iii)Buyer shall cause Company, and its Representatives, to give the Management Company Sellers’ Representative, and the Management Company Sellers’ Representative’s Representatives, reasonable access to Company’s books, records and personnel needed to enable the Management Company Sellers’ Representative to review on a fully-informed basis the Buyer Revenue Earnout Statement and the determination of the applicable Revenue Earnout Payment.

(iv)As soon as practicable, but not later than fifteen (15) Business Days after receiving a Buyer Revenue Earnout Statement from Buyer (each a “Revenue Earnout Dispute Period”), the Management Company Sellers’ Representative shall notify Buyer of any dispute with respect to the calculations of the applicable Revenue Earnout Payment, specifying the dispute in reasonable detail (such notice, the “Revenue Earnout Objections Statement”). If the Management Company Sellers’ Representative does not notify Buyer of a dispute within the applicable Revenue Earnout Dispute Period, or if the Management Company Sellers’ Representative notifies Buyer that the Management Company Sellers’ Representative agrees with Buyer’s calculations with respect to the applicable Revenue Earnout Payment, then Buyer’s calculations as set forth on the applicable Buyer Revenue Earnout Statement delivered to the Management Company Sellers’ Representative shall be final and binding.
(v)If the Management Company Sellers’ Representative notifies Buyer of a dispute regarding a respective Buyer Revenue Earnout Statement during the applicable Revenue Earnout Dispute Period, Buyer and the Management Company Sellers’ Representative shall work together in good faith to resolve such dispute until it is resolved by mutual agreement. If the dispute is not resolved within fifteen (15) Business Days after a notice of dispute is provided by the Management Company Sellers’ Representative, upon either Buyer or the Management Company Sellers’ Representative providing written notice to the other, Buyer and the Management Company Sellers’ Representative shall escalate the dispute for resolution at a meeting to be held between Buyer’s Chief Financial Officer or Chief Executive Officer, on the one hand, and a representative of the Management Company Sellers’ Representative and up to two additional Management Company Sellers, on the other hand, within ten (10) Business Days. If such Persons do not resolve all outstanding disputes with respect to the Revenue Earnout Payment by midnight New York time on the fifth Business Day after such meeting, then any unresolved disputed items (“Revenue Earnout Dispute Items”) may be submitted by Buyer or the Management Company Sellers’ Representative to the Accounting Firm, acting in the capacity of an expert and not an arbitrator. The Accounting Firm shall only consider the Revenue Earnout Dispute Items and may not assign a value to any item that is higher or lower, as applicable, than the highest or lowest value for such item, as applicable, claimed by Buyer in the Buyer Revenue Earnout Statement initially submitted to the Management Company Sellers’ Representative or by the Management Company Sellers’ Representative in the Revenue Earnout Objections Statement initially submitted to Buyer, as applicable. The Accounting Firm’s determination shall be based solely on written submissions (which shall be with respect only to the Revenue Earnout Dispute Items and not with respect to any other items) by Buyer and the Management Company Sellers’ Representative (i.e., not an independent review) and the definitions and provisions contained in this Agreement and the Accounting Principles. Each of Buyer and the Management Company Sellers’ Representative shall timely provide written submissions to the Accounting Firm, but in no event later than fifteen (15) days after its retention, and shall provide copies of the written submissions to the other Party on such date of the submission to the Accounting Firm and such other Party shall be entitled to participate in, and shall receive prior written notice of, any meetings or discussions with the Accounting Firm. Neither Buyer nor the Management Company Sellers’ Representative shall have any ex parte meetings or discussions with the Accounting Firm about the substance of the dispute without the prior consent of the other Party (which shall not be unreasonably withheld, conditioned, or delayed). In resolving any Revenue Earnout Dispute Items, the Parties shall not engage in discovery and no arbitration hearing shall be held. Buyer and the Management Company Sellers’ Representative shall direct the Accounting Firm to use its best efforts to resolve the Revenue Earnout Dispute Items within thirty (30) days after its retention. The decision of the Accounting Firm shall be final and binding upon the Management Company Sellers’ Representative, the Management Company Sellers and Buyer, absent manifest error. The Accounting Firm’s fees, costs and expenses shall be borne equally by the applicable Management Company Sellers who are eligible to receive Revenue Earnout Payments (jointly and severally), on the one hand, and Buyer, on the other hand. Buyer and the Management Company Sellers’ Representative hereby agree to execute, if requested by the Accounting Firm, a reasonable and customary engagement letter, including customary indemnification provisions in favor of the Accounting Firm, in which Buyer, on the one hand, and the applicable Management Company Sellers who are eligible to receive Revenue Earnout Payments, on the other hand, shall each be responsible for 50% of any such indemnification obligations. Once a resolution to such dispute is reached (and, if applicable, Buyer pays any additional amount determined to be owing), such Revenue Earnout Payment shall be final and binding.
(vi)Notwithstanding anything to the contrary in this Agreement, the dispute resolution process set forth in this Section 2.3(e) shall be the sole and exclusive remedy of the Parties for any dispute related to items required to be included or reflected in the calculations of the Revenue Earnout Payment as set forth on any Buyer Revenue Earnout Statement.
(vii)Buyer shall pay to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts, the undisputed portion of any Revenue Earnout Payment (if any) that is earned and becomes due and payable within five (5) Business Days of the end of a respective Revenue Earnout Dispute Period. If any amount in excess of the undisputed portion of the applicable Revenue Earnout Payment that was paid by Buyer in accordance with this Section 2.3(e)(vii) is finally agreed or determined to be payable by Buyer to the Management Company Sellers, Buyer shall pay such excess amount to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts, within five (5) Business Days of such final agreement or determination.
(viii)The Parties acknowledge and agree that the right of the Management Company Sellers to the Revenue Earnout Payment shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of foreign, state or local Applicable Law, as appropriate.
(f)Funding Earnout. Subject to the terms and conditions of this Agreement, Buyer shall pay to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts, any Funding Earnout Payment that is earned, and becomes due and payable, hereunder pursuant to Exhibit C-2. The maximum Funding Earnout Payment shall not exceed $25,000,000.
(i)Non-binding, illustrative examples of the Funding Earnout Payment using varying and illustrative amounts of the Actual Capital Raise for the Funding Earnout Measurement Period are set forth on Exhibit C-2 (the “Illustrative Funding Earnout Payment Examples”). Each Party acknowledges and agrees that the determination of Funding Earnout Payment shall be made in accordance with the principles, practices, methodologies and policies as set forth and reflected in the Illustrative Funding Earnout Payment Examples. Each Party further acknowledges and agrees that no Party is making any representations or warranties regarding, and each Party hereby waives any claims relating to or arising from, the illustrative, non-binding examples of such hypothetical Illustrative Funding Earnout Payment Examples.

(ii)Within sixty (60) days after the last day of the Funding Earnout Measurement Period, Buyer shall (i) prepare, or cause to be prepared, in good faith, and deliver to the Management Company Sellers’ Representative, a statement (together with reasonably detailed supporting calculations and financial information) (the “Buyer Funding Earnout Statement”) showing the amount of the Funding Earnout Payment that has been earned and is due and payable hereunder.
(iii)Buyer shall cause Company, and its Representatives, to give the Management Company Sellers’ Representative, and the Management Company Sellers’ Representative’s Representatives, reasonable access to Company’s books, records and personnel needed to enable the Management Company Sellers’ Representative to review on a fully-informed basis the Buyer Funding Earnout Statement and the determination of the applicable Funding Earnout Payment.
(iv)As soon as practicable, but not later than fifteen (15) Business Days after receiving the Buyer Funding Earnout Statement from Buyer (the “Funding Earnout Dispute Period”), the Management Company Sellers’ Representative shall notify Buyer of any dispute with respect to the calculation of the Funding Earnout Payment, specifying the dispute in reasonable detail (such notice, the “Funding Earnout Objections Statement”). If the Management Company Sellers’ Representative does not notify Buyer of a dispute within the Funding Earnout Dispute Period, or if the Management Company Sellers’ Representative notifies Buyer that the Management Company Sellers’ Representative agrees with Buyer’s calculations with respect to the Funding Earnout Payment, then Buyer’s calculations as set forth on the Buyer Funding Earnout Statement delivered to the Management Company Sellers’ Representative shall be final and binding.
(v)If the Management Company Sellers’ Representative notifies Buyer of a dispute regarding the Buyer Funding Earnout Statement during the Funding Earnout Dispute Period, Buyer and the Management Company Sellers’ Representative shall work together in good faith to resolve such dispute until it is resolved by mutual agreement. If the dispute is not resolved within fifteen (15) Business Days after a notice of dispute is provided by the Management Company Sellers’ Representative, upon either Buyer or the Management Company Sellers’ Representative providing written notice to the other, Buyer and the Management Company Sellers’ Representative shall escalate the dispute for resolution at a meeting to be held between Buyer’s Chief Financial Officer or Chief Executive Officer, on the one hand, and a representative of the Management Company Sellers’ Representative and up to two additional Management Company Sellers, on the other hand, within ten (10) Business Days. If such Persons do not resolve all outstanding disputes with respect to the Funding Earnout Payment by midnight New York time on the fifth Business Day after such meeting, then any unresolved disputed items (“Funding Earnout Dispute Items”) may be submitted by Buyer or the Management Company Sellers’ Representative to the Accounting Firm, acting in the capacity of an expert and not an arbitrator. The Accounting Firm shall only consider the Funding Earnout Dispute Items and may not assign a value to any item that is higher or lower, as applicable, than the highest or lowest value for such item, as applicable, claimed by Buyer in the Buyer Funding Earnout Statement initially submitted to the Management Company Sellers’ Representative or by the Management Company Sellers’ Representative in the Funding Earnout Objections Statement initially submitted to Buyer, as applicable. The Accounting Firm’s determination shall be based solely on written submissions (which shall be with respect only to the Funding Earnout Dispute Items and not with respect to any other items) by Buyer and the Management Company Sellers’ Representative (i.e., not an independent review) and the definitions and provisions contained in this Agreement and the Accounting Principles. Each of Buyer and the Management Company Sellers’ Representative shall timely provide written submissions to the Accounting Firm, but in no event later than fifteen (15) days after its retention, and shall provide copies of the written submissions to the other Party on such date of the submission to the Accounting Firm and such other Party shall be entitled to participate in, and shall receive prior written notice of, any meetings or discussions with the Accounting Firm. Neither Buyer nor the Management Company Sellers’ Representative shall have any ex parte meetings or discussions with the Accounting Firm about the substance of the dispute without the prior consent of the other Party (which shall not be unreasonably withheld, conditioned, or delayed). In resolving any Funding Earnout Dispute Items, the Parties shall not engage in discovery and no arbitration hearing shall be held. Buyer and the Management Company Sellers’ Representative shall direct the Accounting Firm to use its best efforts to resolve the Funding Earnout Dispute Items within thirty (30) days after its retention. The decision of the Accounting Firm shall be final and binding upon the Management Company Sellers’ Representative, the Management Company Sellers and Buyer, absent manifest error. The Accounting Firm’s fees, costs and expenses shall be borne equally by the applicable Management Company Sellers who are eligible to receive any Funding Earnout Payment (jointly and severally), on the one hand, and Buyer, on the other hand. Buyer and the Management Company Sellers’ Representative hereby agree to execute, if requested by the Accounting Firm, a reasonable and customary engagement letter, including customary indemnification provisions in favor of the Accounting Firm, in which Buyer, on the one hand, and the applicable Management Company Sellers who are eligible to receive any Funding Earnout Payment, on the other hand, shall each be responsible for 50% of any such indemnification obligations. Once a resolution to such dispute is reached (and, if applicable, Buyer pays any additional amount determined to be owing), such Funding Earnout Payment shall be final and binding.
(vi)Notwithstanding anything to the contrary in this Agreement, the dispute resolution process set forth in this Section 2.3(f) shall be the sole and exclusive remedy of the Parties for any dispute related to items required to be included or reflected in the calculation of the Funding Earnout Payment as set forth on the Buyer Funding Earnout Statement.
(vii)Buyer shall pay to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts the undisputed portion of the Funding Earnout Payment that is earned and becomes due and payable within five (5) Business Days of the end of the Funding Earnout Dispute Period. If any amount in excess of the undisputed portion of the Funding Earnout Payment that was paid by Buyer in accordance with this Section 2.3(f)(vii) is finally agreed or determined to be payable by Buyer to the Management Company Sellers, Buyer shall pay such excess amount to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Earnouts within five (5) Business Days of such final agreement or determination.

(viii)The Parties acknowledge and agree that the right of the Management Company Sellers to the Funding Earnout Payment shall be treated as deferred contingent purchase price eligible for installment sale treatment under Section 453 of the Code and any corresponding provision of foreign, state or local Applicable Law, as appropriate.
2.4Purchase Price Adjustment.
(a)Pre-Closing Estimate.
(i)No later than five (5) Business Days prior to the Closing Date, the Management Company Sellers’ Representative shall prepare, or cause to be prepared, in good faith, and deliver to Buyer, a written statement, which statement shall be substantially in the form of Schedule 2.4(a) (the “Preliminary Closing Statement”) that includes and sets forth the Management Company Sellers’ estimate of: (A) the Closing Working Capital (the “Estimated Closing Working Capital”), (B) the amount of Cash as of the Effective Time (the “Estimated Cash”) (and 80% thereof); (C) the outstanding amount of Indebtedness as of the Effective Time (the “Estimated Indebtedness”) (and 80% thereof), (D) the outstanding Transaction Expenses that are accrued or due and remain unpaid as of the Effective Time(the “Estimated Transaction Expenses”), and (E) the amount of the Estimated Cash Consideration, as well as the aggregate Closing Consideration, along with reasonable supporting detail to evidence the calculations of each amount, determined as of immediately prior to the Closing and, except for the Estimated Transaction Expenses, without giving effect to the Transactions. Each of the Estimated Closing Working Capital, the Estimated Cash, the Estimated Indebtedness and the Estimated Transaction Expenses shall be calculated in accordance with the Accounting Principles.
(ii)The Management Company Sellers shall cause Company, and its Representatives, to give Buyer, and Buyer’s Representatives, reasonable access to Company’s books, records and personnel needed to enable Buyer to review on a fully-informed basis the calculation set forth on the Preliminary Closing Statement.
(iii)Buyer shall be entitled to comment on and request reasonable changes to the Preliminary Closing Statement, and the Management Company Sellers’ Representative shall consider in good faith any such comments and changes Buyer proposes to the Preliminary Closing Statement. The Parties shall reasonably agree upon the amounts of the Estimated Closing Working Capital, the Estimated Cash, the Estimated Indebtedness, the Estimated Transaction Expenses, the Estimated Cash Consideration, as well as the aggregate Closing Consideration, as set forth on the Preliminary Closing Statement prior to the Closing; provided, that any such agreement to the components of the Preliminary Closing Statement shall not affect the right of a Party to dispute any such component in connection with the post-Closing true-up contemplated by Section 2.4(b).
(b)Post-Closing Adjustment.
(i)Within ninety (90) days after the Closing Date, Buyer shall prepare, or cause to be prepared, in good faith, and deliver to the Management Company Sellers’ Representative a statement substantially in the form of Schedule 2.4(a) (the “Closing Statement”) setting forth its calculation of (A) the Closing Working Capital, (B) the Closing Cash (and 80% thereof), (C) the outstanding amount of Indebtedness as of the Effective Time (and 80% thereof), (D) the outstanding Transaction Expenses that were accrued or due and remained unpaid, and (E) the calculation of the Closing Cash Consideration, as well as the aggregate Closing Consideration, along with reasonable supporting detail to evidence the calculations of each amount determined as of the Effective Time and, except for the Transaction Expenses, without giving effect to the Transactions. The Closing Statement shall be prepared in accordance with the definitions of the “Closing Working Capital,” the “Closing Cash,” the

“Indebtedness,” and the “Transaction Expenses” (and the component definitions thereof) as set forth in this Agreement and in accordance with the Accounting Principles. For the avoidance of doubt, the Parties agree that the “Transaction Expenses” set forth on the Closing Statement shall include any and all Transaction Expenses incurred or becoming known post-Closing to the extent such Transaction Expenses relate to any pre-Closing obligations or matters (including pursuant to Section 4.3.8 or otherwise), and all such Transaction Expenses shall be taken into account for purposes of the determination of any Excess or Deficit pursuant to Section 2.4(b)(v). If Buyer fails to timely deliver a Closing Statement to the Management Company Sellers’ Representative, then Management Company Sellers’ Representative shall notify Buyer in writing, and if Buyer fails to deliver a Closing Statement within five (5) Business Days, then if the Management Company Sellers’ Representative so elects by written notice to Buyer, the Preliminary Closing Statement shall be deemed the final Closing Statement for all purposes of this Agreement and shall be final and binding.
(ii)Buyer shall cause Company, and its Representatives, to give the Management Company Sellers’ Representative, and the Management Company Sellers’ Representative’s Representatives, reasonable access to Company’s books, records and personnel needed to enable the Management Company Sellers’ Representative to review on a fully-informed basis the calculation set forth on the Closing Statement.
(iii)As soon as practicable, but not later than fifteen (15) Business Days after receiving the Closing Statement from Buyer (the “Closing Statement Dispute Period”), the Management Company Sellers’ Representative shall notify Buyer of any dispute with respect to the calculations of the Closing Cash Consideration (including the components thereof), specifying the dispute in reasonable detail (the “Objections Statement”). If the Management Company Sellers’ Representative does not notify Buyer of a dispute within the Closing Statement Dispute Period, or if the Management Company Sellers’ Representative notifies Buyer that the Management Company Sellers’ Representative agrees with Buyer’s calculations with respect to the Closing Cash Consideration, then Buyer’s calculations as set forth on the Closing Statement delivered to the Management Company Sellers’ Representative shall be final and binding.
(iv)If the Management Company Sellers’ Representative notifies Buyer of a dispute with respect to the Closing Statement during the Closing Statement Dispute Period, Buyer and the Management Company Sellers’ Representative shall work together in good faith to resolve such dispute until it is resolved by mutual agreement. If the dispute is not resolved within fifteen (15) Business Days after a notice of dispute is provided by the Management Company Sellers’ Representative, upon either Buyer or the Management Company Sellers’ Representative providing written notice to the other, Buyer and the Management Company Sellers’ Representative shall escalate the dispute for resolution at a meeting to be held between Buyer’s Chief Financial Officer or Chief Executive Officer, on the one hand, and the Management Company Sellers’ Representative and two (2) additional Management Company Sellers, on the other hand, within ten (10) Business Days. If such Persons do not resolve all outstanding disputes by midnight New York time on the fifth (5th) Business Day after such meeting, then any unresolved disputed items (“Dispute Items”) may be submitted by Buyer or the Management Company Sellers’ Representative to the Accounting Firm, acting in the capacity of an expert and not an arbitrator. The Accounting Firm shall only consider the Dispute Items and may not assign a value to any item that is higher or lower, as applicable, than the highest or lowest value for such item, as applicable, claimed by Buyer in the Closing Statement initially submitted to the Management Company Sellers’ Representative or by the Management Company Sellers’ Representative in the Objections Statement initially submitted to Buyer, as applicable. The Accounting Firm’s determination shall be based solely on written submissions (which shall be with respect only to the Dispute Items and not with respect to any other items) by Buyer and the Management Company Sellers’ Representative (i.e., not an independent review) and the definitions and provisions contained in this Agreement and the Accounting Principles. Each of Buyer and the Management Company Sellers’ Representative shall timely provide written submissions to the Accounting Firm, but in no event later than fifteen (15) days after its retention, and shall provide receive copies of the written submissions of the other Party on such date of the submission to the Accounting Firm and such other Party shall be entitled to participate in, and shall receive prior written notice of, any meetings or discussions with the Accounting Firm. Neither Buyer nor the Management Company Sellers’ Representative shall have any ex parte meetings or discussions with the Accounting Firm about the substance of the dispute without the prior consent of the other Party (which shall not be unreasonably withheld, conditioned, or delayed). In resolving any Dispute Items, the Parties shall not engage in discovery and no arbitration hearing shall be held. Buyer and the Management Company Sellers’ Representative shall direct the Accounting Firm to use its best efforts to resolve the Dispute Items within thirty (30) days after its retention. The decision of the Accounting Firm shall be final and binding upon the Management Company Sellers’ Representative, the Management Company Sellers and Buyer, absent manifest error. The Accounting Firm’s fees, costs and expenses shall be borne equally by the Management Company Sellers (jointly and severally), on the one hand; and Buyer, on the other hand. Buyer and the Management Company Sellers’ Representative hereby agree to execute, if requested by the Accounting Firm, a reasonable and customary engagement letter, including customary indemnification provisions in favor of the Accounting Firm, in which Buyer, on the one hand, and the Management Company Sellers, on the other hand, shall each be responsible for fifty percent (50%) of any such indemnification obligations. Once agreement on a resolution to such dispute is reached (and, if applicable, Buyer pays any additional amount determined to be owing), such Closing Statement and the calculation of each component of the Closing Cash Consideration and Closing Consideration set forth therein shall be final and binding.
(v)Within five (5) Business Days of the amount of the Closing Cash Consideration being finally agreed as provided in this Section 2.4, (A) if the Post-Closing Adjustment Amount is a negative amount (such amount, the “Deficit”), then the Management Company Sellers, in accordance with their respective Pro Rata Shares for Closing Cash, shall pay an amount equal to the Deficit on a dollar-for-dollar basis to Buyer; (B) if the Post-Closing Adjustment Amount is a positive amount (such amount, the “Excess”), then Buyer shall pay to the Management Company Sellers’ Representative, on behalf of the Management Company Sellers in accordance with their respective Pro Rata Shares for Closing Cash, an amount equal to the Excess on a dollar-for-dollar basis; and (C) if the Post-Closing Adjustment Amount is zero, neither Buyer nor the Management Company Sellers shall have any payment obligation pursuant to this Section 2.4.

(vi)Notwithstanding anything to the contrary in this Agreement, the dispute resolution process set forth in this Section 2.4 shall be the sole and exclusive remedy of the Parties for any disputes related to items required to be included or reflected in the calculation of the Closing Cash Consideration and the Closing Consideration as set forth on the Closing Statement.
(c)Unless otherwise required by Applicable Law, any payment made pursuant to Section 2.4 shall, for Tax purposes, be deemed to be an adjustment to the Aggregate Purchase Price payable to the Management Company Sellers.
2.5Payment Mechanics.
(a)All payments required to be made under this Article II shall be made in U.S. dollars by wire transfer of immediately available funds to an account specified in writing by the Party entitled to receive a payment to the Party required to make such payment not less than three (3) Business Days prior to the date on which such payment is due.
(b)If any payment required to be made under this Article II is due to be paid on a date that is not a Business Day, then such payment shall be made on the next Business Day following such date.
(c)UPON EACH COMPONENT OF AGGREGATE PURCHASE PRICE OR UPON CLOSING CASH CONSIDERATION AND CLOSING CONSIDERATION BEING MUTUALLY AGREED OR FINALLY DETERMINED AS CONTEMPLATED IN THIS ARTICLE II, UPON BUYER REMITTING SUCH AGGREGATE PURCHASE PRICE PAYMENT OR ANY EXCESS AMOUNT TO THE MANAGEMENT COMPANY SELLERS, OR ANY DEFICIT AMOUNT BEING PAID TO BUYER, ANY AND ALL OBLIGATIONS AND CAUSES OF ACTION, DEMANDS OR OTHER CLAIMS (WHETHER AT LAW, IN EQUITY, FOR TORT, BREACH OF CONTRACT, FRAUD OR OTHERWISE) WITH RESPECT TO THE CALCULATION, DETERMINATION, OR PAYMENT OF SUCH AMOUNT SHALL BE FULLY DISCHARGED AND/OR WAIVED AND THE PARTY REQUIRED TO REMIT PAYMENT SHALL HAVE NO FURTHER OBLIGATION OR OTHER LIABILITY WITH RESPECT TO THE CALCULATION, DETERMINATION OR PAYMENT OF SUCH AMOUNT.
2.6Section 754 Election, Tax Treatment and Aggregate Purchase Price Allocation.
(a)Buyer and the Management Company Sellers acknowledge and agree that they shall cause Company to make an election pursuant to Section 754 of the Code (with the Tax Returns for the tax year of Company in which the Closing takes place) to adjust the basis of Company’s assets in the manner provided in Section 743 of the Code.
(b)Buyer and the Management Company Sellers acknowledge and agree, that for U.S. federal income and applicable state and local Tax purposes the sale of the Purchased Equity shall be treated as a taxable sale of the partnership interests by the Management Company Sellers.
(c)The Aggregate Purchase Price for the Purchased Equity shall be allocated for Tax purposes among the assets of Company in accordance with its fair market value consistent with Sections 751, 755 and 1060 of the Code, as applicable, and in accordance with the allocation schedule (the “Aggregate Purchase Price Allocation”) prepared by Buyer in accordance with the allocation principles set forth on Exhibit D. Within thirty (30) days following the date upon which the Closing Cash Consideration shall have been finally determined in accordance with Section 2.4(b)(iv), Buyer shall deliver to the Management Company Sellers’ Representative, for the Management Company Sellers’ review and comment, Buyer’s good faith determination of the Aggregate Purchase Price Allocation. The Management Company Sellers’ Representative shall have thirty (30) days after receipt of the Aggregate Purchase Price Allocation to review and provide comments to Buyer. If the Management Company Sellers’ Representative does not object with such thirty (30)-day period, the Aggregate Purchase Price Allocation prepared by Buyer shall be final and binding. If the Management Company Sellers’ Representative timely objects in writing in such thirty (30)-day period, then Buyer and the Management Company Sellers’ Representative shall negotiate in good faith during the immediately following the thirty (30)-days. If an agreement cannot be reached, consistent with Section 2.4(b)(iv), the determination shall be referred to an Accounting Firm and the determination of the Accounting Firm shall be final and binding. Buyer and the Management Company Sellers agree to cause Company to file all Tax Returns and any other Tax filings required in a manner consistent with the final Aggregate Purchase Price Allocation and shall take no contrary position prior to a final “determination” by a Governmental Authority within the meaning of Section 1313 of the Code.
2.7Withholding Tax. If required by Applicable Law, Buyer and the Management Company Sellers may withhold from amounts otherwise payable pursuant to this Agreement and any other Transaction Document such amount as is required to be deducted and withheld with respect to such payment under Applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement and any other Transaction Document as having been paid to the Person in respect of which such deduction and withholding was made. If a Party intends to withhold, such Party shall provide notice to the Party in respect of whom such payment is to be made at least ten (10) Business Days in advance of any such withholding or deduction (such notice to include the legal authority and the calculation method for the expected withholding), and such Parties shall cooperate with each other to take commercially reasonable steps to minimize or eliminate such withholding or deduction. The Parties acknowledge and agree that provided the Management Company Sellers comply with Section 5.2.4, and the certificates are provided, no withholding is required in connection with the Transactions.
Article III

REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties Concerning The Selling Parties. Except as set forth in the Disclosure Schedule, each Management Company Seller and each Selling Principal (collectively, with each Management Company Seller, each a “Selling Party” and, collectively, as applicable, the “Selling Parties”), severally and not jointly, represents and warrants to Buyer, solely with respect to such Management Company Seller (including, as applicable, each Selling Principal), as follows:

3.1.1Organization; Authority; Enforceability.
(a)In the case of each Management Company Seller that is not a natural person (each, a “Management Company Seller Entity”), such Management Company Seller (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to be executed or delivered by it, to perform its obligations under such Transaction Documents, and to consummate the Transactions to which it is a party; and (iii) has (or, by the time of execution and delivery, will have), by requisite action, approved the execution and delivery of this Agreement and each other Transaction Document to be executed or delivered by it, the performance of its obligations under such Transaction Documents, and the consummation of the Transactions to which it is a party in accordance with Applicable Law and its Organizational Documents.
(b)Each of the Selling Principals, and in the case of each Management Company Seller that is a natural person, such Management Company Seller, has the legal capacity to execute and deliver this Agreement and each other Transaction Document to be executed or delivered by him or her to perform his or her obligations under this Agreement and such other Transaction Documents, and to consummate the Transactions to which he or she is a party, and either no spousal Consent is required, or any required spousal Consent shall have been obtained prior to the Closing, in order for such Selling Party to validly execute, deliver and perform under this Agreement and each other Transaction Document to be executed or delivered by him or her, and to consummate the Transactions.
(c)Each Selling Party has (or, by the time of execution and delivery, will have) duly executed or delivered this Agreement and each other Transaction Document to be executed or delivered by it, him or her.
(d)This Agreement and each other Transaction Document to be executed or delivered by each Selling Party constitutes (or, when executed or delivered, will constitute) the valid and legally binding obligation of such Selling Party, enforceable against it, him or her in accordance with its terms (such enforceability being subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).
(e)With respect to each Management Company Seller Entity, the owners are set forth on Exhibit A and the sole manager of each of the Management Company Seller Entities is the Selling Principal associated with such Management Company Seller (as indicated on Exhibit A). Each such manager has all requisite power and authority to cause such Management Company Seller Entity to enter into this Agreement and any other Transaction Document to which it is a party, consummate the Transactions and perform its obligations hereunder and thereunder.
3.1.2Equity Interests; Capitalization. Such Management Company Seller owns of record the LP Interests as of the date hereof, as specified in Exhibit A in the row titled “LP Ownership Percentage” and will own the LLC Interests, as of Closing, as specified in Exhibit A in the row titled “Post-Conversion LLC Units,” assuming there are 10,000.00 units outstanding as of the Effective Time, in each case, free and clear of all Liens and other Adverse Claims (other than restrictions on transfer under Applicable Securities Laws and/or under the applicable Organizational Documents of Company). Such Management Company Seller has all requisite power and full legal authority to sell to Buyer (or its designated Subsidiary) all of the Purchased Equity owned by such Management Company Seller free and clear of all Liens and other Adverse Claims, other than restrictions on transfer under Applicable Securities Laws and/or under the applicable Organizational Documents of Company). After the consummation of the Transactions, Buyer (or its designated Subsidiary) will have good and marketable title to, and own free and clear of all Liens and other Adverse Claims (other than restrictions on transfer under Applicable Securities Laws and/or under the Organizational Documents of Company) all of the Purchased Equity. The equity interests specified in Schedule 3.1.2 constitute the only outstanding ownership interests in Company and (a) there are no Rights, commitments or Contracts obligating Company to issue, transfer, sell or redeem any equity interests, and (b) there are no outstanding options, warrants, Rights, commitments, preemptive rights or Contracts of any kind for the issuance of any additional equity interests in Company. There are no pending or, to the Selling Parties’ Knowledge, threatened disputes, claims, proceedings or other Litigation that could affect the Management Company Sellers’ title to their interests in Company.
3.1.3No Conflicts. Such Selling Party’s execution, delivery and performance of this Agreement, and of each other Transaction Document to be executed or delivered by it, and the consummation of the Transactions, will not:
(a)in the case of each Management Company Seller Entity, conflict with, or result in a breach of, a provision of such Management Company Seller’s Organizational Documents;
(b)materially conflict with, or result in a material breach of, a provision of a Contract to which such Selling Party, is a party or by which it, he or she or any of its, his or her assets or properties is bound, except where the same would not affect the post-Closing operation of the Business or such Selling Party’s ability to consummate the Transactions to which he, she or it is a party;
(c)give rise to a right of termination, cancellation, amendment or acceleration of an obligation or loss of a benefit affecting, or result in the imposition of any Liens or give rise to any Adverse Claims on, any of such Selling Party’s assets, except where the same would not affect the post-Closing operation of the Business or such Selling Party’s ability to consummate the Transactions to which he, she or it is a party; or
(d)subject to the expiration of the waiting period under the HSR Act and the amendment of Company’s Form ADV after the Closing to reflect the Transactions, violate any Applicable Law.
3.1.4Consents; Governmental Approvals. Except for filings required under the Act with respect to the Conversion, filings under the HSR Act or the Antitrust Laws of any Governmental Authority, the amendment of the Company’s Form ADV after the Closing to reflect the Transactions, and the Client Consents, no other Governmental Approval or other Consent is required in connection with:

(a)such Selling Party’s executing and delivering this Agreement and each other Transaction Document to be executed or delivered by such Selling Party;
(b)such Selling Party performing such Selling Party’s obligations under this Agreement and each other Transaction Document to be executed or delivered by such Selling Party; and
(c)the consummation by such Selling Party of the Transactions to which he, she or it is a party.
3.1.5Brokers. Such Selling Party has not incurred and will not incur any Liability for a fee or commission to a broker, finder, investment banker or other intermediary in connection with the Transactions except for Berkshire, whose fees shall be paid solely by the Selling Parties (or Company prior to Closing).
3.1.6Litigation. Since the Lookback Date, there has not been any, and there currently is no, judicial, arbitral or administrative action, suit, proceeding, investigation or other Litigation pending or, to such Selling Party’s Knowledge, threatened against such Selling Party, or, in the case of a Management Company Seller Entity, any of its directors, officers, Employees or other Representatives (acting in such capacity), that would reasonably be expected to prevent or interfere with the consummation of the Transactions.
3.1.7No Governmental Authority Investigations or Penalties. Except as disclosed in Schedule 3.1.7, neither such Selling Party nor, to such Selling Party’s Knowledge, in the case of a Management Company Seller Entity, any of its respective directors, officers, Employees or other Representatives (acting in such capacity) has been enjoined, indicted, convicted or made the subject of a disciplinary proceeding, consent decree, administrative order or other Litigation on account of a material violation of Applicable Law, including Applicable Securities Law (excluding traffic offenses).
3.1.8Investment Representations.
(a)Each Selling Party understands and agrees that the consummation of the Transactions, including the delivery of the Buyer Stock, constitutes the offer and sale of securities under the Securities Act and applicable state statutes, the Buyer Stock is being acquired for each Selling Party’s own account, for investment purposes only, and not with a present view towards the public sale or distribution thereof within the meaning of the Securities Act, and such Selling Party does not have a present arrangement to effect any distribution of the Buyer Stock to or through any Person. At the time each Selling Party was offered the Buyer Stock, such Selling Party was, and at the date hereof such Selling Party is, and such Selling Party will be, an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(b)Each Selling Party understands and agrees that the Buyer Stock is being offered and sold hereunder in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that Buyer is relying upon the truth and accuracy of, and each Selling Party’s material compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Selling Party set forth herein in order to determine the availability of such exemptions and the eligibility of such Selling Party to acquire the Buyer Stock. Each Selling Party understands and agrees that the Buyer Stock will, upon issuance, be characterized as “restricted securities” within the meaning of Applicable Securities Law and that such Selling Party may not sell, transfer or assign the Buyer Stock, or any portion thereof, without registration under the Securities Act or state securities laws or an applicable exemption therefrom, and the Buyer Stock shall bear a customary restrictive legend to that effect, as set forth in Section 3.1.8(f). Each Selling Party further understands and agrees that the Buyer Stock is subject to further restrictions as set forth in the Lock-Up Agreements.
(c)Each Selling Party acknowledges, agrees and represents that such Selling Party has, and has had, access to all reports filed by Buyer pursuant to the Exchange Act, and has been furnished with all information and materials relating to the business, finances and operations of Buyer, and all information and materials relating to the offer and sale of the Buyer Stock, which have been requested by such Selling Party or such Selling Party’s Representatives. Such Selling Party acknowledges, agrees and represents that such Selling Party has sought such accounting, legal and tax advice as such Selling Party has considered necessary to make an informed investment decision with respect to an investment in the Buyer Stock. Such Selling Party and each of such Selling Party’s Representatives, if any, have been afforded the opportunity to ask questions of the management team of Buyer and, to the extent such questions have been asked, such questions have been satisfactorily answered. Each Selling Party acknowledges, agrees and represents that such Selling Party has conducted its own independent investigation of Buyer and its business, and based thereon and its reliance on the representations and warranties in Section 3.3, has formed an independent judgment concerning the Transactions. Each Selling Party understands, agrees and represents that such Selling Party’s acquisition of the Buyer Stock involves a significant degree of risk. Each Selling Party acknowledges, agrees and represents that such Selling Party has sufficient knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Buyer Stock and has so evaluated the merits and risks of such investment and is able to bear the economic risk of an investment in the Buyer Stock and, at the present time and in the foreseeable future, is able to afford a complete loss of such investment. Each Selling Party acknowledges, agrees and represents that the Buyer Stock was not offered to such Selling Party by any form of general advertising or general solicitation.
(d)Each Selling Party understands and agrees that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Buyer Stock.
(e)Each Selling Party understands and agrees that (i) the sale or resale of the Buyer Stock have not been registered under the Securities Act or any state Applicable Securities Law, and such Buyer Stock may not be transferred unless (A) such Buyer Stock is sold pursuant to an effective registration statement under the Securities Act, (B) subject to Section 4.2.5, such Selling Party has delivered to Buyer an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that such Buyer Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to Buyer (and not unreasonably withheld, conditioned, or delayed), or (C) such Buyer Stock is sold or transferred pursuant to Rule 144; (ii) any sale of such Buyer Stock made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any re-sale of such Buyer Stock under circumstances in which such Selling Party (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act; and (iii) except as provided in Section 4.2.5, neither Buyer nor any other Person is under any obligation to register the resale of the Buyer Stock under the Securities Act or any state Applicable Securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(f)Each Selling Party understands and agrees that any certificate or book-entry notation representing the Buyer Stock will initially bear a legend in substantially the following form (it being acknowledged and agreed that any such legend shall be removed no later than the time at which the Lock-Up Period ends):
“THE SHARES REPRESENTED HEREBY (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SECURITIES ARE SUBJECT TO A LOCK-UP AGREEMENT, AS MAY BE AMENDED BY THE PARTIES THERETO FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER OF THE SECURITIES), WHICH INCLUDES CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH THEREIN.”
3.1.9NO ADDITIONAL REPRESENTATIONS. SUCH SELLING PARTY IS NOT MAKING ANY REPRESENTATION OR WARRANTY, JOINT OR SEVERAL, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO HIMSELF, HERSELF OR ITSELF (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS), OR WITH RESPECT TO ANY OTHER SELLING PARTY OR THE COMPANY GROUP (INCLUDING AS TO ANY OF THE ASSETS, PROPERTIES OR RIGHTS OF THE COMPANY GROUP) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
3.2Representations and Warranties Concerning The Company Group and The Existing FCP Funds. Except as set forth in the Disclosure Schedule, each of the Selling Parties and Company, jointly and severally, represent and warrant to Buyer as follows:
3.2.1Organization; Authority; Enforcement.
(a)Each Company Entity and each Existing FCP Fund and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Company has the requisite power and authority to execute and deliver this Agreement and any other Transaction Document to be executed or delivered by it, to perform its obligations under such Transaction Documents and to consummate the Transactions.

(b)Company has (or, by the time of execution and delivery, will have), by requisite action, authorized the execution, delivery and performance of this Agreement and each other Transaction Document to be executed or delivered by it, and the consummation of the Transactions in accordance with Applicable Law and its Organizational Documents. Company has given Buyer evidence of such approval in a form reasonably satisfactory to Buyer.
(c)Company has (or, by the time of execution and delivery, will have) duly executed or delivered this Agreement and each other Transaction Document to be executed or delivered by it.
(d)This Agreement and each other Transaction Document to be executed or delivered by Company constitutes (or, when executed or delivered, will constitute) the valid and legally binding obligation of such Company, enforceable against it in accordance with its terms (such enforceability being subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).
(e)Each Company Entity and each Existing FCP Fund and each of its Subsidiaries have the power and authority and possess, in all material respects, the rights, licenses, registrations, authorizations, approvals and other Consents, governmental or otherwise, necessary to, and to entitle them to, own, lease or otherwise hold their properties and assets, and to carry on their business (including the Business) as currently conducted. Each Company Entity and each Existing FCP Fund and each of its Subsidiaries are duly qualified, licensed or registered to transact business and are in good standing in each jurisdiction in which they own or lease properties, or otherwise do business, except as would not reasonably be expected to have a Company Material Adverse Effect.
3.2.2Equity Interests.
(a)Schedule 3.2.2 sets forth a true, correct and complete list of all the ownership, profit or other interests that are authorized and that are issued by Company and then outstanding, and the Persons owning of record such interests. All such interests are owned free and clear of all Liens and other Adverse Claims (other than restrictions on transfer under Applicable Securities Laws and/or under applicable Organizational Documents).
(b)After the consummation of the Transactions, Buyer will have good and marketable title to, and own free and clear of all Liens and other Adverse Claims (other than restrictions on transfer under Applicable Securities Laws and/or under applicable Organizational Documents) all of the Purchased Equity. The equity interests specified in Schedule 3.2.2 constitute the only outstanding ownership interests in Company, and (i) there are no Rights, commitments, or Contracts obligating Company to issue, transfer, sell or redeem any equity interests, and (ii) there are no outstanding options, warrants, Rights, commitments, preemptive rights or Contracts of any kind for the issuance of any additional equity interests in Company. There are no pending or, to the Selling Parties’ Knowledge or Company’s Knowledge, threatened disputes, claims, or proceedings or other Litigation that could affect Management Company Sellers’ title to its interests in Company.

(c)Company’s issuance of the Purchased Equity has been (and will be through the Closing) in compliance in all material respects with Applicable Law, including the Securities Act.
3.2.3Subsidiaries, Fund General Partners, Carried Interest Vehicles and FCP Fund Joint Ventures.
(a)Schedule 3.2.3(a) sets forth a true, correct and complete list of all of the Subsidiaries of Company. Company has good, valid, and marketable title to all of its respective interests in each of the Subsidiaries, as set forth in Schedule 3.2.3(a). The equity interests specified in Schedule 3.2.3(a) constitute the only outstanding ownership interests in the Subsidiaries, and (i) there are no Rights, commitments, agreements or undertakings obligating such Subsidiaries to issue, transfer, sell or redeem any equity interests, and (ii) there are no outstanding options, warrants, Rights, commitments, preemptive rights or agreements of any kind for the issuance of any additional equity interests in such Subsidiaries. There are no Liens affecting the equity interests in the Subsidiaries, and no Company Entity has entered into any Contract to create any such Lien (other than restrictions on transfer under Applicable Securities Laws and/or under applicable Organizational Documents). There are no pending or, to the Selling Parties’ Knowledge or Company’s Knowledge, threatened disputes, claims, proceedings or other Litigation that could affect Company’s title to its interests in the Subsidiaries.
(b)Schedule 3.2.3(b) sets forth a true, correct and complete list of the general partners of each Existing FCP Fund as set forth across from such Existing FCP Fund (the “Fund General Partners”). No Fund General Partner owns any assets (other than the general partnership interests held by such Fund General Partner) or provides any services to the Business (other than serving in the official capacity of general partner of the applicable Existing FCP Funds set forth across from such Fund General Partner as required by Applicable Law) and has delegated the Investment Management Services to the Subsidiary of the Company that is named as the investment manager or investment adviser in the offering documents of such Fund.
(c)Schedule 3.2.3(c) sets forth a true, correct and complete list of each entity that receives Carried Interest from the Existing FCP Fund as set forth across from such entity (the “Carried Interest Vehicles”). No Carried Interest Vehicle owns or has any rights to any assets (other than the right to receive the Carried Interest from the Existing FCP Fund set forth across from such Carried Interest Vehicle, pursuant to and in accordance with the Organizational Document of such Existing FCP Fund) or provides any services to the Business.
(d)Schedule 3.2.3(d) sets forth a true, correct and complete list of each entity that is owned by a direct or indirect Subsidiary of an Existing FCP Fund and a Person unaffiliated with such Existing FCP Fund (the “FCP Fund Joint Ventures”) together with the jurisdiction of the FCP Fund Joint Venture, members or other equity owners in the FCP Fund Joint Venture, and the ownership percentages of such shareholders, members or other equity owners in the FCP Fund Joint Venture. All of the outstanding equity interests of the FCP Fund Joint Ventures that are held of record by a Subsidiary of an Existing FCP Fund that are set forth on Schedule 3.2.3(d) are owned free and clear of all Liens and other Adverse Claims (other than Permitted Liens). Company has made available to Buyer true, complete and correct copies of the Organizational Documents of each FCP Fund Joint Venture. Except as set forth on Schedule 3.2.3(d), (i) none of the Company Entities is obligated to contribute capital or otherwise lend money to any FCP Fund Joint Venture and (ii) to the Selling Parties’ Knowledge or Company’s Knowledge, there are no other equity interests of any FCP Fund Joint Venture that are outstanding or that have been authorized for issuance.

3.2.4No Conflicts. The execution, delivery and performance by Company of this Agreement, and of each other Transaction Document to be executed or delivered by it, and the consummation of the Transactions, will not:
(a)conflict with, or result in a breach of, a provision of such Company’s, any other Company Entity’s, any Existing FCP Fund’s or its Subsidiaries’ or any Joint Ventures Organizational Documents;
(b)materially conflict with, or result in a material breach of, a provision of a Material Contract to which any Company Entity, any Existing FCP Fund or its Subsidiaries or a Joint Venture is a party, or by which any Company Entity or any of its or any Existing FCP Fund’s or its Subsidiaries’ or Portfolio Investment’s assets or properties are bound, including any Contracts for any Indebtedness with respect to a Portfolio Investment, except to the extent that Client Consents are required under Section 4.1.4;
(c)give rise to a right of termination, cancellation, amendment or acceleration of an obligation or loss of a benefit affecting, or result in the imposition of any Liens or give rise to any Adverse Claims on, any Company Entity’s or any Existing FCP Fund’s or its Subsidiaries’ assets (including any Policies), in any material respect; or
(d)subject to the expiration of the waiting period under the HSR Act, violate any Applicable Law in any material respect.
3.2.5Ownership of Assets. The Company Group (including Company and its Subsidiaries) and the Existing FCP Funds and their Subsidiaries have good and marketable title to, or a valid leasehold in, their assets, in each case free and clear of Liens and other Adverse Claims except: (a) Liens for Taxes or assessments or other governmental charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts or leases to which a Company Entity, an Existing FCP Fund, or any of their Subsidiaries, are a party as lessee made in the ordinary course of business; (d) inchoate and unperfected landlords’, workers’, mechanics’ or similar Liens arising in the ordinary course of business, so long as such Liens attach only to equipment, fixtures or real property of the Company Group or the Existing FCP Funds or their Subsidiaries; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory Liens arising in the ordinary course of business; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which a Company Entity or an Existing FCP Funds or one of its Subsidiaries a party; (g) Liens presently existing or hereafter created pursuant to any agreements or commitments evidencing, or entered into by a Company Entity or an Existing FCP Fund or one of its Subsidiaries in connection with, Indebtedness of such Company Entity or such Existing FCP Fund or such Subsidiary to be paid and discharged at Closing or any Indebtedness with respect to a Portfolio Investment; (h) statutory Liens arising in the ordinary course of business; (i) the ownership interests of the lessor or licensor of leased assets or licensed Intellectual Property, the terms of the lease agreement or license and Liens on the ownership interests of the lessor or licensor in such leased assets or licensed Intellectual Property and any non-exclusive licenses granted in the ordinary course of business by the Company Group or any Existing FCP Fund or its Subsidiaries; or (j) Liens created under the governing documents of any member of the Company Group or any Existing FCP Fund or its Subsidiaries (collectively, “Permitted Liens”). The assets owned or leased by the Company Group (including Company and its Subsidiaries) and the Existing FCP Funds and their Subsidiaries, including those subject to Permitted Liens, are sufficient for the continued conduct of the Business in the ordinary course following the Closing of the Transactions. All physical assets owned or leased by the Company Group (including Company and its Subsidiaries) and the Existing FCP Funds and their Subsidiaries are in good operating condition and repair, subject to ordinary wear and tear.

3.2.6Solvency. The Company Group and its Subsidiaries and each Existing FCP Fund and their Subsidiaries are solvent and none of them have made any assignment for the benefit of creditors, nor has any petition in bankruptcy been filed by or against any of them, except with respect to Subsidiaries of Existing FCP Funds where any such exception would not, individually or in the aggregate, be material to the Company Group or any Existing FCP Fund. The Company Group (including each Company Entity and their Subsidiaries) and each Existing FCP Fund are able to pay their debts as they become due in the ordinary course of business, and have adequate capital to conduct their business and meet their obligations as they mature, without the need for any additional capital infusion or restructuring, except with respect to Subsidiaries of Existing FCP Funds where any such exception would not, individually or in the aggregate, be material to the Company Group or any Existing FCP Fund.
3.2.7Consents; Governmental Approvals. Except for (w) filings under the HSR Act or the Antitrust Laws of any Governmental Authority, (x) Consents listed on Schedule 3.2.7, (y) Client Consents listed on Schedule 4.1.4(a), and (z) amendments required to be made to the Company’s Form ADV after the Closing Date to reflect the Transactions, none of the Company Group or the Existing FCP Funds or any of their Subsidiaries need any Governmental Approval or other Consent (including any required from any Person under any Contract that results in Indebtedness with respect to a Portfolio Investment) in connection with Company:
(a)executing and delivering this Agreement and each other Transaction Document to be executed or delivered by them;
(b)performing their obligations under this Agreement and each other Transaction Document to be executed or delivered by them; and
(c)consummating the Transactions.

3.2.8ERISA and Related Matters.
(a)Company Group Employee Benefit Plans:
(i)Schedule 3.2.8(a) sets forth a true, correct and complete list of each Plan. For this purpose “Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each employment, individual consulting, bonus, incentive or deferred compensation, vacation, tuition reimbursement, employee discount, expense reimbursement, severance, termination, retention, change of control, stock option or other equity-based, performance or other employee or retiree benefit or compensation plan, in each case that is maintained or established by a Company Entity for the benefit of any current or former Employee of a Company Entity or the beneficiaries or dependents of such a Person (collectively, the “Plans”).
(ii)The Company has made available to Buyer, with respect to each material Plan and to the extent applicable, true, correct and complete copies of the Plan documents in effect; any trust agreements, insurance contracts or other funding arrangements in effect; the two (2) most recent actuarial reports; any communications relating to any audits, investigations, examinations or other Litigation involving, and any other non-routine communications received from or sent to, the IRS, the Pension Benefit Guaranty Corporation, the DOL or any other Governmental Authority within the past three (3) years; the three (3) most recent IRS Forms 5500 and the related schedules to them; the most recent IRS determination or opinion letter; nondiscrimination, testing and annual limit reports for the prior three (3) years; and the current summary plan descriptions, and any amendments to such documents.
(iii)Each Plan intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter or is entitled to rely on a favorable opinion letter from the IRS as to its qualification under the Code and to the effect that any trust forming a part of the Plan is exempt from taxation under Section 501(a) of the Code. To the Selling Parties’ Knowledge or Company’s Knowledge, nothing has occurred since the date of any such determination letter that has adversely affected, or would reasonably be expected to adversely affect, the relevant Plan’s qualification or tax-exempt status.
(iv)(A) No Plan is subject to Section 302 of ERISA or Section 412 of the Code and none of the Company Entities nor any ERISA Affiliate have any Liability, direct or indirect, with respect to a Plan that is subject to Section 302 of ERISA or Section 412 of the Code; (B) all contributions, premiums and expenses payable to or in respect of any Plan or the operation or administration of a Plan (whether pursuant to the terms of any Plan or required by Applicable Law) relating to a period on or before the date of this Agreement and the Closing Date have been paid or properly accrued; (C) all premiums payable to the Pension Benefit Guaranty Corporation (the “PBGC”) due for any period through the Closing Date have been paid in full, subject only to normal retrospective adjustments in the ordinary course of business, with regard to any applicable Plan; and (D) as of the Closing Date, none of the Plans has unfunded benefit liabilities, as defined in Section 4001(a)(16) of ERISA. Neither any Company Entity nor any ERISA Affiliate has an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, or any liability under Section 4971 of the Code. No waivers of the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA have been requested or obtained by any Company Entity or any ERISA Affiliate with respect to any Plan. No Plan that is subject to Title IV of ERISA has been completely or partially terminated or has been the subject of a “reportable event” as that term is defined in Section 4043 of ERISA (other than events for which the 30-day notice to the PBGC has been waived). No proceeding by the PBGC to terminate any Plan pursuant to Title IV of ERISA has been instituted or threatened. No amendment has been adopted that would require any Company Entity or any ERISA Affiliate to provide security pursuant to Section 307 of ERISA or Section

401(a)(29) of the Code. Neither any Company Entity nor any ERISA Affiliate has any liability for (i) any Lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code or (ii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code.  Except as set forth on Schedule 3.2.8(a)(iv), no Plan provides for any unpredictable contingent event benefit (as that term is defined in Section 302(d)(7)(B) of ERISA or Section 412(1)(7)(B) of the Code).
(v)No Plan is, and none of the Company Entities nor any ERISA Affiliate have any Liability, direct or indirect, with respect to a “multiemployer plan” (as defined in Section 3(37) of ERISA), a “multiple employer plan” (within the meaning of Section 413(c) of the Code) or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).
(vi)No Plan provides life insurance or medical benefits (whether or not insured) with respect to Employees or former Employees of any Company Entity after retirement or other termination of service except as mandated by Applicable Law at the sole cost of the Employee.
(vii)Each of the Plans has been operated and administered in compliance in all material respects with its terms, Applicable Law (including ERISA and the Code) and all applicable collective bargaining agreements. There are no pending, or to the Selling Parties’ Knowledge or Company’s Knowledge, threatened, claims, actions, investigations, proceedings or other Litigation by or on behalf of a Plan, a Governmental Authority, an Employee of any Company Entity or otherwise, involving a Plan or its assets (except routine claims for benefits). There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code that was not exempt under Section 408 of ERISA or regulatory guidance thereunder) with respect to any Plan which would reasonably be expected to result in material Liability. No Plan is currently, or has within the prior three (3) years been, under investigation or audit by any Governmental Authority and to the Selling Parties’ Knowledge or Company’s Knowledge, no such investigation or audit is contemplated or under consideration.
(viii)All Plans that are “nonqualified deferred compensation” arrangements under Section 409A of the Code are in compliance in all material respects with such section and the Treasury Regulations and rulings thereunder, and no service provider to Company is entitled to a Tax gross-up or similar payment for any Tax or interest that may be due under such Sections 409A or 4999 of the Code, and each outstanding option or other equity based award granted by Company is either exempt from Section 409A of the Code or in compliance in all material respects therewith.
(ix)The execution, delivery and performance of this Agreement or any other Transaction Document, and the consummation of the Transactions, will not result in the payment, vesting or acceleration of any benefit under any Plan or give rise directly or indirectly to the payment of any amount that would be characterized as a “parachute payment” within the meaning of Section 280G of the Code.

(b)ERISA and Other Plan Clients:
(i)With respect to each Client or Fund Investor that is (A) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (B) a plan that is subject to Section 4975 of the Code, (C) a plan, such as a governmental plan or a non-electing church plan, that is not subject to ERISA but is subject to laws similar to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, (D) a person acting on behalf of such a Plan or (E) an entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as a “Retirement Client”) the Company Group, in the performance of its relevant services to such Retirement Clients in the last six (6) years, has been in compliance, in all material respects with the applicable requirements of ERISA, the Code, and any federal, state, local or other Applicable Law that is substantially similar to the fiduciary provisions of ERISA or the prohibited transaction provisions of the Code.
(ii)No Company Entity has in the last six (6) years engaged in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code and that has resulted, or is reasonably likely to result, in either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA, or a tax imposed pursuant to Section 4975 of the Code with respect to any Retirement Client.
(iii)Schedule 3.2.8(b)(iii) lists, as of the Base Date, and will list as of three (3) Business Days prior to the Closing Date, each Client that is a Retirement Client.
(iv)None of the Company Entities or the Existing FCP Funds or any of their Subsidiaries is, or has in the last six (6) years been, deemed to hold “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101 (“Plan Asset Regulations”) as modified by Section 3(42) of ERISA.
(v)Company has delivered or made available to Buyer each Contract in effect entered into by the Company Group with a Retirement Client.
(c)None of the Company Entities has in the last six (6) years been the subject of any non-routine audit, proceeding, penalty or enforcement by the DOL or any other Governmental Authority in respect of a violation of any applicable provision of ERISA, Section 4975 of the Code or any federal, state, local or other Applicable Law that is substantially similar to the fiduciary provisions of ERISA or the prohibited transaction provisions of the Code in connection with any services provided by a Company Entity to any Retirement Client or any transaction related to a Retirement Client.
(d)None of the Company Entities (as defined in Department of Labor Prohibited Transaction Exemption 84-14, as amended (“QPAM Exemption”)), to the extent the QPAM exemption is relied upon, or necessary to be relied upon pursuant to the Applicable Law, by the Company Entities, is disqualified under Part I(g) of the QPAM Exemption and no “affiliate” of the Company Entities (as defined in Part VI(d) of the QPAM Exemption) has been subject to such disqualification.

3.2.9Employees and Independent Contractors.
(a)Schedule 3.2.9(a) sets forth a true, correct and complete list of all current Employees of, and individual consultants to, the Company Group (including Company and its Subsidiaries), the employing entity, their date of hire or engagement, position, work location (city and state), total 2024 compensation, current base compensation rate and for employees exempt/non-exempt classification and permanent/temporary employment classification. Schedule 3.2.9(a) identifies any temporary or contract Employees or any other individual who is currently engaged directly by any member of the Company Group to provide services to the Company Group (including Company and its Subsidiaries). Except as set forth in Schedule 3.2.9(a), there are no employment Contracts with any Employee who is listed thereon. To the Selling Parties’ Knowledge or Company’s Knowledge, no officer, Employee, group of Employees or independent contractors of any Company Entity have indicated any plans to terminate employment or engagement with such Company Entity within two (2) years following the Closing Date.
(b)During the previous three (3) years, the Company Group (including each Company Entity and their Subsidiaries) has complied, in all material respects, with all Applicable Laws relating to the hiring of Employees and the employment of labor, including Applicable Laws relating to immigration and citizenship (including proper completion and processing of Forms I-9 for all employees), biometric information, wages, hours, pay equity, human rights, civil rights, equal opportunity, discrimination (including retaliation and harassment), plant closing, safety and health, and collective bargaining. None of the Company Group (including the Company Entities and their Subsidiaries) is delinquent in payments to any of their Employees or independent contractors for any wages, salaries, fees, commissions, bonuses or other compensation for any services performed by them to date or amounts required to be reimbursed to such Employees or independent contractors. There are no actions against the Company Group pending, or to the Selling Parties’ Knowledge or Company’s Knowledge, threatened, to be brought or filed, by or with any Governmental Authority in connection with the employment of any current or former applicant, Employee, consultant or independent contractor of the Company Group (including Company and its Subsidiaries), including any charge, investigation, claim or other Litigation relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, Employee classification, child labor, hiring, promotion and termination of Employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter. The Company Group (including Company and its Subsidiaries) do not have any Liabilities with respect to the misclassification of (i) any individual or Employee as an independent contractor rather than as an Employee, (ii) any Employee leased from another Employer, or (iii) any Employee currently or formerly classified as exempt from overtime wages.
(c)To the Selling Parties’ Knowledge or Company’s Knowledge, no current or former Employee or independent contractor of the Company Group (including Company and its Subsidiaries) is in violation in any material respect of any term of any employment Contract, nondisclosure Contract, common law nondisclosure obligation, fiduciary duty, noncompetition, nonsolicitation, restrictive covenant or other obligations: (i) owed to the Company Group (including Company and its Subsidiaries) or (ii) owed to a third party with respect to such Person’s right to be employed by or engaged by the Company Group (including Company and its Subsidiaries).

3.2.10Labor Matters. No Company Entity is a party to or bound by any collective bargaining or similar Contract or work rules or practices agreed to with any labor unions or labor organizations. There are no labor unions or other labor organizations representing (or purporting or attempting to represent) any Employees of any Company Entity with respect to their employment with a Company Entity and there is not, and there has not been for the past five (5) years, any labor union representing or purporting to represent any Employee of any Company Entity with respect to their employment with a Company Entity, and no labor union or group of Employees is seeking or has sought to organize Employees for the purpose of collective bargaining with respect to their employment with a Company Entity. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or labor dispute affecting any Company Entity or any of its Employees with respect to their employment with a Company Entity.
3.2.11Privacy and Data Security.
(a)The Company Group complies and during the past two (2) years has complied with all contractual commitments that each Company Entity has entered into with respect to the processing of Personal Information (collectively, the “Privacy Commitments”).
(b)Where required by Data Protection Laws, the Company Group has contractually obligated all Data Partners that process Personal Information on behalf of the Company Group to contractual terms relating to the protection and use of Personal Information.
(c)The Company Group’s Employees who at the direction of the Company Group have access to Personal Information in the performance of their job duties for the Company Group have received training regarding information security that is relevant to each Employee’s, contractor’s or personnel’s responsibility within, or services provided to the Company Group, and such Employees, contractors, or personnel’s access to Personal Information.
(d)To the Selling Parties’ Knowledge or Company’s Knowledge, the execution, delivery, and performance of this Agreement, each other Transaction Document and the Transactions do not and will not: (i) conflict with or result in a violation or breach of any Privacy Commitments; or (ii) otherwise prohibit the transfer of Personal Information to Buyer or any of its Affiliates.
(e)Each Company Entity has implemented and at all times during the past five (5) years maintained reasonable and appropriate security measures, plans, procedures, controls, and programs, designed to protect and maintain the security of any Personal Information and to protect such Personal Information against any accidental, unlawful or unauthorized access, use, loss, alteration, destruction, compromise, or other unauthorized disclosure of, or access to Personal Information (a “Security Incident”). None of the Company Entities has experienced any Security Incidents in the past three (3) years that has resulted in any Company Entity being required pursuant to any Privacy Commitment to notify customers, consumers, Employees, Governmental Authority, or any other Person of any Security Incident. In the past two (2) years, no Company Entity has been the subject of any inquiry, investigation, enforcement action or other Litigation of or by any Governmental Authority or other Person with respect to compliance with any Data Protection Law; or received any notice, request, claim, complaint, correspondence or other communication from any Governmental Authority or other Person relating to any Security Incident or violation of any Privacy Commitments.

(f)Each Company Entity maintains insurance coverage concerning liability relating to any unauthorized processing of Personal Information, any Security Incident or any violation of the Privacy Commitments, and in the past three (3) years no claims have been made under such insurance policy.
3.2.12Taxes. Except as set forth on Schedule 3.2.12:
(a)The Company Group (including each Company Entity and their Subsidiaries) and each Existing FCP Fund and its Subsidiaries have duly filed with the appropriate Governmental Authority all of the Tax Returns required to have been filed by them, and such Tax Returns are true, correct and complete in all material respects, including with regard to self-employment income.
(b)The Company Group (including each Company Entity and their Subsidiaries) and each Existing FCP Fund and its Subsidiaries have paid all Taxes they were required to pay, other than those currently payable without penalty or interest.
(c)The Company Group (including each Company Entity and their Subsidiaries) and each Existing FCP Fund and each of its Subsidiaries have withheld and paid over all Taxes required to have been withheld in connection with amounts paid or owing to any Employee, creditor, independent contractor or third party.
(d)To the Selling Parties’ Knowledge or Company’s Knowledge, no Tax Return of any Company Entity, any Existing FCP Fund or its Subsidiaries is currently under audit by any taxing authority.
(e)Neither the IRS nor any other taxing authority has asserted to the Company Group (including any Company Entity or their Subsidiaries), any Existing FCP Fund or its Subsidiaries, in writing, or to the Selling Parties’ Knowledge or Company’s Knowledge, is currently threatening to assert against the Company Group (including any Company Entity or their Subsidiaries), any Existing FCP Fund or any of its Subsidiaries, any outstanding deficiency or claim for additional Taxes, except with respect to any such Person where any such deficiency or claim would not, individually or in the aggregate, be material to such Person.
(f)None of the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary has granted in writing any power of attorney that is currently in force with respect to any Taxes or Tax Returns, other than powers of attorney granted to Company Group employees and employees of accounting firms representing any such Person.
(g)None of the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary has requested an extension of time within which to file any Tax Return that has not since been filed, and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns have been given by or on behalf of the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary (other than, in each case, customary extensions to file tax returns for which no approval is required).

(h)None of Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary is a party to any agreement with any party other than Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary providing for the allocation, sharing or indemnification of Taxes.
(i)No claim has ever been made in writing by any Governmental Authority in a jurisdiction where the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.
(j)The Company Group (including any Company Entity or their Subsidiaries) and any Existing FCP Fund and its Subsidiary have made available to Buyer correct and complete copies of (i) all of their Tax Returns filed within the past five (5) years; (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Authority within the past five (5) years relating to the federal, state, local or foreign Taxes due from or with respect to the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary; and (iii) any closing letters or agreements entered into by the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary with any Governmental Authority within the past five (5) years with respect to Taxes.
(k)None of the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary has ever participated in a “listed transaction” within the meaning of Section 1.6011-4(b) of the Treasury Regulations (or any predecessor provision).
(l)None of the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of federal, state, local, or foreign income Tax law) executed on or prior to the Closing Date; (ii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of federal, state, local, or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; (v) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of the Company Group (including any Company Entity or their Subsidiaries) or any Existing FCP Fund or its Subsidiary from any period ending on or before the Closing Date to any period ending after the Closing Date; or (vi) a change in method of accounting prior to the Closing Date.

3.2.13Financial Statements; No Material Adverse Effect.
(a)Schedule 3.2.13 sets forth true, correct and complete copies of the following financial statements: (i) the unaudited balance sheets of the Company Group as of December 31, 2024, December 31, 2023 and December 31, 2022 and the related unaudited statements of income of the Company Group for the fiscal years ended December 31, 2024, December 31, 2023 and December 31, 2022, and (ii) the unaudited balance sheet of the Company Group as of June 30, 2025 (such balance sheet, the “Latest Balance Sheet” and such date, the “Latest Balance Sheet Date” and such financial statements described in paragraphs (i) and (ii), the “Financial Statements”). The Financial Statements have been prepared in accordance with accrual accounting applied on a consistent basis throughout the period indicated and with other such financial statements and present fairly in all material respects the Company Group’s financial position as of the specified date and results of the Company Group’s operations and cash flows and corresponding changes in the value of equity interests for the specified period, subject, in the case of the interim financial statements, to year-end audit adjustments and the absence of footnotes.
(b)Since December 31, 2024, there has not been any Company Material Adverse Effect.
3.2.14No Undisclosed Liabilities; Indebtedness.
(a)Neither the Company Group (including any Company Entity or their Subsidiaries) nor any Existing FCP Fund or its Subsidiaries have any Liabilities or other obligations of any nature, whether known or unknown, absolute, accrued, fixed, conditional, contingent, determined or determinable, or otherwise and whether due or to become due, except for Liabilities and obligations that:
(i)were specifically disclosed or reserved against on the balance sheet included in the Financial Statements and the Fund Financial Statements;
(ii)were incurred in the ordinary course of business since the Latest Balance Sheet Date;
(iii)are expressly contemplated by this Agreement or any other Transaction Documents or are set forth on the Disclosure Schedule hereto;
(iv)arise under Investment Advisory Contracts entered into in the ordinary course of business after the Latest Balance Sheet Date; or
(v)individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)Schedule 3.2.14(b) contains a true, correct and complete list of all third party Guarantees or Indebtedness entered into or granted by any Company Entity and any Inter-company Guarantees or Indebtedness. Except as set forth on Schedule 3.2.14(b), no Company Entity has any Indebtedness or Guarantee of any obligation of a Person that is not a Company Entity.

3.2.15Contracts. Schedule 3.2.15 sets forth a true, correct and complete list of all written Material Contracts, or a description of any oral Material Contracts, except (a) any Material Contract (other than an Investment Advisory Contract) that does not require payment by any party thereof of more than $35,000, (b) any Material Contract (other than an Investment Advisory Contract) that is terminable by the applicable Company Entity upon ninety (90) days’ notice or less without the payment of any penalty or termination fee, (c) any Material Contract entered into, after the date hereof and prior to Closing, with Buyer or with any other Person in connection with any Transactions contemplated by this Agreement and the other Transaction Documents, (d) any Plan set forth in Section 3.2.8, and (e) any Material Contract entered into by any Company Entity or any Existing FCP Fund or its Subsidiary in the ordinary course of business after the date hereof and prior to the Closing. Company has delivered or made available to Buyer true, correct and complete copies of all Material Contracts (including all exhibits, schedules and amendments) required to be listed on Schedule 3.2.15. As used herein, the term “Material Contract” means the following types of Contracts to which a Company Entity or an Existing FCP Fund or one of its Subsidiaries is a party or legally bound, provided that, notwithstanding the foregoing or any contrary provision contained in this Agreement, “Material Contracts” shall not include, and expressly exclude, any property level and/or investment level Contracts of the Subsidiaries of any Existing FCP Funds (the “Portfolio Investment Contracts”):
(i)Contracts for performing services (including current fee schedules) that involve (A) the management of an investment account or other Fund (or portions thereof or a group of investment accounts or other Funds), (B) the giving of advice with respect to the investment and/or reinvestment of assets or Funds (or any group of assets or Funds), or (C) otherwise acting as an “investment adviser” (whether as adviser, subadviser or otherwise) within the meaning of the Advisers Act or otherwise providing Investment Management Services (“Investment Advisory Contracts”).
(ii)electronic trading Contracts;
(iii)Contracts for selling or promoting investment advisory or investment management services;
(iv)custody Contracts, transfer agent Contracts, accounting services Contracts, member services Contracts and similar agreements;
(v)Contracts for distributing the shares of the Existing FCP Funds (including selling agent, placement agent and similar agreements);
(vi)“soft dollar” Contracts;
(vii)employment (excluding offers of at-will employment) and consulting Contracts;
(viii)mortgages, indentures, security agreements, letters of credit, loan Contracts and other Contracts, Guarantees and instruments relating to borrowing money or extending credit, or which create or authorize a Lien;

(ix)licenses and Contracts under which (A) a Company Entity or an Existing FCP Fund or its Subsidiaries is permitted by any Person to use Intellectual Property material to the Business (except for off the shelf commercially available software having a price per copy or year of less than $20,000 that is subject to a shrink wrap or similar unilateral license) or (B) a Company Entity or an Existing FCP Fund or its Subsidiaries permits a Person to use any Intellectual Property of such Company Entity or such Existing FCP Fund or such Subsidiaries material to the Business (except for non-exclusive licenses to a service provider solely for the purpose of allowing such service provider to provide services to such Company Entity or such Existing FCP Fund or such Subsidiaries);
(x)Contracts involving payments based on a Company Entity’s or an Existing FCP Fund’s or its Subsidiaries’ profits or revenues;
(xi)joint venture and similar Contracts;
(xii)stock purchase Contracts, and other purchase, acquisition or divestiture Contracts;
(xiii)Contracts between a Company Entity or an Existing FCP Fund or its Subsidiaries on the one hand and any Affiliate of a Company Entity or an Existing FCP Fund or its Subsidiaries on the other hand;
(xiv)any restrictive covenant contained in any Contract for leased real property leased by a Company Entity that restricts the use of such property;
(xv)service Contracts for the Business, including Contracts (A) to develop proprietary software and (B) for duplication, document production and other office services, in each case, with annual payments in excess of $35,000;
(xvi)any Contract that restricts any Company Entity or would restrict any Company Entity following the consummation of the Transactions, from competing in any line of business with any Person, soliciting any client or business from any Person, or using or employing the services of any Person, other than confidentiality and similar agreements entered into in the ordinary course of business;
(xvii)any Contract to acquire equipment or any commitment to make capital expenditures of $35,000 or more;
(xviii)any indemnification Contract, Guarantee to the extent not covered by clause (viii) above, or similar Contract; and
(xix)any other Contracts that (A) involve payment obligations of more than $35,000 per year or are not cancelable at will without penalty by a Company Entity or an Existing FCP Fund or its Subsidiaries upon ninety (90) days’ notice or less, or (B) are material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of a Company Entity or an Existing FCP Fund or its Subsidiaries (including the Business).

(xx)any Contracts with the investors of any Existing FCP Fund, including any side letters, subscription agreements with investors of the Existing FCP Funds of which a true, correct and complete copy of such form of subscription agreement has been made available to Buyer and which is substantially similar to the execution versions of the subscription agreements entered into with the Existing FCP Funds and investors in such Existing FCP Funds (other than the inclusion of investor specific personal information); and
(xxi)any Contract pursuant to which a Company Entity has made an investment in an unaffiliated Person.
(xxii)None of the Company Entities nor the Existing FCP Funds or any of its Subsidiaries are subject to a competitive restriction in a Contract binding any Company Entity, Existing FCP Fund or any of its Subsidiaries that would prevent Buyer or its Subsidiaries from conducting their Investment Management Services and other businesses in a substantially similar manner to which such businesses are conducted on the date of this Agreement or the Closing Date.
Each Material Contract and Portfolio Investment Contract to which a Company Entity or an Existing FCP Fund or its Subsidiary is legally bound (1) has been duly authorized, executed and delivered by the applicable Company Entity or Existing FCP Fund or its Subsidiary and, to the Selling Parties’ Knowledge or Company’s Knowledge, each other party to it; and (2) is in full force and effect and constitutes the valid and legally binding obligation of the applicable Company Entity or Existing FCP Fund or its Subsidiary and, to the Selling Parties’ Knowledge or Company’s Knowledge, each other party to it, enforceable against the applicable Company Entity or Existing FCP Fund or its Subsidiary and, to the Selling Parties’ Knowledge or Company’s Knowledge, each other party to it in accordance with its terms (such enforceability being subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law). No Company Entity or Existing FCP Fund or any of their Subsidiaries is in material breach or default under any such Material Contract or Portfolio Investment Contract. There does not exist under any Material Contract or Portfolio Investment Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute an event of default under it on the part of any Company Entity or Existing FCP Fund or any Subsidiary or, to the Selling Parties’ Knowledge or Company’s Knowledge, on the part of any other party to it.
3.2.16Intellectual Property.
(a)Schedule 3.2.16(a) sets forth a true, correct and complete list of (i) all patents, trademarks, service marks, trade names, trade dress, copyrights, internet domain names and other Intellectual Property registered or recorded with a Governmental Authority in the name of a Company Entity or an Existing FCP Fund or its Subsidiaries and all applications therefor and (ii) all unregistered trademarks, service marks, trade names, trade dress and internet domain names otherwise owned by the Company Group or any Existing FCP Fund or its Subsidiaries material to the Business and all applications therefor.
(b)No member of the Company Group nor any Existing FCP Fund or its Subsidiaries has developed any software with respect to the operation of the Business. Except to the extent set forth on Schedule 3.2.16(b), the Company Group, and, as applicable, each Existing FCP Fund or its Subsidiaries owns or has permission to use all other patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes and other Intellectual Property used in the ordinary course of the operation of its business as presently conducted (and conducted through the Closing) (including the Business) and have the right to convey by sale or license any Intellectual Property so conveyed.
(c)Every current and former officer, director, Employee, independent contractor, agent and other Representatives of the Company Group who has materially participated in the development of Company Group Intellectual Property material to any member of Company Group, any FCP Fund or its Subsidiaries, or the Business is a party to a Contract which requires such officer, director, Employee, independent contractor, agent or other Representatives to assign any interest in any Company Group Intellectual Property to the applicable Company Entity (except to the extent ownership vests by operation of law) and to keep confidential any trade secrets, proprietary data, customer information, or other business information of the Company Group, and, to the Selling Parties’ Knowledge or Company’s Knowledge, no such officer, director, Employee, independent contractor, agent or other Representatives is party to any Contract with any Person other than a Company Entity which requires such officer, director, Employee, independent contractor, agent or other Representatives to assign any interest in any Company Group Intellectual Property to any Person other than a Company Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than the Company Group.
(d)The Company Group has taken commercially reasonable precautions consistent with practices in its industry to maintain the confidentiality of the Company Group’s confidential information and trade secrets.
(e)Except as set forth on Schedule 3.2.16(e), no claims are pending, or, to the Selling Parties’ Knowledge or Company’s Knowledge, threatened against any Company Entity by any Person regarding the Company Group’s or any Existing FCP Fund’s or its Subsidiaries’ ownership or use of any such patents, trademarks, trade names, copyrights, technology, know-how, processes or other Intellectual Property, or challenging or questioning the validity, use, enforceability, or effectiveness of any such license, Contract or Intellectual Property.
(f)Except as set forth on Schedule 3.2.16(f), no Company Entity nor any Existing FCP Fund or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the ownership, use or transfer of the patents, trademarks, trade names, copyrights, technology, know-how, processes or other Intellectual Property of the Company Group or the Existing FCP Funds or its Subsidiaries, or which may effect the validity, use, enforceability or effectiveness of such Intellectual Property.
(g)Except as set forth on Schedule 3.2.16(g), to the Selling Parties’ Knowledge or Company’s Knowledge, the Company Group’s ownership or use of any such patents, trademarks, trade names, copyrights, technology, know-how, processes, trade secrets and other Intellectual Property does not misappropriate, violate or otherwise infringe the intellectual property rights of any Person or violate Applicable Law.

(h)Except as set forth on Schedule 3.2.16(h), to the Selling Parties’ Knowledge or Company’s Knowledge, there is no actual or alleged or occurring infringement, misappropriation or unlawful or unauthorized use of the patents, trademarks, trade names, copyrights, technology, know-how, processes or other Intellectual Property of the Company Group or Existing FCP Funds or its Subsidiaries.
3.2.17Federal and State Securities Laws.Except as set forth on Schedule 3.2.17:
(a)Company has, at all times since March 30, 2012, been registered as an investment adviser under the Advisers Act and no other Company Entity is required to be registered as an investment adviser under the Advisers Act except for relying advisers noted in the Company’s Form ADV. Except for such registration and the registrations listed on Schedule 3.2.17, no Company Entity nor any of its officers or Employees (in respect of the Business) is, or is required to be, registered or appointed as an investment adviser, investment adviser representative, solicitor, broker-dealer, broker-dealer agent, commodity pool operator, commodity trading adviser, registered representative, sales person or transfer agent with the SEC or other Governmental Authority in connection with the services performed by that Person on behalf of the Company Group.
(b)Company and each other Company Entity, as applicable, and each Existing FCP Fund and its Subsidiaries have filed: (i) in all material respects, all registrations, applications, reports, statements, notices and other filings required to be filed with the SEC; and (ii) all registrations, application, reports, statements, notices and other filings required to be filed with FINRA, state securities authorities and any other Governmental Authority, other than failures to file that would not reasonably be expected to have a Company Material Adverse Effect. The material filings made by Company and each other Company Entity since the Lookback Date (“Regulatory Filings”) were prepared in all material respects in accordance with Applicable Securities Law and other Applicable Laws and, to the Selling Parties’ Knowledge or Company’s Knowledge, did not when filed contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in them not misleading in light of the circumstances under which they were made. Company has provided or made available to Buyer true, correct and complete copies of all of the Regulatory Filings since the Lookback Date.
(c)The Company Group’s Form ADV (Part 1 and Part 2A/B, and brochure supplements required under Part 2B) has at all times been, and is as of the date hereof, true and correct in all material respects and is in material compliance with the applicable requirements of the Advisers Act and other Applicable Law. The Company Group has designated a chief compliance officer responsible for administering the Compliance Policies. Each “supervised person” of the Company Group (as defined under the Advisers Act) has executed an acknowledgement within the past twelve (12) months that he or she has received the Compliance Policies (including the code of ethics and written policy on insider trading). Since the Lookback Date, the Company Group’s chief compliance officer has conducted an annual compliance review of the Company Entity each year in accordance with Rule 206(4)-7 under the Advisers Act and SEC standards.
(d)No exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requested pending therefor, by or with respect to the Company Group, the Existing FCP Funds or their Subsidiaries or the Company Group’s directors, managers, officers, Employees, agents and other Representatives with respect to the Business.

(e)Except for routine examinations conducted by the SEC or any other Governmental Authority, (i) since the Lookback Date, no Governmental Authority has, to the Selling Parties’ Knowledge or Company’s Knowledge, initiated any administrative proceeding, examination, inquiry or investigation into the Business or operations of any Company Entity or FCP Fund or its Subsidiaries and (ii) to the Selling Parties’ Knowledge or Company’s Knowledge, there are no unresolved violations or exceptions raised by any Governmental Authority with respect to any Company Entity or FCP Fund or its Subsidiaries. Company has delivered or made available to Buyer copies of all material correspondence between the Company Group or the FCP Fund or its Subsidiaries and the SEC, any State regulatory authority or other Governmental Authority since the Lookback Date relating to any administrative proceeding, examination, inquiry or investigation by the SEC or other Governmental Authority with respect to the Company Group’s or each Existing FCP Fund’s or its Subsidiaries’ compliance with Applicable Securities Law and other Applicable Laws. To the Selling Parties’ Knowledge or Company’s Knowledge, no Company Entity or Existing FCP Fund or its Subsidiaries, nor any of its respective managers, directors, officers, Employees or other Representatives (in their capacities as such on behalf of such Company Entity or such Existing FCP Fund or its Subsidiaries) has been enjoined, indicted, convicted or made the subject of any administrative proceeding, examination, inquiry or investigation (excluding routine examinations by regulatory or self-regulatory organizations), disciplinary proceedings, consent decrees, or administrative orders or other Litigation on account of a material violation (or alleged material violation) of Applicable Securities Law or other Applicable Law.
(f)The Company Group, or, as applicable, FCP Funds or its Subsidiaries, has adopted and implemented written policies and procedures reasonably designed to detect, prevent and remedy violations of the Advisers Act and other Applicable Securities Laws and the rules and regulations promulgated thereunder. Company has given or made available to Buyer true, correct and complete copies of such policies and procedures, as well as copies of all annual reviews of such policies and procedures provided to management. Since the Lookback Date, except as reported and documented in accordance with the compliance policies and procedures of the Company Group, there have been no material violations of such policies and procedures (or any similar policies and procedures in effect prior to the effective dates of the above provisions, rules and regulations) by any Company Entity or Existing FCP Fund or its Subsidiaries or, to the Selling Parties’ Knowledge or Company’s Knowledge, their officers, directors, managers, Employees, or other supervised persons or access persons. To the Selling Parties’ Knowledge or Company’s Knowledge, no Company Entity has accepted any advisory fees from a “government entity” after Company or such other Company Entity or any “covered associate” of such Company or such other Company Entity had made a “contribution” or “coordinated” or “solicited” a “contribution” to an “official” of that “government entity” (as such terms are defined in Rule 206(4)-5 under the Advisers Act).
(g)No Company Entity nor, to the Selling Parties’ Knowledge or Company’s Knowledge, any “person associated with an investment adviser” (as defined in the Advisers Act and applied to Company and, for the avoidance of doubt, including each Management Company Seller and each Selling Principal) is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as a person associated with an investment adviser, or pursuant to Rule 204-3 under the Advisers Act to serve as a solicitor, and has not been the subject of any legal or disciplinary event that must be disclosed to clients pursuant to Rule 206(4)-4 under the Advisers Act. Company is not precluded from acting as a fiduciary by operation of Section 411 of ERISA. There is no judicial or administrative action, suit, proceeding, investigation or other Litigation, pending or, to the Selling Parties’ Knowledge or Company’s Knowledge, threatened that could reasonably be expected to result in Company (or, to the Selling Parties’ Knowledge or Company’s Knowledge, any Affiliated Person of Company or any “person associated with an investment adviser” as contemplated above) becoming ineligible to serve in such positions or capacity or requiring disclosure to Company Group’s Clients or Fund Investors. To the Selling

Parties’ Knowledge or Company’s Knowledge, no Company Entity nor any of their respective general partners or managing members, or, any of their respective directors, executive officers, or other officers or other Representatives that would participate in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act (A) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1) under the Securities Act (“Disqualification Events”) or (B) under any pending or threatened proceedings, investigation or other Litigation that could result in a Disqualification Event.
(h)The Company Group maintains compliance with Rule 206(4)-2 under the Advisers Act regarding custody of client funds and securities, and maintains all books and records required under Rule 204-2 under the Advisers Act in the form and manner required by such rule.
(i)Since January 1, 2020, each Company Entity has satisfied its duty of best execution for all Clients for whom it exercises trading discretion. The receipt of all soft dollar brokerage and research services by any Company Entity qualifies for the safe harbor afforded by Section 28(e) of the Exchange Act.
3.2.18Clients and Fund Investors.
(a)Schedule 3.2.18(a) contains a true, correct and complete list, as of June 30, 2025 (the “Base Date”), and will contain a true, correct and complete list as of the date of the Company’s most recent routine reporting date prior to the Closing Date, of the Company Group’s Clients and Fund Investors and, for each Client (including each Existing FCP Fund) and Fund Investor as of the Base Date:
(i)the Client’s or Fund Investor’s name;
(ii)for a Client, the amount of assets of such Client under management by the Company Entities as of the Base Date determined in accordance with the applicable documentation governing the relationship with such Client, and for a Fund Investor, the amount invested and committed to each applicable Existing FCP Fund;
(iii)the fee schedule for each Client (and whether the fee is a fixed fee, an asset-based fee, a fulcrum fee, a performance fee or other arrangement);
(iv)the annualized management fees and performance fees (excluding Carried Interest) payable to the Company Entities calculated as the fee schedule set forth in (iii) above for such Client applied to the assets under management set forth in clause (ii) above for such Client; and

(v)the manner of Consent required from such Client to consummate the Transactions.
Except for the Persons listed on Schedule 3.2.18(a), no Company Entity provides Investment Management Services or Other Services to, nor receives any investment advisory fee, subadvisory fee, performance fee, profit participation, equity return or other income from, any Person. Except as included on Schedule 3.2.18(a), all Investment Management Services and Other Services provided by the Company Entities to the Clients are discretionary and through a direct adviser relationship (and not as a subadviser).
Except as disclosed on Schedule 3.2.18(a), no dispute exists or, to the Selling Parties’ Knowledge or Company’s Knowledge, is threatened by or between any Company Entity and any Client or any Fund Investor.
(b)Each Company Entity and, to the Selling Parties’ Knowledge or Company’s Knowledge, each Client is in compliance with the terms and conditions of each Client’s Investment Advisory Contract to which it is a party.
(c)Schedule 3.2.18(c) sets forth a true, correct and complete list of each Existing FCP Fund. Each Existing FCP Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now conducted and is qualified to do business in each jurisdiction where it is required to do so under Applicable Law.
(d)No Company Entity acts as investment adviser, subadviser, distributor, administrator, fund accountant, custodian, service provider, sponsor, manager, general manager, member, managing member or trustee of any “investment company” or “business development company”, as defined in the Investment Company Act, that, and no Existing FCP Fund is registered under the Investment Company Act (or is required to be so registered). Except for the Existing FCP Funds, no Company Entity acts as investment adviser, subadviser, distributor, administrator, fund accountant, custodian, service provider, sponsor, manager, general manager, member, managing member or trustee or of any pooled or other investment vehicle.
(e)The offerings and sales of the interests in the Existing FCP Funds complied, in all material respects, with Applicable Securities Law and other Applicable Law. The offering documents (including offering memoranda, private placement memoranda, offering circulars, supplemental advertising, and marketing material of the Existing FCP Funds, or amendments or supplements to any of them) with respect to offerings and sales of interests in the Existing FCP Funds complied with Applicable Law.
3.2.19Environmental Matters.
(a)The Company Group and the Existing FCP Funds and their Subsidiaries are and at all times have been in compliance in all material respects with the Environmental Laws relating to their businesses and to their properties and assets (including properties and assets currently or formerly owned, leased or used by the Existing FCP Funds and their Subsidiaries) and the lease, use and ownership of those properties and assets. No material violation of such Environmental Laws by the Company Group or the Existing FCP Funds or

their Subsidiaries has been alleged in writing or, to the Selling Parties’ Knowledge or Company’s Knowledge, threatened.
(b)To the Selling Parties’ Knowledge or Company’s Knowledge, neither the Company Group nor the Existing FCP Funds nor their Subsidiaries are subject to any material Liability or other material obligation in connection with environmental conditions, including the presence or release of Hazardous Substances, relating to the Company Group’s or the Existing FCP Fund’s or their Subsidiaries’ properties and assets (including those currently or formerly owned, leased or used by the Existing FCP Funds and their Subsidiaries).
(c)Company has made available to Buyer true, correct and complete copies of all material documents (including any environmental site assessments, compliance audits, studies, inspections, reports, notices of violation, or other allegations of noncompliance or Liability) in its possession relating to compliance by the Company Group with Environmental Laws or environmental conditions relating to the Business, or the Company Group’s or the Existing FCP Fund’s or their Subsidiaries’ properties and assets (including those currently or formerly owned, leased or used by the Existing FCP Funds or their Subsidiaries).
3.2.20Litigation. There is, and since the Lookback Date, there has been, no judicial, arbitral or administrative action, suit, proceeding, investigation or other Litigation pending, or to the Selling Parties’ Knowledge or Company’s Knowledge, threatened against a Company Entity or an Existing FCP Fund or its Subsidiaries, or, to the Selling Parties’ Knowledge or Company’s Knowledge, any of their respective directors, officers, Employees or other Representatives (acting in such capacity), other than ordinary course claims at the Portfolio Investment level. There are, and since the Lookback Date there have been, no outstanding judgments, decrees, injunctions, stipulations or orders in favor of a Company Entity or an Existing FCP Fund or its Subsidiaries. There are no consent decrees, settlements or similar arrangements entered into with a Governmental Authority or other Person by a Company Entity or an Existing FCP Fund or its Subsidiaries that are still in effect, or were in effect since the Lookback Date.
3.2.21Compliance with Laws.
(a)The Company Group and the Existing FCP Funds and their Subsidiaries (and, to Selling Parties’ Knowledge or Company’s Knowledge, each of their respective directors, managers, officers, Employees, agents and other Representatives acting in such capacities) are, and have been since the Lookback Date, in compliance with, in all material respects, and, since the Lookback Date, have not received written notice of a material violation of, Applicable Laws applicable to any of them or their respective businesses (including the Business), including any Applicable Law imposing fiduciary duties.
(b)The material Governmental Approvals needed to conduct the Business and the operations of the Existing FCP Funds and their Subsidiaries have been duly obtained and are in full force and effect. There are no proceedings or other Litigation pending (or, to the Selling Parties’ Knowledge or Company’s Knowledge, threatened) that could reasonably be expected to result, nor will entering into the Transactions reasonably be expected to result, in the revocation, cancellation or suspension, or any adverse modification, of a Governmental Approval applicable to the Company Group or any Existing FCP Fund or its Subsidiaries.

(c)Neither the Company Group or the Existing FCP Funds or their Subsidiaries, nor any of the Management Company Sellers, nor any Employee acting on behalf of any of the foregoing, (i) is currently the subject or the target of any Sanctions, (ii) is located, organized or resident in a country, territory or geographical region that is itself the subject of Sanctions or whose government is the subject or target of Sanctions, (iii) is named in any Sanctions-related list maintained by a Governmental Authority, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (iv) is by public designation of the United Nations Security Council, the European Union, His Majesty’s Treasury, or other equivalent, applicable Governmental Authority, the subject or target of any Sanctions, (v) is a Person with which any United States person is prohibited from dealing or otherwise engaging in any transaction by any Applicable Law, (vi) is owned or controlled by Persons described in clauses (i) through (v) or is otherwise the subject of Sanctions, or (vii) conducts any business or engages in, or has conducted any business or engaged in, making or receiving any contribution of goods, services or money to or for the benefit of any Person, or in any country, territory or geographic region, that is the subject of Sanctions, other than in compliance with Sanctions Applicable Laws. No proceedings or other Litigation by or before any Governmental Authority with respect to any such Sanctions is pending or, to the Selling Parties’ Knowledge or Company’s Knowledge, threatened.
(d)Each Company Entity and each Existing FCP Fund and its Subsidiaries (i) has timely filed, in all material respects, all required reports under the Corporate Transparency Act, as amended, and any rules and regulations promulgated thereunder, as amended, with the appropriate Governmental Authority and (ii) has at all times been in compliance in all material respects with the Corporate Transparency Act, as amended, and any rules and regulations promulgated thereunder, as amended.
3.2.22No Governmental Authority Investigations or Penalties. Except as disclosed in Schedule 3.2.22, none of the Company Entities or Existing FCP Funds or their Subsidiaries nor, to the Selling Parties’ Knowledge or Company’s Knowledge, any of their respective directors, officers, Employees or other Representatives (acting in such capacity) has been enjoined, indicted, convicted or made the subject of a disciplinary proceeding, consent decree, or administrative order or other Litigation on account of a material violation of Applicable Law, including Applicable Securities Law (excluding summary traffic offenses).
3.2.23Affiliate Transactions. Except as set forth in: (x) Schedule 3.2.23, and/or (y) the respective Organizational Documents of the Company, each Existing FCP Fund and/or each of their respective Subsidiaries, (a) there is no Contract between any Selling Parties, any current or former directors, managers, officers or Employees of the Company Group, or any of their respective Affiliates or Immediate Family Members, on the one hand, and Company or its Subsidiaries, or any Existing FCP Fund or its Subsidiaries, on the other hand (any such Contract, an “Affiliate Agreement”), and (b) none of the Selling Parties, none of the current or former directors, managers, officers or Employees of the Company Group, nor any of their respective Affiliates or Immediate Family Members (i) owns any asset, property or right, tangible or intangible, which is used by Company or any of its Subsidiaries, (ii) is a party to any Contract with Company or its Subsidiaries, (iii) has any loan outstanding from Company or its Subsidiaries, any current or former directors, managers, officers or Employees of Company or its Subsidiaries, or any of their respective Affiliates, or any loan outstanding from Company to any Selling Party, any current or former directors, managers, officers or Employees of Company or any of its Affiliates other than the loans and payables between Company and Selling Parties disclosed on the Financial Statements, (iv) provides, or has provided within the last twelve (12) months, services to Company or any of its Subsidiaries other than in the capacity of an Employee, officer, director or manager or (v) has paid or received any payments either to or from either of Company or its Subsidiaries (other than the payment of distributions by Company and the payment of any compensation or benefits).
3.2.24Governmental Filings and Other Consents. The disclosure of information or data that describes the Selling Parties, Company, its Affiliates, the Business or any Existing FCP Fund or its Subsidiaries, or any of their business operations or plans: (a) which is included in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto, filed with any Governmental Authority or provided to any Client, Fund Investor or other Person upon and after the date of this Agreement; and (b) required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transactions, was made in material compliance with Applicable Laws and to the Selling Parties’ Knowledge or Company’s Knowledge does not contain, at the time any such filing, notice, Consent or other document, or any amendments or supplements thereto, becomes effective or is filed with any Governmental Authority or provided to any Client, Fund Investor or other Person, any untrue statement of any material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in light of the circumstances under which they are made.
3.2.25Insurance.
(a)Schedule 3.2.25 contains a true, correct and complete list of the liability, property and casualty, workers’ compensation, directors’ and officers’ liability, errors and omissions, key man, surety bonds, and other insurance Contracts (the “Policies”) entered into by a Company Entity or FCP Fund or its Subsidiaries and currently in effect that insure the Business or the managers, officers, Employees, trustees or directors of the Company Group or the Existing FCP Funds or their Subsidiaries. The Policies are adequate to protect the Business, Company Entities or Existing FCP Funds or their Subsidiaries as conducted or operated before the Closing and in amounts customarily carried by Persons conducting businesses similar in size and scope to the Business, Company Entities or Existing FCP Funds or their Subsidiaries. Company has provided or made available to Buyer true, correct and complete copies of all Policies.
(b)Except as set forth in Schedule 3.2.25, since the Lookback Date, no Company Entity nor any Existing FCP Fund nor any of its Subsidiaries has made any insurance claim under any Policies (or other insurance Contracts or bonds in effect at the time) above $50,000 in any particular case or above $200,000 in the aggregate.

(c)The Policies are valid and binding, in full force and effect, and enforceable against the policy holders according to their terms and conditions, and no default has been committed by any Company Entity or Existing FCP Fund or its Subsidiaries, or to the Selling Parties’ Knowledge or Company’s Knowledge, the insurer, under any of the Policies. All premiums due and payable under the Policies have been paid, the Company Entities and, as applicable, FCP Funds and their Subsidiaries are otherwise in compliance in all material respects with the terms and conditions of those Policies.
3.2.26Conduct of the Business.
(a)Since December 31, 2024, each Company Entity and each Existing FCP Fund and its Subsidiaries has carried on its business in the ordinary course. Except as set forth on Schedule 3.2.26, since December 31, 2024, no Company Entity or Existing FCP Fund or its Subsidiaries has taken or omitted to take any action that, if it occurred between the date of this Agreement and the Closing, would breach Section 4.1.1 hereof.
(b)No Company Entity or Existing FCP Fund or its Subsidiaries has, directly or indirectly, given or agreed to give (or authorized any director, manager, officer, Employee or other Representative to give or agree to give), and no director, manager, officer, Employee or other Representative of any Company Entity or Existing FCP Fund or its Subsidiaries has given, any gift or similar benefit to any Governmental Authority or other Person (including any Client or Fund Investor) who is or may be in a position to help or hinder the Business or any Existing FCP Fund or its Subsidiaries which (i) violated, or was for the purposes of concealing a violation of, Applicable Law and (ii) subjected or could reasonably be expected to subject any Company Entity or any Existing FCP Fund or its Subsidiaries to any damage, penalty or other Liability in any civil, criminal, administrative or regulatory proceeding or other Litigation.
3.2.27Offices. Schedule 3.2.27 contains a true, correct and complete list of the headquarters location of the Company Group and the location of each of the other offices maintained and operated by the Company Group. Except as stated on Schedule 3.2.27, the Company Group does not maintain any other office or conduct business at any other location (other than as it relates to any employees or other personnel who work from home or remote locations).
3.2.28Real Property.
(a)The Company does not own any real property. Schedule 3.2.28 contains a true, correct and complete list of all of the leases, subleases, licenses or other Contract of real property (collectively, the “Company Leased Property”) to which a Company Entity is a party or by which it is bound, together with all amendments, renewals, extensions, modifications, supplements and guaranties thereto (each, a “Company Lease” and, collectively, the “Company Leases”), including, for each Company Lease and Company Leased Property, the street address, the approximate rented square footage, base monthly rental amount, security deposit (if any) and scheduled lease expiration date. Except as set forth on Schedule 3.2.28, the Company Group (i) is not in breach or default under any of the Company Leases to which it is a party, and (ii) has not subleased, licensed or otherwise granted any Person the right to use or occupy any of the Company Leased Property or any portion thereof. The Company Group has not received any notice that either the whole or any portion of any of the Company Leased Property is to be condemned, requisitioned or otherwise taken by any public authority. No Company Entity has received notice of, nor to the Selling Parties’ Knowledge or Company’s Knowledge, are there any public improvements that will be made that may result in special assessments against or otherwise adversely affect any of the Company Leased Property.

(b)The Existing FCP Funds do not directly own any real property. Schedule 3.2.28(b) sets forth a true, correct and complete list of all real property to which a Subsidiary of the Existing FCP Funds has a direct ownership interest in, including through the Joint Ventures (“Fund Real Property Investments”), and sets forth for each such Fund Real Property Investment: (i) the name of the fee owner of such property, (ii) the address thereof, (iii) the percentage ownership of each Fund Real Property Investment such Subsidiary owns, and (iv) the name of any joint venture partner that directly or indirectly owns such Fund Real Property Investment.
(c)Except as set forth on Schedule 3.2.28(c), (i) the Subsidiary of the Existing FCP Fund that owns the Fund Real Property Investments has good and marketable indefeasible fee simple title to the Fund Real Property Investments and to all of the buildings, structures and other improvements thereon, free and clear of all Liens and other Adverse Claims, other than any Permitted Liens, and (ii) there are no outstanding agreements, options, rights of first offer, rights of first refusal or other Contracts on the part of any Person to purchase such Fund Real Property Investments.
3.2.29Accounts Receivable. Subject to any reserves in the Financial Statements, the accounts receivable shown on the Latest Balance Sheet and all such accounts receivable arising subsequent to the Latest Balance Sheet Date:
(a)are valid;
(b)have arisen solely out of bona fide performance of services and other business transactions in the ordinary course of business; and
(c)are not subject to valid defenses, set-offs or counterclaims.
To the Selling Parties’ Knowledge or Company’s Knowledge, Company has no reason to believe that such accounts receivable will not be collected in accordance with its terms at their recorded amounts, subject only to any reserve for doubtful accounts on those Financial Statements.
3.2.30Performance and Advertising.
(a)The calculation of performance of the Existing FCP Funds is (and will continue to be through the Closing) accurate and has been (and will continue to be through the Closing) calculated at all times in compliance with Applicable Law. The Company Group has maintained (and will continue to maintain through the Closing) all books and records necessary or required under Applicable Law to calculate performance, and justify the performance calculations, for the Existing FCP Funds.

(b)All marketing, advertising and distribution materials, disclosures and practices prepared, used, filed or implemented by the Company Group in managing and marketing the Existing FCP Funds and otherwise operating the Business have complied in all material respects, with Applicable Laws, and to the Selling Parties’ Knowledge or Company’s Knowledge, all such marketing, advertising and distribution materials and disclosures have not contained any untrue statement of a material fact or omit to state a material fact necessary to make the statements in them not misleading in light of the circumstances under which they were made.
3.2.31Additional Existing Fund Representations and Warranties.
(a)Each Existing FCP Fund (i) has, since the Lookback Date, complied in all material respects with its investment policies and restrictions set forth in its offering documents and governing documents then in effect and (ii) is currently in compliance in all material respects with its investment policies and restrictions set forth in its offering documents and governing documents. The value of the net assets of each Existing FCP Fund has been determined since the Lookback Date and is being determined using portfolio valuation methods that comply with the methods described in its offering documents and governing documents then in effect or currently in effect, as applicable.
(b)All outstanding shares or units of each FCP Private Fund have been issued and sold in compliance in all material respects with all Applicable Laws. Company has made available to Buyer true, correct and complete copies of the governing documents for each FCP Private Fund. Each such governing document is in full force and effect and there has not been since the Lookback Date any material violation thereof by any Company Entity, any FCP Private Fund, any Management Company Seller, or, to the Selling Parties’ Knowledge or Company’s Knowledge, any third party.
(c)As to each Existing FCP Fund, there has been in full force and effect an Investment Advisory Contract at all times that Company was performing Investment Management Services for such Existing FCP Fund. No Existing FCP Fund has an investment adviser, a general partner, managing member or equivalent Person other than Company or one of its Subsidiaries.
(d)Schedule 3.2.31(d) sets forth a true, correct and complete list of all the ownership, profit or other interests held, directly or indirectly, by a Selling Party or any of their respective Affiliates or Immediate Family Members, that are authorized and that are issued by an Existing FCP Fund and then outstanding.
(e)No exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, nor are any requests pending therefor, by or with respect to the Existing FCP Funds or their Subsidiaries.
(f)No Person other than Company or its Subsidiaries or their current or former Employees is entitled or obligated to directly or indirectly fund any portion of the general partner or sponsor capital commitment to an Existing FCP Fund or its Subsidiaries.
(g)To the Selling Parties’ Knowledge or Company’s Knowledge, no Fund Investor is soliciting or requesting that the general partner or manager (or equivalent) of the applicable Fund be removed as general partner or manager (or equivalent) of such Existing FCP Fund or that the investment period of such Existing FCP Fund terminate other than in accordance with its terms.

(h)True, correct and complete copies of the current private placement memorandum or other offering document of each of the FCP Private Funds have been made available to Buyer by Company. The private placement memorandum or other offering document (as applicable) of each FCP Private Fund has at all times since the original offering of shares or other ownership interests in such FCP Private Fund (as applicable) complied in all material respects with all Applicable Laws, and has not contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, in each such case at all such times as any such prospectus or other applicable offering document was delivered to investors or potential investors in such FCP Private Fund. Each investor or offeree of an investment in an FCP Private Fund has been delivered a private placement memorandum (or other applicable offering document) relating to such FCP Private Fund at all times required by all Applicable Laws (and in any event prior to subscribing for, or otherwise making an investment decision with respect to, investment interests in such FCP Private Fund). All of the outstanding shares or other ownership interests of each FCP Private Fund (as applicable) are duly authorized, validly issued, fully paid and non-assessable (except with respect to obligations for any additional capital contributions as set forth in the governing documents of each FCP Private Fund), and none of such shares or other ownership interests has been issued in violation of any Applicable Laws.
(i)Company has provided to Buyer true, correct and complete copies of the audited financial statements, prepared in accordance with GAAP, of each of the FCP Private Funds for the last three (3) fiscal years (or such shorter period as such FCP Private Fund has been in existence) (each hereinafter referred to as a “Fund Financial Statement”). Each of the Fund Financial Statements is consistent with the books and records of the related FCP Private Fund, and presents fairly in all material respects the consolidated financial position of the related FCP Private Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such Fund Financial Statement and the results of operations and cash flows for the respective periods indicated. No Company Entity or any Existing FCP Fund or any of their Subsidiaries has received any formal communication or notification from the auditors of any FCP Private Fund of any deficiency in the accounting controls of such Fund. Each Fund Financial Statement is accompanied by an unqualified opinion from the applicable independent auditor.
(j)No escrow, hold back or similar arrangement is maintained on behalf of any FCP Fund in respect of any clawback or similar obligation.
(k)Except as disclosed in the Fund Financial Statements, there are no existing defaults (or circumstances, occurrences, events or acts that, with the giving of notice or lapse of time or both would become defaults) of any Existing FCP Fund or its Subsidiaries or, to the Selling Parties’ Knowledge or Company’s Knowledge, any other party thereto, under any loan documents to which any Existing FCP Fund or its Subsidiaries is party (whether as lender or borrower).
3.2.32Brokers. Neither Company, any Existing FCP Fund nor any of their respective Subsidiaries, nor any of their respective Affiliates has incurred or will incur any Liability for a fee or commission to a broker, finder, investment banker or other intermediary in connection with the Transactions, except for Berkshire, whose fees shall be paid solely by the Selling Parties (or Company prior to Closing).

3.2.33Pre-Closing Reorganization. As of the date of the completion of the Pre-Closing Reorganization prior to the Closing, the Pre-Closing Reorganization will have (alone or in connection with any other Transaction), except as agreed in writing by Buyer and the Management Company Sellers’ Representative: (i) been carried out in all material respects as contemplated by Exhibit E; (ii) not resulted in the giving of any warranties or indemnification by any of the Company Group (including any Company or any Subsidiary) other than customary fundamental representations and warranties; (iii) not materially violated any Applicable Law or required any Governmental Approval; (iv) not materially violated any Contract (including any anti-assignment or change in control provision in any Contract); (v) not resulted in any material Liability to the Company Group (including any Company or any of its Subsidiaries); and (vi) not otherwise resulted in a material adverse effect on the Business. The Pre-Closing Reorganization shall be duly approved of the Selling Parties and duly authorized by all necessary corporate actions of the Company Group (including Company and its Subsidiaries).
3.2.34DISCLAIMER.
(a)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, NEITHER SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) NOR COMPANY, NOR ANY OF ITS AFFILIATES OR REPRESENTATIVES NOR ANY OTHER PERSON ON BEHALF OF ANY OF THEM, MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER (WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED) WITH RESPECT TO OR REGARDING ANY SELLING PARTY, ANY COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR ANY EXISTING FCP FUND OR ITS SUBSIDIARIES, OR ANY COMPANY ENTITY, OR THE BUSINESS, OR THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS.
(b)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN SECTION 3.1 AND SECTION 3.2 OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, EACH SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) AND COMPANY DISCLAIM, ON BEHALF OF SUCH PERSON AND SUCH PERSON’S AFFILIATES AND REPRESENTATIVES: (I) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY, ON BEHALF OF OR REGARDING SUCH SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) OR SUCH COMPANY, OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, AND (II) ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES, BY A SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE), COMPANY, ANY REPRESENTATIVE OF A MANAGEMENT COMPANY SELLER OR COMPANY, OR ITS AFFILIATES).

3.2.35NO OTHER REPRESENTATIONS AND WARRANTIES. EACH SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) AND COMPANY ACKNOWLEDGES AND AGREES THAT:
(a)THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING BUYER OR ANY OF ITS AFFILIATES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF BUYER TO EACH SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE), OR COMPANY OR REGARDING ANY OF ITS RESPECTIVE AFFILIATES, IN CONNECTION WITH THE TRANSACTIONS;
(b)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, EACH SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) AND COMPANY HEREBY SPECIFICALLY DISCLAIM AND MAY NOT (AND HAS NOT AND WILL NOT) RELY ON (INCLUDING AS TO VERACITY), AND IRREVOCABLY AND UNCONDITIONALLY WAIVE AND RELEASE ANY CLAIMS (WHETHER FOR BREACH OF CONTRACT, TORT, FRAUD OR OTHERWISE) BASED ON, ARISING FROM OR RELATING TO ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) MADE OR SUPPLIED BY, OR ON BEHALF OF, BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, TRUSTEES, EMPLOYEES OR REPRESENTATIVES, IN OR IN CONNECTION WITH ANY PROPOSAL OR OTHER DOCUMENT RELATING TO, OR MADE IN CONNECTION WITH ANY DISCUSSIONS, INVESTIGATION, DUE DILIGENCE OR NEGOTIATION RELATING TO, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, INCLUDING ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED, THE SUCCESS OF THE TRANSACTIONS, INTEGRATION PLANS OR EFFORTS, ASSET LEVELS, CLIENT OR CUSTOMER TRACKING, SALES OR MARKETING PLANS OR EFFORTS, PROJECTIONS, ESTIMATES OR FORECASTS, FUTURE RESULTS OF OPERATIONS OR PROFITABILITY, GROSS OR NET REVENUES TO BE EARNED OR ACCRUED, AMOUNTS OF WAIVERS, ASSUMPTIONS, REIMBURSEMENTS, OR OTHER PAYMENTS, EXPENDITURES, DEDUCTIONS OR EXPENSES (OR ACCRUALS THEREFOR), OR THE CLOSING CONSIDERATION, THE EARNOUT CONSIDERATION, THE AGGREGATE PURCHASE PRICE, ANY ADJUSTMENT PAYMENTS OR OTHER TRANSACTION CONSIDERATION, OR ANY OTHER REVENUE OR AMOUNTS, TO BE EARNED OR PAID;

(c)ANY CLAIMS A SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) OR COMPANY, OR ANY OF ITS AFFILIATES, MAY HAVE FOR A BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING BUYER OR ANY OF ITS AFFILIATES AS SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS; AND
(d)EACH SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) AND COMPANY ACKNOWLEDGE AND AGREE THAT (I) SUCH PERSON AND SUCH PERSON’S AFFILIATES HAVE MADE THEIR OWN INQUIRY AND INVESTIGATION INTO BUYER, AS WELL AS THE TRANSACTIONS, AND, BASED THEREON, EACH SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) AND COMPANY HAVE FORMED AN INDEPENDENT JUDGMENT CONCERNING THE TRANSACTIONS, AND (II) SUCH PERSON HAS BEEN (OR UPON COMPLETION OF DUE DILIGENCE WILL HAVE BEEN) FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT BUYER, AND THE TRANSACTIONS, AS SUCH PERSON HAS REQUESTED.
3.3Representations and Warranties Concerning Buyer. Except as set forth in the Buyer Disclosure Schedule, Buyer represents and warrants to the Selling Parties as follows:
3.3.1Organization; Authority; Enforcement.
(a)Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer has the corporate power and authority to execute and deliver this Agreement and any other Transaction Document to be executed or delivered by it, to perform its obligations under such Transaction Documents and to consummate the Transactions.
(b)Buyer has (or, by the time of execution and delivery, will have), by requisite corporate action, authorized the execution, delivery and performance of this Agreement and each other Transaction Document to be executed or delivered by it, and the consummation of the Transactions in accordance with Applicable Law and its Organizational Documents. Buyer has given the Management Company Sellers’ Representative evidence of such approval in a form reasonably satisfactory to the Management Company Sellers’ Representative.
(c)Buyer has (or, by the time of execution and delivery, will have) duly executed or delivered this Agreement and each other Transaction Document to be executed or delivered by it.
(d)This Agreement and each other Transaction Document to be executed or delivered by Buyer constitutes (or, when executed or delivered, will constitute) the valid and legally binding obligations of Buyer, enforceable against it in accordance with its terms (such enforceability being subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

3.3.2No Conflicts. The execution, delivery and performance by Buyer of this Agreement, and of each other Transaction Document to be executed or delivered by it, and the consummation of the Transactions, will not:
(a)conflict with, or result in a breach of, a provision of its Organizational Documents;
(b)materially conflict with, or result in a material breach of, a provision of a Contract to which it is a party or by which it or any of its assets or properties is bound, except where the same would not affect the post-Closing operation of the Business or Buyer’s ability to consummate the Transactions;
(c)give rise to a right of termination, cancellation, amendment or acceleration of an obligation or loss of a benefit affecting, or result in the imposition of any Liens on, any of its assets, in any material respect; or
(d)subject to the expiration of the waiting period under the HSR Act, violate Applicable Law in any material respect.
3.3.3Consents; Governmental Approvals. Except for filings under the HSR Act or the Antitrust Laws of any Governmental Authority, the amendment after the Closing of the Company’s Form ADV to reflect the Transactions and the filings to be made pursuant to Section 4.2.1, Buyer does not need any Governmental Approval or other Consent in connection with Buyer:
(a)executing and delivering this Agreement and each other Transaction Document to be executed or delivered by it;
(b)performing its obligations under this Agreement and each other Transaction document to be executed or delivered by it; or
(c)consummating the Transactions.
3.3.4Brokers. Neither Buyer nor any of its Affiliates has incurred or will incur any Liability for a fee or commission to a broker, finder, investment banker or other intermediary in connection with the Transactions that would result in a Liability to Company or a Selling Party.
3.3.5Litigation. There is, and since the Lookback Date, there has been no judicial, arbitral or administrative action, suit, proceeding, investigation or other Litigation pending or, to Buyer’s Knowledge, threatened against Buyer or to Buyer’s Knowledge, any of its directors, officers, employees or other Representatives (acting in such capacity) that could reasonably be expected to prevent or interfere with consummation of the Transactions.
3.3.6No Governmental Authority Investigations or Penalties. Except as disclosed in Schedule 3.3.6, neither Buyer nor, to Buyer’s Knowledge, any of its directors, officers, Employees or other Representatives (acting in such capacity) has been enjoined, indicted, convicted or made the subject of a disciplinary proceeding, consent decree, or administrative order or other Litigation on account of a material violation of Applicable Law, including Applicable Securities Law (excluding traffic offenses).

3.3.7No Disqualification. Neither Buyer nor, to Buyer’s Knowledge, any “person associated with an investment adviser” (as defined in the Advisers Act as applied to Buyer as if it were an investment adviser) is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as a person associated with an investment adviser, or pursuant to Rule 204¬3 under the Advisers Act to serve as a solicitor, and has been the subject of any legal or disciplinary event that must be disclosed to clients pursuant to Rule 206(4)-4 under the Advisers Act. Buyer is not precluded from acting as a fiduciary by operation of Section 411 of ERISA. There is no judicial or administrative action, suit, proceeding, investigation or other Litigation, pending or, to Buyer’s Knowledge, threatened that could reasonably be expected to result in Buyer (or, to Buyer’s Knowledge, any Affiliated Person of Buyer or any “person associated with an investment adviser” as contemplated above) becoming ineligible to serve in such positions or capacity or requiring disclosure to clients of Buyer’s advisory Affiliates.
3.3.8Compliance with Laws. Buyer (and, to Buyer’s Knowledge, each of its respective directors, managers, officers, Employees, agents and other Representatives) is, and has been since the Lookback Date, in compliance with, in all material respects, and, since the Lookback Date, has not received written notice of a material violation of, Applicable Laws applicable to it or its investment advisory operations, including any Applicable Law imposing fiduciary duties.
3.3.9Investment Representation. Buyer acknowledges and agrees that the Purchased Equity is not registered under securities laws of any jurisdiction and that it (or its designated Subsidiary) is acquiring the Purchased Equity for its (or its designated Subsidiary’s) own account, not as a nominee or agent, for investment, and not with a view to distribution thereof. Buyer acknowledges, agrees and represents that it is (or its designated Subsidiary will be) a sophisticated investor with knowledge and experience in financial and business matters, is (or its designated Subsidiary will be) capable of evaluating the risks and merits of the purchase of the Purchased Equity, and has (or its designated Subsidiary will have) the capacity to protect its (or its designated Subsidiary’s) own interests. Buyer acknowledges, agrees and represents that the Selling Parties and Company has given Buyer the opportunity to ask questions of the officers and management employees of Company to obtain additional information about the Business and financial condition of Company, and access to the facilities, books and records relating to Company’s Business in order to evaluate the purchase contemplated hereby.
3.3.10Resale Restrictions. Buyer acknowledges and agrees that the Purchased Equity has not been, and will not be upon Buyer’s (or its designated Subsidiary’s) purchase, registered or qualified under any securities laws, by reason of their transfer in a transaction exempt from the registration or qualification requirements of such laws, and the Purchased Equity must be held indefinitely unless a subsequent disposition thereof is registered or qualified under all Applicable Securities Laws or is exempt from such registration or qualification.
3.3.11Sufficiency of Funds. Buyer will have available as and when required, sufficient funds in the aggregate to meet the payment obligations of Buyer pursuant to Section 2.2.

3.3.12Buyer Stock. The Buyer Stock issued pursuant to this Agreement will upon issue, subject to the Lock-Up Agreements and Applicable Securities Law, subject to notice of issuance, (a)  rank pari passu in all respects with the existing issued and outstanding Class B common stock of Buyer, including the right to receive all dividends declared or paid after the date of issuance, save in respect of any dividends or other rights attaching to the Class B common stock with a record date prior to the date of issuance of the Buyer Stock issued hereunder, (b) be fully paid and free and clear of Liens, and (c) be resalable following issuance at the end of the Lock-Up Period pursuant to Rule 144, subject in all cases to the Lock-up Agreements and any applicable quiet or blackout periods under Buyer’s policy on trading and confidentiality then in effect (“Buyer’s Trading Policy”), that are applied equally to all insiders. For the avoidance of doubt, if the Lock-Up Period expires during a firm-wide blackout period or any other blackout period applicable to a holder of the Buyer Stock under the Buyer’s Trading Policy, such holder will not be permitted to sell the Buyer Stock until such blackout period has been lifted in accordance with Buyer’s Trading Policy.
3.3.13Governmental Filings and Other Consents. The disclosure of information or data that describes Buyer, its Affiliates, or any of their business operations or plans: (a) which is included in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto, filed with any Governmental Authority or provided to any Client, Fund Investor or other Person upon and after the date of this Agreement; and (b) required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transactions was made in material compliance with Applicable Laws and to Buyer’s Knowledge does not contain, at the time any such filing, notice, Consent or other document, or any amendments or supplements thereto, becomes effective or is filed with any Governmental Authority or provided to any Client, Fund Investor or other Person, any untrue statement of any material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in light of the circumstances under which they are made.
3.3.14DISCLAIMER.
(a)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, NEITHER BUYER NOR ANY OF ITS AFFILIATES NOR REPRESENTATIVES, OR ANY OTHER PERSON ON BEHALF OF ANY OF THEM, MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER (WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED), WITH RESPECT TO OR REGARDING BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES, OR THEIR RESPECTIVE BUSINESSES, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS; AND
(b)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS SECTION 3.3 AND THE OTHER TRANSACTION DOCUMENTS, BUYER DISCLAIMS, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES: (I) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY, ON BEHALF OF OR REGARDING BUYER OR ITS AFFILIATES OR REPRESENTATIVES, OR ANY OTHER PERSON, AND (II) ALL LIABILITY AND RESPONSIBILITY FOR ANY OTHER REPRESENTATION, WARRANTY, OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO A SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) OR COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES

(INCLUDING ANY OPINION, PROJECTION, ESTIMATE, FORECAST, ADVICE, STATEMENT OR INFORMATION THAT MAY HAVE BEEN OR MAY BE PROVIDED TO A SELLING PARTY (INCLUDING THE MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE) OR COMPANY OR ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES, BY ANY REPRESENTATIVE OF BUYER OR ITS AFFILIATES).
3.3.15NO OTHER REPRESENTATIONS AND WARRANTIES. BUYER ACKNOWLEDGES AND AGREES THAT:
(a)THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING EACH SELLING PARTY AND COMPANY, OR ANY AFFILIATE OF ANY OF THEM, SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTY OR COMPANY TO BUYER, OR REGARDING ANY OF ITS RESPECTIVE AFFILIATES, OR THE BUSINESS, OR ANY COMPANY ENTITY, OR ANY EXISTING FCP FUND OR ITS SUBSIDIARIES, IN CONNECTION WITH THE TRANSACTION;
(b)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY INCLUDED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, BUYER HEREBY SPECIFICALLY DISCLAIMS AND MAY NOT (HAS NOT AND WILL NOT) RELY ON (INCLUDING AS TO VERACITY), AND IRREVOCABLY AND UNCONDITIONALLY WAIVES AND RELEASES ANY CLAIMS (WHETHER FOR BREACH OF CONTRACT, TORT, FRAUD OR OTHERWISE) BASED ON, ARISING FROM OR RELATING TO, ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) MADE OR SUPPLIED BY, OR ON BEHALF OF, A SELLING PARTY OR COMPANY, OR ANY AFFILIATES OR REPRESENTATIVES OF ANY OF THEM, OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, TRUSTEES, EMPLOYEES OR REPRESENTATIVES, IN OR IN CONNECTION WITH ANY PROPOSAL OR OTHER DOCUMENT RELATING TO, OR MADE IN CONNECTION WITH ANY DISCUSSIONS, INVESTIGATION, DUE DILIGENCE OR NEGOTIATION RELATING TO, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, INCLUDING ANY REPRESENTATION, WARRANTY, OR STATEMENT (WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED) RELATING TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED, THE SUCCESS OF THE TRANSACTIONS, INTEGRATION PLANS OR EFFORTS, ASSET LEVELS, CLIENT OR CUSTOMER TRACKING, SALES OR MARKETING PLANS OR EFFORTS, PROJECTIONS, ESTIMATES OR FORECASTS, FUTURE RESULTS OF OPERATIONS OR PROFITABILITY, GROSS OR NET REVENUES TO BE EARNED OR ACCRUED, AMOUNTS OF WAIVERS, ASSUMPTIONS, REIMBURSEMENTS, OR OTHER PAYMENTS, EXPENDITURES, DEDUCTIONS OR EXPENSES (OR ACCRUALS THEREFOR), OR THE CLOSING CONSIDERATION, THE EARNOUT CONSIDERATION, THE AGGREGATE PURCHASE PRICE, ANY ADJUSTMENT PAYMENTS OR OTHER TRANSACTION CONSIDERATION, OR ANY OTHER REVENUE OR AMOUNTS, TO BE EARNED OR PAID; AND

(c)ANY CLAIMS BUYER, OR ANY OF ITS AFFILIATES, MAY HAVE FOR A BREACH OF REPRESENTATION OR WARRANTY SHALL BE BASED SOLELY ON THE REPRESENTATIONS AND WARRANTIES OF OR REGARDING A SELLING PARTY OR COMPANY, OR ANY AFFILIATE OF ANY OF THEM, AS SET FORTH IN THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS.
(d)BUYER ACKNOWLEDGES AND AGREES THAT (I) IT AND ITS AFFILIATES HAVE MADE THEIR OWN INQUIRY AND INVESTIGATION INTO EACH SELLING PARTY AND COMPANY, AS WELL AS THE TRANSACTIONS, AND, BASED THEREON, BUYER HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING THE TRANSACTIONS, AND (II) IT HAS BEEN (OR UPON COMPLETION OF DUE DILIGENCE WILL HAVE BEEN) FURNISHED WITH, OR GIVEN ADEQUATE ACCESS TO, SUCH INFORMATION ABOUT EACH SELLING PARTY AND COMPANY, AND THE TRANSACTIONS, AS IT HAS REQUESTED.
3.3.16NO EFFECT ON RWI COVERAGE. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR ANY OTHER TRANSACTION DOCUMENT, NOTHING IN SECTION 3.3.14 OR SECTION 3.3.15 SHALL IN ANY WAY AFFECT OR RESTRICT BUYER’S OR ITS AFFILIATES’, OR ANY COMPANY’S RIGHT AND ABILITY TO MAKE A CLAIM UNDER, AND RECOVERY UNDER THE RWI POLICY.
Article IV

COVENANTS
4.1Management Company Sellers’ and Company’s Covenants.
4.1.1Conduct of Business.
(a)Except: (w) as expressly permitted or required by this Agreement or another Transaction Document, including (1) pursuant to Section 8.15; and (2) as contemplated by the Pre-Closing Reorganization; (x) as otherwise consented to in advance by Buyer in writing (which consent shall not be unreasonably withheld, conditioned, or delayed); (y) as set forth on Schedule 4.1.1(a); or (z) as expressly required to comply with Applicable Law as reasonably determined by counsel in writing for the applicable Party, during the Pre-Closing Period, each of the Management Company Sellers (in relation to Company or the Business) and Company shall, and shall cause the other Company Entities to:
(i)carry on the Business in the ordinary course of business;

(ii)use commercially reasonable efforts to preserve intact its present business organization and relationships, keep available the present services of a Company Entity’s Employees and preserve their rights, franchises, goodwill and relations with its Clients and Fund Investors, suppliers and others with whom they conduct business;
(iii)possess and maintain, in all material respects, all necessary books and records, all as required to calculate, document, support and continue through the Closing (and to permit Company to calculate, document, support and continue to use immediately following the Closing), the 1, 3, 5 and 10 year, and since inception, (as applicable) performance records of Company, any other applicable Company Entity, and the Business with respect to the Existing FCP Funds or their Subsidiaries in accordance with Applicable Law; and
(iv)maintain the Policies, including existing directors’ and officers’ insurance, fiduciary liability insurance, professional liability insurance and employment practices liability insurance and cyber and property insurance in full force and effect without reduction of coverage.
(b)Subject to the last sentence of this Section 4.1.1(b) and except: (w) as expressly permitted by this Agreement and other Transaction Documents, including (1) pursuant to Section 8.15; and (2) as contemplated by the Pre-Closing Reorganization; (x) as otherwise consented to in advance by Buyer in writing (which consent shall not be unreasonably withheld, conditioned, or delayed); (y) as set forth on Schedule 4.1.1(b); or (z) as expressly required to comply with Applicable Law as reasonably determined by counsel in writing for the applicable Party, during the Pre-Closing Period, each of the Management Company Sellers (in relation to Company or the Business) and Company shall not, and shall cause the other Company Entities not to:
(i)amend the Existing LP Agreement, the Existing Principal Agreement, or other Organizational Documents of any Company Entity, or take any other action affecting the Management Company Sellers’ ownership rights in Company and other Company Entities (except as contemplated in Section 4.6);
(ii)voluntarily terminate providing Investment Management Services and Other Services to, or voluntarily liquidate, any Existing FCP Fund or any of its Subsidiaries;
(iii)direct or recommend to the governing body of any Existing FCP Fund to modify, supplement or amend the Organizational Documents of such Existing FCP Fund;
(iv)purchase, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional limited partnership interests, limited liability company interests or other securities, or issue, grant, modify or authorize any Rights therefor; purchase any limited partnership interests, limited liability company interests or capital stock or any securities convertible into or exercisable or exchangeable for any limited partnership interests, limited liability company interests or other securities; effect any recapitalization, reclassification, or any Rights therefore; or declare, set aside, pay or make any distributions to the Management Company Sellers other than as expressly required by the Existing LP Agreement or the Existing Principal Agreement;

(v)(A) increase, fund (or secure the payment of) or take any action to accelerate the vesting or payment of any compensation, incentive arrangements, or other benefits or severance of any officer or Employee, (B) increase the compensation, pension, welfare or fringe benefits of any officer or Employee (except as required by Applicable Law), (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any existing compensation or benefits plans (except as required in the applicable compensation or benefit plan), (D) hire or terminate (other than for cause) any Employee or officer or engage or terminate (other than for cause) any independent contractor, in each case, with a base salary in excess of $100,000, or (E) become a party to, establish, or commence participation in any collective bargaining or similar agreement;
(vi)transfer or waive the right to receive any investment advisory or other fees or effect (or seek the Consent of any Client or Fund Investor or otherwise take steps to effect) or announce any increase in Carried Interest percentages, decrease in Carried Interest hurdles, or change in expense allocation or similar provisions, in respect of any Existing FCP Fund;
(vii)cause any Existing FCP Fund to be required to register as an investment company under the Investment Company Act;
(viii)enter into or assume a Contract or enter into or permit any amendment, supplement, waiver or other modification of a Contract, except in the ordinary course of business and not otherwise prohibited by this Section 4.1.1(b);
(ix)take any action voluntarily impairing, terminating or waiving any of its material rights in a Contract or material asset (except in the ordinary course of business);
(x)enter into any transactions with Affiliates or otherwise of a type within Section 3.2.23;
(xi)merge or consolidate with, purchase substantially all the assets of, or otherwise acquire any interest in (in each case by operation of law or otherwise), a business or corporation, partnership, limited partnership, limited liability company, association or other business organization, division or entity;
(xii)form any Subsidiary or make any investment in any other Person, or enter into any joint venture, partnership or similar arrangement;
(xiii)incur, assume or guaranty any Indebtedness: (A) in excess of $100,000 in the aggregate (other than trade payables incurred in the ordinary course); or (B) that is secured by a Lien on the assets of Company or other Company Entity;
(xiv)loan or advance funds (except in the ordinary course of business and with an aggregate value not in excess of $100,000);
(xv)settle, compromise or cancel any Indebtedness owing to it (except in the ordinary course of business and with an aggregate value in excess of $100,000);

(xvi)sell, transfer or otherwise dispose of any asset with a value in excess of $50,000 or with aggregate values in excess of $200,000, except in the ordinary course of business;
(xvii)expend, or commit to expend, funds for capital expenditures of more than $50,000 in the aggregate, other than in the ordinary course of business;
(xviii)enter into a new line of business unrelated to the Business as currently conducted;
(xix)create, suffer the imposition of, permit to exist, or assume any Lien on any asset (other than Permitted Liens);
(xx)change accounting principles, policies, practices or related methodologies, except as required by GAAP;
(xxi)change a tax or accounting fiscal year end;
(xxii)(A) make, amend, or revoke any material election relating to Taxes; (B) adopt or change any material accounting method relating to Taxes; (C) file any amended income or other material amended Tax Return; (D) enter into any Tax sharing, Tax allocation, Tax indemnity or similar agreement; (E) enter into any closing agreement with respect to an amount of Taxes in excess of $50,000; (F) surrender any right to claim a refund of Taxes in excess of $50,000; or (G) settle or compromise any material claim or assessment relating to Taxes;
(xxiii)settle or compromise any claim, action, proceeding or other Litigation involving any Liability for money damages in excess of $50,000;
(xxiv)open any new offices or relocate any existing offices;
(xxv)voluntarily terminate (other than for cause) an officer’s or Employee’s employment, or change in any material respect the duties of any officer or Employee with a base salary in excess of $100,000;
(xxvi)voluntarily terminate any Policies or permit any Policies to expire or terminate (including in connection with the Transactions);
(xxvii)except: (A) as required by Applicable Law; (B) as provided in this Agreement or another Transaction Document; or (C) with respect to clause (x) and (y) in the ordinary course of business (including in connection with any new calendar or fiscal year, including in respect of any open enrollment period); (x) change, implement, amend, modify, terminate or otherwise alter any Plan (except as contemplated in this Agreement in connection with the Transactions); or (y) increase the compensation, incentives, severance entitlements, pay scale or benefits of Company’s or any Company Entity’s directors, officers or Employees, except that Company will get approval from Buyer, which will not be unreasonably conditioned, withheld or delayed, for the amount of salary or base pay adjustments and changes to targeted bonus opportunities intended for Company employees during the Company’s year-end compensation program for 2025.

(xxviii) agree or commit to take any of the actions in this Section 4.1.1(b).
Notwithstanding anything contained in this Section 4.1.1 to the contrary, during the Pre-Closing Period, Company may (1) pay Indebtedness, (2) pay or accrue distributions, and (3) pay or accrue Transaction Expenses, in each case, so long as such actions do not cause Company to fail to comply with the conditions to Closing set forth in Section 5.2.
4.1.2Further Actions
(a)During the Pre-Closing Period, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, as promptly as reasonably practicable, use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, advisable or appropriate to fulfill its obligations under this Agreement and the other Transaction Documents and to consummate and make effective the Transactions.
(b)During the Pre-Closing Period, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, as promptly as reasonably practicable:
(i)make, or cause to be made, the filings, submissions and other Consents that they are required to make under Applicable Law to consummate the Transactions, and give reasonable undertakings required in connection with the Transactions;
(ii)use commercially reasonable efforts to obtain, or cause to be obtained the Governmental Approvals and other Consents from any Person (other than a Client or Fund Investor) necessary for the Management Company Sellers and Company to timely consummate the Transactions, including those required to be disclosed on Schedule 3.2.4, or Schedule 3.2.7; and
(iii)use commercially reasonable efforts to cooperate with Buyer and provide, or cause to be provided, access to documentation, information and personnel reasonably requested by Buyer or its Representatives in connection with the RWI Policy.
(c)During the Pre-Closing Period, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, use commercially reasonable efforts to coordinate and cooperate with Buyer in exchanging the information and supplying the reasonable assistance requested by Buyer in connection with the filings and other Consents, and other actions contemplated by Section 4.1.2. To the extent any Governmental Approval or other Consent that was sought or required to be sought pursuant to this Section 4.1.2 is not obtained prior to the Closing, if the Closing occurs, the Management Company Sellers shall continue to seek to obtain or cause to be obtained such Governmental Approval and such other Consents. The Management Company Sellers shall be responsible for and pay all costs, fees, penalties and other consideration to or at the direction of any Governmental Authority or third party in connection with the obligations as set forth in this Section 4.1.2.

4.1.3Exclusivity.
(a)During the Pre-Closing Period, each of the Management Company Sellers and Company shall not, and shall cause the other Company Entities not to (and shall cause and direct each of its Subsidiaries, Affiliates, Employees, officers, directors, partners, trustees, unitholders, shareholders, agents and other Representatives and Associated Persons, and any other Person acting on their behalf, not to) directly or indirectly:
(i)solicit, initiate, encourage, entertain, discuss or accept (whether in writing, oral or otherwise) inquiries, offers or proposals for,
(ii)initiate or participate in meetings, discussions, correspondence or negotiations with any Person concerning,
(iii)enter into any Contract (whether in writing, oral or otherwise) with respect to, or
(iv)provide any Person with any information in connection with, a sale, acquisition or other transfer (by operation of law or otherwise) of all or some of Company, any other Company Entity, or the Business (including its assets and the Existing FCP Funds and its Subsidiaries) or a lift-out of Company’s or any other Company Entity’s Employees, an acquisition of all or a portion of any equity or other interest in Company, any other Company Entity, or the Business, or a merger, consolidation or other business combination involving Company, any other Company Entity, or the Business (including the Existing FCP Funds and their Subsidiaries), or a sale, assignment or other transfer (by operation of law or otherwise) of all or a portion of the Purchased Equity, except as contemplated by this Agreement and the other Transaction Documents (“Acquisition Proposal”).
(b)During the Pre-Closing Period, the Management Company Sellers’ Representative shall notify Buyer promptly, and in any event within three (3) Business Days, if:
(i)any Management Company Seller, any Company, or any other Company Entity, or, to the Selling Parties’ Knowledge or Company’s Knowledge, any owner or officer of any of the foregoing, receives an Acquisition Proposal (including the terms of an Acquisition Proposal);
(ii)a Person requests information from any of them relating to an actual or potential Acquisition Proposal; or
(iii)a Person seeks to initiate negotiations or discussions reasonably likely to result in an Acquisition Proposal.
In no event shall Company or any Management Company Seller (and they shall cause or direct its respective Representatives or Associated Persons, or any other Person acting on their behalf, not to) respond positively to or otherwise act on any such Acquisition Proposal (in a positive way), it being understood that such activity is prohibited under this Section 4.1.3.

(c)During the Pre-Closing Period, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to (and shall cause and direct each of its Subsidiaries, Affiliates, Employees, officers, directors, partners, trustees, unitholders, shareholders, agents and other Representatives and Associated Persons to) immediately end (and not recommence unless this Agreement is terminated) any activities (including discussions, meetings, correspondence or negotiations with any Persons) conducted before the date of this Agreement with respect to an Acquisition Proposal.
4.1.4Client Consents.
(a)As soon as practicable following the date of this Agreement through the Pre-Closing Period, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, use its commercially reasonable efforts to, in accordance with all Applicable Laws and the applicable Investment Advisory Contract and the governing documents of each Existing FCP Fund, obtain all required Consents of each Client and Fund Investor, as applicable, to the “assignment” of the Investment Advisory Contract with such Client that will result from the consummation of the Transactions. The Parties agree that such required Consents are set forth on Schedule 4.1.4(a). Any notice provided, or request for Consent, pursuant to this Section 4.1.4(a) (each, a “Client Notice and Consent”) shall be in substantially form and substance reasonably satisfactory to Buyer and Company.
(b)During the Pre-Closing Period, if any Client or Fund Investor requires material modifications to a Client Notice and Consent or modifications to its Investment Advisory Contract, Company shall promptly notify Buyer regarding the modifications and obtain the prior written approval of Buyer (not to be unreasonably withheld, conditioned, or delayed) to such modified Client Notice and Consent or Investment Advisory Contract. Notwithstanding any other provision in this Agreement, each of the Management Company Sellers and Company shall not, and shall cause the other Company Entities not to, provide advice in a fiduciary capacity for purposes of ERISA or Section 4975 of the Code in connection with obtaining any Consent of a Client or Fund Investor, as the case may be.
(c)In connection with requesting or obtaining any Consent described in this Section 4.1.4, none of Company or the Management Company Sellers shall (and shall cause and direct its Representatives not to): (i) reduce or offer to reduce any fees payable by any Client or Fund Investor or cap, reduce, waive, reimburse or otherwise modify the fees payable by (or in respect of) any Client or Fund Investor or otherwise amend any Investment Advisory Contract, in each case, in any material respect, or (ii) otherwise have any obligation to offer or pay any consideration in order to obtain any such Consents.
(d)Each of the Management Company Sellers and Company covenant that any information or data that describes the Management Company Sellers, Company, its Affiliates, the Business or any Existing FCP Funds or their Subsidiaries, or any of their business operations or plans, which is included in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto, filed with any Governmental Authority or provided to any Client, Fund Investor or other Person after the date of this Agreement and required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transactions shall not contain, at the time any such filing, notice, Consent or other document, or any amendments or supplements thereto, becomes effective or is filed with any Governmental Authority or provided to any Client, Fund Investor or other Person, any untrue statement of any material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in light of the circumstances under which they are made.

(e)Buyer covenants that any information or data that describes Buyer, its Affiliates, their businesses, the investment funds that they advise or manage, or their Subsidiaries, or any of their business operations or plans, which is included in any filing, notice, Governmental Approval, other Consent or other document, or in any amendments or supplements thereto, filed with any Governmental Authority or provided to any Client, Fund Investor or other Person after the date of this Agreement and required or used to file, make or obtain any Governmental Approval or other Consent necessary to consummate the Transactions shall not contain, at the time any such filing, notice, Consent or other document, or any amendments or supplements thereto, becomes effective or is filed with any Governmental Authority or provided to any Client, Fund Investor or other Person, any untrue statement of any material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements made therein not misleading in light of the circumstances under which they are made.
(f)In connection with obtaining the Client Consents and other actions required by this Section 4.1.4, at all times prior to the Closing: (i) each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, take reasonable steps to keep Buyer reasonably informed of the status of obtaining such Client Consents and, upon Buyer’s request, make available to Buyer copies of all such executed Client Consents and any related materials and records relating to the Client Consent process; and (ii) Buyer shall have the right to review, and provide reasonable comments in advance of distribution on, any materials to be distributed by any Company Entity (in each case, other than materials that are substantially similar to materials already provided to or approved by Buyer (as applicable) and routine or non-material materials) to Clients or Fund Investors, and Company and the Management Company Sellers shall consider such comments in good faith.
4.1.5Access and Information. During the Pre-Closing Period, each of the Management Company Sellers and Company, subject to Applicable Law, shall, and shall cause the other Company Entities to, give Buyer and its Affiliates and their Representatives reasonable access during normal business hours and upon reasonable advance notice to each Company Entity’s offices, properties, books, contracts, commitments, reports, records and Employees, and give them reasonable access to the documents, financial data, records and information with respect to Company, each other Company Entity, and the Business, as Buyer from time to time reasonably requests.
4.1.6Further Assurances. Following the Closing Date, each Management Company Seller shall from time to time execute or deliver such additional documents and take such other actions as Buyer reasonably requests to confirm the rights and obligations in this Agreement and the other Transaction Documents and render the Transactions effective.
4.1.7Termination of Affiliate Agreements. Except: (a) as otherwise provided in this Agreement or another Transaction Document, including with respect to: (i) the Management Company Sellers’ continued ownership of Company; (ii) the LLC Agreement; and (iii) the respective Organizational Documents of the Company, each Existing FCP Fund and/or each of their respective Subsidiaries; (b) with respect to arrangements exclusively concerning employment and compensation matters with Company or other Company Entities; (c) as required by Applicable Law as reasonably determined by counsel in writing; (d) as otherwise consented to in writing and in advance by Buyer in writing (which consent shall not be unreasonably withheld, conditioned, or delayed); or (e) as set forth on Schedule 4.1.7, effective at the Closing, all Contracts between any Management Company Seller, any other director, manager, member, partner, shareholder, owner, officer or Employee of the Company Group, any of the respective Immediate Family Members of any of the foregoing Persons, or any of the respective Affiliates of any of the foregoing Persons, on the one hand, and the Company Group, Existing FCP Funds or their Subsidiaries or investment of any Client or any Fund Investor, on the other hand, shall be terminated without any further right, obligation or liability of any Person thereunder.
4.1.8Certain Employee Matters.
(a)Prior to the Closing, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, request and seek in good faith to procure its Employees (other than Employees who are executing Employment Agreements as contemplated in this Agreement) to execute and deliver an Agreement Regarding Confidential Information substantially in the form of Exhibit F, which will be effective as of the Closing, as well as Buyer’s standard employment application, background and credit check authorizations, and other employment documentation as reasonably requested by Buyer. In the event that any such Employee does not promptly execute and deliver such agreement, application, authorizations or documentation, the Management Company Seller and Company shall discuss with such Employee the reasons for such request and the importance thereof prior to the Closing Date.
(b)Prior to the date of this Agreement, each of the Management Company Sellers and Company shall have procured, and shall have caused the other Company Entities to procure, each of the Employees who are executing Employment Agreements as contemplated in this Agreement to have (i) (A) executed and delivered Employment Agreements, substantially in the form of Exhibit G, and (B) executed and delivered Releases, each to be effective as of the Closing; and (ii) completed, executed and delivered Buyer’s standard employment application, background and credit check authorizations and other employment documentation as reasonably requested by Buyer.
(c)Effective as of the Closing, each Selling Principal hereby assigns to Company, and any other applicable Company Entity, without further compensation, any and all inventions, processes, designs, formulae, trade secrets, know-how, computer software, data and documentation, or other discoveries, technological innovations, improvements, copyrightable works or other Intellectual Property (collectively, “Inventions”) conceived, programmed, developed, created or otherwise made by such Selling Principal, solely or jointly, for the benefit of or relating to Company, any other Company Entity, the Business or any Existing FCP Funds or its Subsidiaries, whether or not conceived, programmed, developed, created or otherwise made during working hours (as applicable), relating in any manner to the business, business plans, or development plans of Company, any other Company Entity, or the Business or any Existing FCP Funds or their Subsidiaries. All such Inventions, whether patentable, not patentable or otherwise, shall be the sole and exclusive property of Company and any other applicable Company Entity, with respect to any and all countries. At the request and expense of Buyer, at any time following the Closing Date, each Selling Principal shall perform all lawful acts and execute, acknowledge and deliver all such instruments, agreements, assignments, certificates or other documents deemed necessary or desirable by Buyer to vest or maintain in Company and any other applicable Company Entity, all right, title and interest in and to such Inventions, and to enable Company and any other applicable Company Entity, or Buyer, to prepare, file and prosecute applications for patents, copyrights, trademarks or service marks (or other registrations) thereon in any and all countries selected by Buyer, including renewals and reissues thereof, and to obtain or record sole and exclusive title to such applications, patents, copyrights, trademarks, service marks or other registrations for any and all said countries. To the extent that any work performed by any Selling Principal is eligible to be deemed “work for hire” for purposes of the United States copyright laws, each Selling Principal, Company and Buyer intend for it to be work for hire. To the extent that any work performed by any Selling Principal is not deemed to be a “work for hire”, each Selling Principal hereby assigns all proprietary rights, including copyright, in such work to the applicable Company Entity without further compensation.

4.1.9Financial Information. During the Pre-Closing Period, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, provide (or cause to be provided) to Buyer, as promptly as practicable after the same are available to the Company Group or each Existing FCP Fund, any applicable Company Entity, or an Existing FCP Fund or its Subsidiaries, copies of any regularly prepared monthly and quarterly, as applicable, financial information for any of the Company Entities or Existing FCP Funds or their Subsidiaries.
4.1.10Dissolution of GP. Following the Closing, the Selling Parties shall take the requisite action to dissolve GP as soon as practicable following the Closing but in no event later than one year after the Closing Date.
4.1.11Existing Insurance Policies.
(a)During the Pre-Closing Period, and subject to Section 4.1.11(b) below, the Management Company Sellers and Company shall use commercially reasonable efforts to obtain all necessary waivers or other Consents from the insurers under each of the Policies that may be required as a result of the consummation of the Transactions to ensure continuous coverage under such Policies (including for actions taken and claims arising prior to the Closing) following the Closing.
(b)Notwithstanding the foregoing or any contrary provision contained in this Agreement, the Parties acknowledge and agree that, during the Pre-Closing Period, the Management Company Sellers shall cause Company to obtain an extended reporting period / tail coverage for the directors and officers, and/or errors and omissions, insurance coverages currently in force for the Company, for such period of time following the Closing as the Management Company Sellers shall determine (collectively, the “Tail Coverage”). All costs and expenses related to the Tail Coverage shall be borne by the Management Company Sellers. From and after the Closing, for the period of such Tail Coverage, Buyer shall not, and shall cause the Company not to, cancel or intentionally reduce the coverage under the Tail Coverage.

4.1.12Certain Transfers, Releases and Fund Matters. Management Company Sellers agree to, and to cause the execution and delivery of, the transfers and releases in section (A) of Exhibit K. The Parties further agree to the provisions set forth in section (B) of Exhibit K. The Parties further agree to the provisions set forth in Exhibit L.
4.1.13Special Incentive Plan.  Notwithstanding any provision to the contrary in this Agreement or any other Transaction Document (including the Special Incentive Plan), upon the Special Incentive Plan becoming effective as of Closing (and acknowledging that the Special Incentive Plan is being established in the best interests of Buyer and its Affiliates (including the Company and its Subsidiaries post-Closing): (a) the Special Incentive Plan shall remain effective until, and not be amended, modified or supplemented to the detriment of a participant, suspended or terminated prior to the applicable date determined in accordance with Article V of the Special Incentive Plan, unless otherwise agreed to in writing as contemplated in Article V of the Special Incentive Plan; (b) the Restricted Stock Award Agreements to be entered into by participants when receiving awards of restricted Buyer Stock under the Special Incentive Plan shall provide that they may not be amended, modified or supplemented to the detriment of a participant or suspended or terminated without the written agreement of the participant and Buyer; and (c) Buyer shall not, and Buyer shall cause its Affiliates not to, recommend to Buyer’s Board of Directors (or any committee thereof) such amendment, modification, or supplement, suspension or termination of the Special Incentive Plan, or any such amendment, modification, or supplement, suspension or termination of a Restricted Stock Award Agreement (or related award of restricted Buyer Stock), contrary to this Section 4.1.13.
4.2Buyer’s Covenants.
4.2.1Form 8-K.
(a)Within four (4) Business Days following the date of this Agreement, Buyer shall file, or cause to be filed, a Current Report on Form 8-K with the SEC, or make such other disclosures as may be required under Applicable Law, to announce the execution of this Agreement.
(b)Within four (4) Business Days following the Closing Date, Buyer shall file, or cause to be filed, a Current Report on Form 8-K with the SEC, or make such other disclosures as may be required under Applicable Law, to announce the consummation of the Transactions.
(c)The Parties will coordinate on the form and content of the Form 8-Ks to be filed as set forth in clauses (a) and (b) above, including working in good faith to agree on the scope of the Transaction Documents and description of the Transactions to be included in such filings (with Buyer retaining sole discretion to make any disclosures Buyer reasonably believes, based on advice of counsel, are required by Applicable Law).
4.2.2Further Actions.
(a)During the Pre-Closing Period, Buyer shall, as promptly as reasonably practicable, use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, advisable or appropriate to fulfill its obligations under this Agreement and the other Transaction Documents and to consummate and make effective the Transactions.

(b)During the Pre-Closing Period, Buyer shall, as promptly as reasonably practicable:
(i)make, or cause to be made, all filings, submissions and other Consents that it is required to make under Applicable Law to consummate the Transactions, and give reasonable undertakings required in connection with such filings, submissions and other Consents; and
(ii)use commercially reasonable efforts to obtain, or cause to be obtained, consistent with Buyer’s fiduciary duties, the Governmental Approvals and other Consents necessary for Buyer to timely consummate the Transactions.
(c)During the Pre-Closing Period, Buyer shall use commercially reasonable efforts to coordinate and cooperate with the Management Company Sellers and Company in exchanging the information and supplying the reasonable assistance requested by them in connection with the filings and other Consents and other actions contemplated by Section 4.2.1. To the extent any Governmental Approval or other Consent that was sought or required to be sought pursuant to this Section 4.2.2 is not obtained prior to the Closing, if the Closing occurs, Buyer shall continue to seek to obtain or cause to be obtained such Governmental Approval and such other Consents. Buyer shall be responsible for and pay all costs, fees, penalties and other consideration to or at the direction of any Governmental Authority or third party in connection with the obligations as set forth in this Section 4.2.2.
4.2.3Further Assurances. Following the Closing Date, Buyer shall from time to time execute or deliver such additional documents and take such other actions as the Management Company Sellers’ Representative reasonably requests to confirm the rights and obligations in this Agreement and the other Transaction Documents and render the Transactions effective.
4.2.4Employees.
(a)Management Company Sellers and Company understand and agree that Buyer will not be assuming, or merging into its plans, the Cash Balance Plan (as defined below) or 401(k) Plan (as defined below) upon consummation of the Transactions at Closing, and that Management Company Sellers shall terminate and wind-down such Cash Balance Plan and 401(k) Plan as contemplated in this Section 4.2.4. The Management Company Sellers shall transfer the health and welfare benefits plans available to Company Employee to Company as part of the Pre-Closing Reorganization prior to the Closing and maintain them post-Closing until determined by Company and Buyer.
(b)For the period of time commencing on the Closing Date and ending twelve (12) months after the Closing Date, Buyer agrees to, or cause its applicable Affiliate to, provide each Employee who remains employed immediately after the Closing (i) base salary or hourly wage rate which are no less than the base salary or hourly wage rate provided by the applicable Company Entity immediately prior to the Closing; (ii) target annual and short-term cash bonus opportunities which are no less than the target cash bonus opportunities provided by the applicable Company Entity immediately prior to the Closing; (iii) defined contribution retirement benefits (i.e., a 401(k) plan) (other than cash balance pension benefits and nonqualified deferred compensation) that are substantially similar to the defined contribution retirement benefits (i.e., a 401(k) plan) provided to similarly-situated employees of Buyer; (iv) health and welfare benefits (other than retiree medical benefits) that are no less favorable in the aggregate than those in effect for such Employee immediately prior to the Closing (subject to any modifications to any such health and welfare benefits as made by, or at the direction of, the Management Company Sellers); and (v) severance benefits that are in accordance with Company’s policies (provided that Management Company Sellers acknowledge and agree that (A) they have been provided with such information regarding Buyer’s defined contribution retirement benefits (i.e., a 401(k) plan) as Management Company Sellers reasonably requested and that, (B) based on that information, to the extent Buyer makes such defined contribution retirement benefits available to such Employees in accordance with this Section 4.2.4, Buyer will have satisfied its obligations with respect to the provision of defined contribution retirement benefits hereunder; and provided, further, that any Employees that are entering into Employment Agreements are receiving the severance benefits as set forth in their Employment Agreement and Management Company Sellers acknowledge and agree that upon such Employment Agreement becoming effective upon Closing, Buyer will have satisfied its obligations hereunder with respect to the severance obligations to such Employees entering into Employment Agreements). After the Closing and to the extent permitted by Applicable Law, Buyer shall, or shall cause its applicable Affiliate to, assume and honor all rights to paid time off, including vacation, personal and sick days, accrued by the Employees prior to the Closing, up to the amount recorded on the balance sheet as of Closing and included as Indebtedness.
(c)Neither Buyer nor its Affiliates following the Closing shall, at any time prior to ninety (90) days after the Closing, take any action that would result in a “mass layoff” or “plant closing” as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), or comparable conduct under any applicable state law or regulation, affecting in whole or in part any facility, site of employment, or operating unit of Buyer or its Affiliates where an Employee is employed without complying fully with the requirements of WARN or such applicable state law or regulation.
(d)Prior to the Closing, the Management Company Sellers shall provide to Buyer evidence, in a form satisfactory to Buyer, that FCP Group, Inc. has taken legal action at least one day prior to the Closing Date to terminate the FCP Group, Inc. 401(k) Plan (“401(k) Plan”) and has notified participants of the termination of the FCP Group, Inc. Cash Balance Pension Plan (the “Cash Balance Plan”) (collectively, the Cash Balance Plan and the 401(k) Plan being, as applicable, the “FCP Retirement Plans”) in a manner that complies with Section 204(h) of ERISA (the “204(h) Notice”) and has taken legal action to terminate the Cash Balance Plan effective as of the date reflected in such 204(h) Notice. FCP Group, Inc. shall be solely responsible for terminating and winding down the FCP Retirement Plans in accordance with Applicable Law, including arranging for all benefit liabilities under the FCP Retirement Plans to be fully funded and satisfied, as applicable, and complying with all reporting and filing obligations with applicable Governmental Authorities. To the extent that Buyer or any Company Entity incurs any Liability with respect to the termination of the FCP Retirement Plans, including legal or other advisor or consultant fees, the Management Company Sellers agree to promptly reimburse Buyer for such Liability based on each Management Company Seller’s applicable pro rata portion of such Liability after being notified of such Liability.

(e)Nothing in this Section 4.2.4: (i) shall confer or guarantee any compensation, bonus or other amount, recognizing that the continued employment, performance of both the Employee and the applicable Company Entity, and other circumstance are factors in determining the amount of any such compensation, bonus or other amount; (ii) shall confer upon any Employee any right to continue in the employ or service of Buyer or its Affiliates (including any Company Entity), or (iii) shall interfere with or restrict in any way the rights of any employer of Employee, which rights are hereby expressly reserved, to discharge or terminate the services of any Employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 4.2.4 shall (A) be deemed or construed to be an amendment or other modification of any Plans or Buyer employee benefit plan, or (B) create any third-party rights in any Employee, Company or any of its Affiliates (or any beneficiaries or dependents thereof).
4.2.5Stock Consideration.
(a)Buyer shall deliver the following information to the Management Company Sellers’ Representative by 6:30 p.m. Eastern Time on the day before the Closing Date: (i) the Closing Stock Price; and (ii) the total number of shares of Buyer Stock to be issued to the Management Company Sellers at the Closing based on the definition of Stock Consideration, and, to the extent permitted by Applicable Law, shall provide any additional information reasonably requested by the Management Company Sellers’ Representative in connection therewith.
(b)The Management Company Sellers’ Representative agrees to provide all information reasonably requested by Buyer required to record the issuances of the Buyer Stock.
(c)With a view to making available to the Management Company Sellers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Management Company Seller to sell Buyer Stock to the public without registration, Buyer shall, at all times prior to the effectiveness of a registration statement covering the public resale of the Buyer Stock:
(i)use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the first anniversary of the Closing Date;
(ii)use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Buyer under federal Applicable Securities Laws so long as Buyer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;
(iii)furnish to any Management Company Seller upon reasonable request (i) to the extent accurate, a confirmation by Buyer that it has complied with the current public information requirements of Rule 144; and (ii) such other information as may be reasonably requested in availing the Management Company Seller of any legal requirement that permits the selling of Buyer Stock without registration pursuant to Rule 144;

(iv)use commercially reasonable efforts to maintain the listing of the Buyer Stock on the New York Stock Exchange or any other similar exchange until the earlier of such time as all of the Stock Consideration has been disposed of by the Management Company Sellers and the third anniversary of the Closing; and
(v)the Management Company Sellers understand that the Buyer Stock will bear the restrictive legend set forth in Section 3.1.8(f). Buyer agrees to issue any necessary instructions and to provide (at Buyer’s expense) any legal opinions or other documentation that may be required for Buyer’s transfer agent to remove any and all restrictive legends on certificates representing shares of Buyer Stock to effect such sale of securities pursuant to Rule 144, as soon as reasonably practicable following a written request by a Management Company Seller (such removal not to be required earlier than the date that is two years after the Closing Date), subject to receipt from such Management Company Seller or its counsel by Buyer or its counsel of customary representations and other documentation reasonably acceptable to Buyer and its transfer agent in connection with such removal.
(d)Piggyback Registration.
(i)Piggyback Registration Statement. If, after the second anniversary of the Closing, Buyer proposes to file a registration statement for the resale for cash of its Class B common stock by shareholders of the Buyer Stock other than the Management Company Sellers (excluding an offering relating solely to an employee equity plan or other employee benefit plan, an offering relating to a transaction on Form S-4, an offering of debt, whether or not convertible into equity securities of Buyer, a rights offering or an offering on any form of registration statement that does not permit secondary sales) (a “Piggyback Registration Statement”), Buyer shall give prompt written notice (the “Piggyback Notice”) to all Management Company Sellers that, to Buyer’s Knowledge, still hold the shares of Buyer Stock issued on the Closing Date (such shares, the “Registrable Securities” and, such holders, collectively, the “Piggyback Eligible Holders”) of Buyer’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series (i.e., Class B common stock) as those proposed to be registered as they may request (a “Piggyback Registration”). Buyer shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which Buyer has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five (5) Business Days after giving the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by Buyer, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or registration statements as may be filed by Buyer with respect to offerings subject to this Section 4.2.5(d)(i), all upon the terms and conditions set forth herein. Buyer shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Buyer has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered. Notwithstanding the foregoing, nothing in this Agreement or the other Transaction Documents is intended, and nothing shall be construed so as, to (i) require Buyer to file a Piggyback Registration Statement or (ii) give any Management Company Seller any right to demand Buyer to make an underwritten offering of its Registrable Securities or file a Piggybank Registration Statement.

(ii)Withdrawal from Registration. Buyer shall have the right to terminate or withdraw any registration initiated by it under this Section 4.2.5(d) prior to the effective date of such registration statement, whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such registration statement.
(iii)Registration Expenses. The Registration Expenses of any Piggyback Registrations shall be borne by Buyer. It is acknowledged by the Piggyback Eligible Holders that the Piggyback Eligible Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Piggyback Eligible Holders. For purposes of this Section 4.2.5(d), “Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including the following:
(A)     all registration, listing and filing fees, including fees with respect to filings required to be made with the FINRA and any national securities exchange on which the Registrable Securities are then listed;
(B)     fees and expenses of compliance with securities or blue sky laws (including reasonable and documented fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)     printing, messenger, telephone and delivery expenses;
(D)     reasonable fees and disbursements of counsel for Buyer; and
(E)     reasonable fees and disbursements of all independent registered public accountants of Buyer incurred specifically in connection with such Registration.
4.3Mutual Covenants.
4.3.1Regulatory Approvals.
(a)The Parties shall use commercially reasonable efforts to take all actions, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions contemplated by this Agreement and the other Transaction Documents as promptly as reasonably practicable, including (i) promptly making any necessary filings, applications, notices, petitions, statements, registrations, submissions or other Consents, including under the HSR Act or the Antitrust Laws of any Governmental Authority, provided, that the Parties shall (i) make any filings required under the HSR Act within fifteen (15) Business Days after the date of this Agreement and any filings required under the Antitrust Laws of any Governmental Authority as promptly as reasonably practicable; and (ii) using their respective commercially reasonable efforts to (A) comply to the extent necessary with any request for additional information and documentary material under the HSR Act or the Antitrust Laws of any Governmental Authority; and (B) resolve questions or objections, if any, as may be asserted by any Governmental Authority under the HSR Act or any other Antitrust Law. Each of Buyer, the Management Company Sellers and Company shall, and shall cause the other Company Entities to, seek early termination of the waiting period thereunder. Each Party shall, and shall cause such Party’s Affiliates to, furnish to each other Party such necessary information and assistance as such other Party may reasonably request in connection with its preparation of necessary filings, submissions or other Consents to the FTC, the Antitrust Division or any other federal, state, county or local Governmental Authority.

(b)The Parties, to the extent not prohibited by any Applicable Law, shall cooperate and consult with each other in connection with obtaining any Consents, registrations, permits, authorizations and other confirmations from any Governmental Authority under the HSR Act or the Antitrust Laws of any Governmental Authority, unless prohibited by Applicable Law, and: (i) promptly inform each other of any communication from any Governmental Authority under the HSR Act or the Antitrust Laws of any Governmental Authority; (ii) consult and cooperate with, and consider in good faith the views of, the other, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under the HSR Act or the Antitrust Laws of any Governmental Authority; (iii) upon request, promptly provide each other with copies of all written communications, correspondence and filings with any Governmental Authority under the HSR Act or the Antitrust Laws of any Governmental Authority; (iv) use good faith efforts to give each other reasonable advance notice of all meetings with any Governmental Authority under the HSR Act or the Antitrust Laws of any Governmental Authority; (v) not participate independently in any meeting (other than ministerial conversations) with a Governmental Authority under the HSR Act or the Antitrust Laws of any Governmental Authority without providing reasonable advance notice to the other Parties and an opportunity to attend and participate in such meeting; (vi) timely and promptly provide any additional information or documentation requested by the FTC, the Antitrust Division or any other federal, state, county or local Governmental Authority (including staff members) in connection with a second request or otherwise; and (vii) not otherwise unreasonably withhold, condition or delay its cooperation and approval required to obtain any Consents, registrations, permits, authorizations and other confirmations from any Governmental Authority under the HSR Act or the Antitrust Laws of any Governmental Authority. The Parties shall furnish to each other such necessary information and assistance as the other may reasonably request in connection with its preparation of necessary filings, submissions or other Consents to the FTC, the Antitrust Division or any other federal, state, county or local Governmental Authority.
4.3.2Public Announcements and Confidentiality.
(a)During the Pre-Closing Period, none of Buyer, Company, the Management Company Sellers’ Representative nor the Management Company Sellers shall (and each shall cause and direct its Affiliates and Representatives not to) issue a press release or any other public written statement or disseminate any public communication through any form of media (including radio, television or electronic media) about this Agreement, any other Transaction Document or the Transactions except, in the case of Buyer, with the Management Company Sellers’ Representative’s prior consent or, in the case of Company, the Management Company Sellers’ Representative or a Management Company Seller, with Buyer’s prior consent (except each Party may make any disclosure such Party reasonably believes, based on advice of counsel, is required by Applicable Law with at least two (2) Business Days advance notice to each other Party and except in each case as contemplated by Section 4.1.4, Section 4.2.1 or in obtaining required Governmental Approvals or other Consents).

(b)During the Pre-Closing Period and from and after the Closing, each Party shall (and shall cause its Affiliates and Representatives to) keep confidential non-public information about the Transactions and the terms and conditions of this Agreement and the other Transaction Documents (unless such Party reasonably believes, based on advice of counsel, that such Party is required to disclose such information by Applicable Law or as contemplated by Section 4.1.4, Section 4.2.1 or in connection with obtaining required Governmental Approvals or other Consents). If a Party is required to disclose the information by Applicable Law:
(i)it shall (to the extent: (A) not prohibited under Applicable Law; and (B) practicable under the circumstances) give the other Parties prompt written notice of this proposed disclosure so that any of them can seek a protective order; and
(ii)if there is no such protective order, the disclosing Party may disclose the information that, in its counsel’s opinion, it is required to disclose and to the Person to whom, in its counsel opinion, such disclosure is required to be made, after giving the other Parties written notice (to the extent: (A) not prohibited under Applicable Law; and (B) practicable under the circumstances) specifying this information as far in advance of disclosure as practicable and using commercially reasonable efforts to obtain assurances that the information disclosed will be treated confidentially.
(c)If this Agreement terminates, each Party shall (and shall cause such Party’s Affiliates and Representatives to) promptly return to each other Party, and not retain copies of, that other Party’s written proprietary information supplied in connection with this Agreement or any other Transaction Document; provided that a Party may retain a copy of any such information on a strictly confidential basis subject to the confidentiality obligations in Section 4.3.2(b), if contained in backup storage files or if such Party reasonably believes, based on advice of counsel, it is required to retain a copy of such information under Applicable Law.
4.3.3Disclosure Schedules.
(a)Any matter disclosed on a schedule delivered to Buyer, on the one hand, or the Management Company Sellers or Company, on the other hand, (as applicable) under this Agreement and any other Transaction Document for purposes of modifying a representation, warranty or covenant of Company, any Management Company Seller, or Buyer (as applicable), shall be deemed to modify only the representation and warranty or covenant to which such schedule relates (except as specifically referenced in such schedule).
(b)With respect to any schedule that is specifically required under this Agreement or any other Transaction Document to be updated as of the Schedule Bring-Down Date, such schedule shall be delivered to Buyer, on the one hand, or the Management Company Sellers’ Representative, on the other hand, (as applicable) no later than three (3) Business Days prior to the Closing Date. No update to any schedule required to be updated under this Agreement or any other Transaction Document shall be deemed to amend, or affect the content or accuracy of, any schedule as of the date of this Agreement or such other Transaction Document. With respect to any event of which the Management Company Sellers or Company did not have Knowledge as of the date of this Agreement or such other Transaction Document and that occurs after the date hereof or thereof that is required to be disclosed on a Schedule, and that is required to be updated as of the Schedule Bring-Down Date, such disclosure of such event shall be made by the Management Company Sellers or Company to Buyer upon any Management Company Seller or any Company, as applicable, gaining Knowledge of it and on the applicable Schedule on the Schedule Bring-Down Date, and shall be deemed to be disclosed on the applicable Schedule for purposes of Section 5.2.1 and Section 5.2.2 but not for any other purpose. The following schedules are required to be updated as of the Schedule Bring-Down Date (the “Schedule Update”): Schedule 3.2.8(b)(i) (Retirement Clients); Schedule 3.2.9(a) (Employees); Schedule 3.2.15 (Contract Matters); Schedule 3.2.18(a) (Clients and Fund Investors); Schedule 3.2.18(c) (Private Funds); Schedule 3.2.28(b) (Fund Real Property Investments).
4.3.4Cooperation. During the Pre-Closing Period, Buyer, the Management Company Sellers, and Company shall reasonably cooperate with each other and their respective Representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement and the other Transaction Document, and Buyer, the Management Company Sellers, and Company shall execute such other documents as are reasonably necessary, advisable or appropriate to the implementation and consummation of the Transactions, and otherwise use their commercially reasonable efforts to consummate the Transactions and to fulfill their obligations hereunder. Each of Buyer, the Management Company Sellers, and Company shall, as promptly as possible, use its commercially reasonable efforts to obtain, or cause to be obtained, all approvals, authorizations, orders and other Consents from all Governmental Authorities that may be or become necessary for the performance of its obligations pursuant to this Agreement and any other Transaction Document. Each of Buyer, the Management Company Sellers, and Company shall reasonably cooperate with any other Person and its Affiliates in promptly seeking to obtain all such approvals, authorizations, orders and other Consents. Buyer, the Management Company Sellers, and Company shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals, authorizations, orders and other Consents. Each of the Selling Principals agrees to cause the Management Company Seller associated with such Selling Principal (as indicated on Exhibit A) to comply with and perform all of its covenants and agreements under this Agreement and any other Transaction Document to which such Management Company Seller is a party to the extent of such Selling Principal’s power and authority over such Management Company Seller.
4.3.5Access to Third Parties. Buyer, the Management Company Sellers, and Company shall agree on mutually acceptable procedures to contact third party providers of Company and the Existing FCP Funds and their Subsidiaries, including auditors, transfer agents, custodians, administrators or any other service providers, and authorize such third-party providers to communicate with Buyer and to provide information reasonably requested by Buyer. During the Pre-Closing Period, Buyer shall not directly or indirectly contact or communicate with any Client or any Fund Investor with respect to this Agreement, any other Transaction Document, or the Transactions without, in each instance, the prior written consent of the Management Company Sellers’ Representative or participation by a Management Company Seller, or other Representative of Company, in such contact or communication along with Buyer; provided such restriction shall not restrict Buyer or its Affiliates, nor any of their respective Representatives, from contacting or communicating with any Client, Fund Investor or other Person in the ordinary course of business of Buyer or any such Affiliate regarding any matter not related to this Agreement, any other Transaction Document or the Transactions.

4.3.6Investment Management Services to FCP Funds. Notwithstanding any other agreements between any Company Entities and the Management Company Sellers, each of the Management Company Sellers shall cause Company to, and Company shall, directly or indirectly through the other Company Entities, provide Investment Management Services and Other Services to each FCP Fund, and Company shall be entitled to receive, directly or indirectly through the other Company Entities or otherwise, all asset management, Investment Management Services, leasing, real estate or property management, construction management, and all other fees for services rendered by Company, any other Company Entity or any Affiliate to the FCP Funds or their Affiliates, and all similar fees and compensation from such FCP Funds (but not, for the avoidance of doubt, any Carried Interest), and no such fees shall be for the benefit of any Management Company Sellers or their Affiliates other than Carried Interest from such FCP Funds pursuant to, and in accordance with, the Existing LP Agreement prior to the Conversion and the LLC Agreement, or other mutually agreed-upon agreements, following the Conversion and in the form of distributions to the Management Company Sellers as equity owners of Company.
4.3.7RWI Policy.
(a)During the Pre-Closing Period, Buyer and the Management Company Sellers (including the Management Company Sellers’ Representative) will reasonably coordinate to allow Buyer to obtain and bind, and Buyer shall obtain and bind, the RWI Policy at or prior to the Closing on terms mutually acceptable to Buyer and the Management Company Sellers’ Representative, including terms to the effect that each insurer of such policy waives its rights to bring any claim against any Management Company Seller by way of subrogation, claim for contribution or similar theory, except in the case of Fraud.
(b)Without the prior written consent of the Management Company Sellers’ Representative, Buyer shall not amend, waive or otherwise modify the provisions of the RWI Policy regarding waiver of subrogation rights (or amendments thereto) in any manner that would be adverse to the Management Company Sellers in any material respect.
(c)During the Pre-Closing Period, and from and after the Closing, the Parties agree that Buyer, on the one hand, and the Management Company Sellers, on the other hand, shall each bear fifty percent (50%) of all RWI Fees and Expenses. The Parties agree to pay, or make arrangements to pay and then pay (or cause to be paid), their respective share of any RWI Fees and Expenses that become due and payable when due, whether before Closing or upon or after Closing. Unless otherwise agreed in advance by Buyer in writing, no portion of any such RWI Fees and Expenses shall be paid by Company or any other Company Entity.
4.3.8Transaction Expenses. Except as otherwise provided in Exhibit L, during the Pre-Closing Period, and from and after the Closing, each Party shall be responsible for paying, or making arrangements for and then paying, their own Transaction Expenses as follows:

(a)Except for the RWI Fees and Expenses and as otherwise provided in Section 4.3.8(c) or in any other provision of this Agreement (including Schedule 5.2.6) or any other Transaction Document, the Management Company Sellers shall, severally and jointly, bear all expenses, costs and fees incurred by the Management Company Sellers and GP and, to the extent related to periods prior to the Closing or, with respect to any pre-Closing obligation not fulfilled prior to or at the Closing, following the Closing, Company, any other Company Entity or any FCP Fund or its Subsidiaries, in connection with due diligence, the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents, and complying with any of them, and the Transactions, including (i) all attorneys’, brokers’ (including those owed to Berkshire or any of its Affiliates) and auditors’ fees incurred by the Management Company Sellers and GP and, to the extent related to periods prior to the Closing or, with respect to any pre-Closing obligation not fulfilled prior to or at the Closing, following the Closing, Company, any other Company Entity or any FCP Fund or its Subsidiaries, (ii) all expenses incurred by the Management Company Sellers and GP and, to the extent related to periods prior to the Closing or, with respect to any pre-Closing obligation not fulfilled prior to or at the Closing, following the Closing, Company, any other Company Entity or any FCP Fund or its Subsidiaries, in connection with the filings, submissions and other Consents, and obtaining Governmental Approvals and other Consents, and (iii) all expenses incurred by the Management Company Sellers and GP and, to the extent related to periods prior to the Closing or, with respect to any pre-Closing obligation not fulfilled prior to or at the Closing, following the Closing, Company, any other Company Entity or any FCP Fund or its Subsidiaries, in connection with preparing, negotiating, executing, delivering and performing this Agreement and any other Transaction Documents and complying with it, whether or not the Transactions are consummated.
(b)Except for the RWI Fees and Expenses, as provided in Section 4.3.8(c) or in any other provision of this Agreement or any other Transaction Document, Buyer shall bear all expenses, costs and fees incurred by Buyer or its Affiliates in connection with due diligence, the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents, and complying with any of them, and the Transactions, including (i) all attorneys’, brokers’ and auditors’ fees incurred by Buyer or any Affiliate of Buyer, (ii) all expenses incurred by Buyer or any Affiliate of Buyer in connection with the filings, submissions and other Consents, and obtaining Governmental Approvals and other Consents, and (iii) all expenses incurred by Buyer or any Affiliate of Buyer in connection with preparing, executing, delivering and performing this Agreement and any other Transaction Documents and complying with it, whether or not the Transactions are consummated.
(c)All filing fees payable in connection with the required filing under the HSR Act of the Notification and Report Form with the Antitrust Division and the FTC shall be split equally between the Management Company Sellers, on the one hand, and Buyer, on the other hand.
4.4Restrictive Covenants.
4.4.1Acknowledgements. The Management Company Sellers (including the Non-Compete Parties) acknowledge that: (a) the Company Group and the Business includes confidential information that Buyer is acquiring through the Transactions (“Confidential Information”) consisting of any and all (i) trade secrets or, other Intellectual Property, (ii) non-public information concerning Clients and Fund Investors, (iii) information concerning the Company Group and the Business, however documented, and (iv) notes, analysis, compilations, studies, summaries, working papers or other materials prepared by or for the Company Group or the Business containing, based on, in whole or in part, or derived from any information included in clauses (i), (ii) or (iii) above; (b) the FCP Funds and their Subsidiaries and services comprising the Business are, or may be, marketed throughout the United States and internationally; (c) the Company Group and the Business compete with other businesses that are or could be located in any part of the United States or internationally; (d) Buyer has required the covenants set forth in this Section 4.4 as a condition to Buyer entering into this Agreement; (e) the covenants set forth in this Section 4.4 are reasonable and necessary to protect and preserve the Company Group and the Business and (f) the Company Group, the Business and Buyer will be irreparably harmed and damaged if the covenants in this Section 4.4 are breached.
4.4.2Confidentiality.
(a)The Parties agree (i) to be bound by and comply with the provisions set forth in the Confidentiality Agreement, which provisions are hereby incorporated herein by reference, and Section 4.3.2(b) and (ii) that the Confidentiality Agreement shall automatically terminate upon the Closing and cease to be of further effect.
(b)From and after the Closing, each Management Company Seller (including a Non-Compete Party) agrees that, except as otherwise provided in this Section 4.4.2, such Person shall not (i) disclose to any unauthorized Person nor (ii) use for its, his or her own account (other than in the case of this clause (ii) of this Section 4.4.2(b) (A) as otherwise necessary, advisable, or appropriate in connection with the performance of each such Person’s duties to Company, any other Company Entity, Buyer, or any of their Subsidiaries or Affiliates, or (B) in such Person’s capacity as an equity holder of Company) nor (iii) for the benefit of any third party, any Confidential Information, whether any of them have such information in memory or embodied in a writing or other physical form, without Buyer’s prior written consent, unless and to the extent that (1) the Confidential Information is or becomes generally known to the public other than as a result of the fault of any Management Company Seller (including any Non-Compete Party) or the fault of any other Person who, to the Selling Parties’ Knowledge, is bound by a duty of confidentiality to Buyer or Company, (2) the disclosure thereof is required by a court of competent jurisdiction or otherwise by Applicable Law, or (3) the disclosure thereof is necessary in connection with the enforcement of this Agreement or any other Transaction Document. If a Management Company Seller (including any Non-Compete Party) becomes legally compelled to disclose any Confidential Information, such Management Company Seller shall (i) provide Buyer with prior written notice (to the extent not prohibited under Applicable Law and practicable under the circumstances) of the need for such disclosure and the required content of such disclosure, (ii) if disclosure is required, furnish only that portion of the Confidential Information which, in the written opinion of legal counsel, is legally required, and (iii) reasonably cooperate with Buyer, at Buyer’s request and sole expense, to enable Buyer to obtain reliable assurances that confidential treatment will be accorded to the Confidential Information. The obligations in this Section 4.4.2 shall survive the Closing indefinitely.
4.4.3Non-Competition; Non-Solicitation. From and after the Closing, each Non-Compete Party, for and in consideration of the Aggregate Purchase Price to be received under this Agreement in connection with the sale of the Purchased Equity, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agrees to comply with the non-competition, non-solicitation and other restrictive covenants set forth in Exhibit H attached hereto.

4.4.4Reasonable Covenants. Each of the Management Company Sellers (including the Non-Compete Parties) agrees that each of the covenants included in Exhibit H is reasonable with respect to its scope, duration and geographic area.
4.4.5Extension of Restricted Period. In the event of a breach by a Non-Compete Party of Section 1 of Exhibit H, as determined by a Governmental Authority of competent jurisdiction, the term of such covenant shall be extended by the period of the duration of such breach with respect to the breaching Non-Compete Party.
4.4.6Severability of Covenants. If any of the covenants included in Section 4.4 are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area will be effective, binding and enforceable.
4.5Remedies. The Management Company Sellers acknowledge and agree that, in the event of a breach of Sections 4.1.3 (Exclusivity), 4.3.2 (Public Announcements and Confidentiality), or 4.4 (Restrictive Covenants) of this Agreement by any Management Company Seller, or Company, as applicable: (a) money damages would be inadequate and Buyer would have no adequate remedy at law; and (b) accordingly, the Management Company Sellers and Company agree that Buyer shall have the right, in addition to any other rights and remedies existing in its favor with respect to any such breach, to enforce its rights and the Management Company Sellers’ and Company’s obligations under this Agreement not only by an action or actions for damages under this Agreement but also by an action or actions for specific performance, injunction and/or other equitable relief, without posting any bond or security.
4.6Termination of Certain Rights. The Management Company Sellers shall amend and restate the Existing Principal Agreement effective as of the Closing Date to reflect the terms as the Selling Parties and Buyer may agree (with such agreement not to be unreasonably withheld, delayed or conditioned). Company and the Selling Parties agree that all remaining rights, obligations and restrictions contained in the provisions of the Existing Principal Agreement shall be terminated in their entirety as of the Closing in connection with the amending and restating of such Existing Principal Agreement pursuant to the Eighth Amended and Restated Agreement Among Principals, and that Company and the Selling Parties shall have no further rights, obligations or restrictions with respect to the Existing Principal Agreement from and after the Closing.
4.7Certain Tax Matters.
(a)The Management Company Sellers shall be responsible for preparing and causing to be filed the income Tax Returns of Company and, as applicable, each other Company Entity and the Existing FCP Funds and their Subsidiaries for all Pre-Closing Tax Periods (other than any Straddle Period), and shall use commercially reasonable efforts to cause the income Tax Returns for Company and, as applicable, any other Company Entity and the Existing FCP Funds and their Subsidiaries for that period to be prepared and filed by the due date for those Tax Returns. Any income Tax Return of Company and, as applicable, each other Company Entity, to be prepared and filed by the Management Company Sellers prior to the Closing, or relating to periods prior to the Closing, shall, to the extent permitted by Applicable Law and the relevant facts, be prepared on a basis consistent with that Person’s last previous similar Tax Return, except with respect to designating income as self-employment income. Each of the Management Company Sellers and Company shall cause, as applicable, any other Company Entity to provide a copy of each such income Tax Return to Buyer no less than twenty (20) days in advance of filing such Tax Return and shall consult with Buyer should Buyer so request concerning each such Tax Return.
(b)The income Tax Returns of Company for any period following the Closing (including any Straddle Period) shall be prepared in accordance with the LLC Agreement.
(c)Each Party shall reasonably cooperate, and shall cause their respective Affiliates, employees and other Representatives to reasonably cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records that are necessary for the preparation of any Tax Returns that the applicable Party is required to file and providing such other assistance as the other Party may reasonably request.
(d)In the case of a Straddle Period, the amount of any Taxes based on or measured by income, receipts, sales, use or payroll of Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity or non-U.S. entity in which Company holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes of Company for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on and including the Closing Date and the denominator of which is the number of days in such Straddle Period.
(e)The Parties agree that in the event that a partnership-related adjustment shall be determined with respect to Company under section 6221 et seq. of the Code with respect to any taxable year of Company, Company, and its partnership representative with respect to Company for the taxable year with respect to which such adjustment has been determined (the “Reviewed Year”), shall make a “push out” election under section 6226 of the Code and each partner of Company for the Reviewed Year shall take such adjustment into account for such partner’s own tax purposes as provided in subsection (b) of section 6226 of the Code.
4.8Name Change and Co-Brand. At or prior to the Closing, the Management Company Sellers and Company shall, and shall cause the other Company Entities to, take all necessary actions, including all required corporate and regulatory filings, to change the legal names of any Company Entities (“FCP Name Change”) to names as mutually agreed upon by the Parties (the “Co-Brand”). Except as set forth on Schedule 4.8: (a) following the Closing, the Parties agree that the Company Group and the Business shall operate exclusively under the Co-Brand; and (b) Buyer shall have the exclusive right to control and direct the use, presentation, and implementation of the Co-Brand in all material respects. From and after the Closing, the Management Company Sellers shall, and shall cause their respective Affiliates and Representatives to, reasonably cooperate with Buyer and the Company Group in all matters necessary or advisable to implement and maintain consistent brand usage. At or prior to the Closing, the Management Company Sellers and Company shall, and shall cause the other Company Entities to, take all necessary actions, including all required corporate and regulatory filings, to change the legal names of any entities that are Affiliated with the Company Group (including Company and its Subsidiaries) or any Management Company Seller prior to Closing but that will not become Affiliates of Buyer as the result of the consummation of the Transactions that bear the letters or term “FCP” to a name that does not include “FCP” or does not otherwise appear to be associated with the letters or term “FCP.”

4.9Satisfaction of Indebtedness. Prior to or at the Closing, each of the Management Company Sellers and Company shall, and shall cause the other Company Entities to, fully satisfy and discharge the Indebtedness of Company and any other Company Entity set forth on Schedule 4.9, and terminate any Guarantees of Company and any other Company Entity and release any Liens (other than Permitted Liens) on the assets of Company and any other Company Entity associated therewith.
4.10Side Letter on Carried Interest, Co-Investment and Seed Capital. The Parties mutually covenant and agree to negotiate in good faith and enter into a side letter, in form and substance consistent with the terms outlined on Exhibit M and reasonably satisfactory to the Parties (the “Side Letter”) on or prior to the Closing Date. The Side Letter shall address the matters outlined on Exhibit M, including (a) the allocation, participation and entitlement of Carried Interest or any modification thereof with respect to New FCP Funds; (b) the co-investment obligations with respect New FCP Funds; (c) the provision of seed and anchor capital investments to New FCP Funds; and (d) any other related matters as agreed to between the Parties.
4.11Certain IRS Filings. From and after the Closing, Management Company Sellers shall severally, and not jointly, in accordance with each Management Company Seller’s Pro Rata Share for Closing Cash, promptly reimburse Buyer for any and all Losses arising out of or relating to the failure of Company or any of its Affiliates to comply with Sections 6055 and 6056 of the Code, including any failure to timely prepare, file, or distribute IRS Forms 1094-C and 1095-C for any tax year beginning on or after January 1, 2019, including any penalties, interest, costs of preparation and filing, legal or professional fees, or other related expenses incurred by Buyer or Company Group in connection therewith.
Article V

CONDITIONS PRECEDENT TO THE CLOSING
5.1Conditions to Each Party’s Obligations. The obligations of the Selling Parties and Company, on the one hand, and Buyer, on the other hand, to consummate the Transactions are subject to the fulfillment, or prior mutual written waiver by each of the Parties, on or before the Closing Date, of the following conditions:
5.1.1No Injunction, etc. No court or other Governmental Authority shall have issued an order, injunction, decree, stipulation or judgment, and there shall be no action, proceeding or other Litigation pending, or to a Party’s Knowledge, threatened before a court or other Governmental Authority, restraining, enjoining or otherwise prohibiting consummation of the Transactions (or seeking to restrain, enjoin or otherwise prohibit consummation of the Transactions). No court or other Governmental Authority shall have promulgated, entered or issued, or determined to be applicable to this Agreement, any Applicable Law making the consummation of the Transactions illegal and no action, proceeding or other Litigation with respect to the application of any such Applicable Law is pending, or to a Party’s Knowledge, threatened.

5.1.2Governmental Approvals. Any applicable waiting period under the HSR Act shall have expired (or early termination shall have been granted), and the other Governmental Approvals set forth on Schedule 5.1.2 shall have been made or obtained.
5.1.3Client Consents. Company shall have obtained all Client Consents set forth on Schedule 5.1.3 and such Client Consents shall remain in full force and effect.
5.1.4LLC Agreement. Buyer (or its designated Subsidiary) and Company Management Company Sellers (other than the Departing Management Company Seller) shall have executed and delivered the LLC Agreement, and such agreement shall be in full force and effect but for the Closing.
5.1.5Preliminary Closing Statement. The Preliminary Closing Statement shall have been delivered and mutually agreed by the Parties.
5.1.6RWI Policy. At or prior to the Closing, Buyer shall have obtained and bound the RWI Policy, and Buyer, on the one hand, and the Selling Parties, on the other hand, each shall have paid, or made arrangements for the payment of, one-half (1/2) of the premium and broker fees owing in connection with the RWI Policy.
5.1.7Side Letter. The Parties shall have executed and delivered to each other Party the Side Letter, effective as of the Closing.
5.2Conditions to Buyer’s Obligations. Buyer’s obligations to consummate the Transactions are also subject to the fulfillment, or prior written waiver by Buyer, on or before the Closing Date, of the following conditions:
5.2.1Representations Concerning Company. The representations and warranties provided by the Selling Parties and Company in Section 3.2:
(a)other than the Company Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing (except representations and warranties made as of a certain date, which were true and correct as of such date), except for breaches of such representations and warranties that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (disregarding for purposes of this Section 5.2.1(a) any qualification as to materiality set forth in such representation or warranty); and
(b)that are Company Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing (except representations and warranties made as of a certain date, which are so measured as of such date).
Company shall have delivered to Buyer a certificate, dated the Closing Date, certifying the matters in this Section 5.2.1.

5.2.2Representations Concerning the Selling Parties. The representations and warranties provided by the Selling Parties in Section 3.1:
(a)other than the Management Company Seller Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing (except representations and warranties made as of a certain date, which were true and correct as of such date), except for breaches of such representations and warranties that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (disregarding for purposes of this Section 5.2.2(a) any qualification as to materiality in such representation or warranty); and
(b)that are Management Company Seller Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing (except representations and warranties made as of a certain date, which are so measured as of such date).
Each of the Selling Parties shall have delivered to Buyer a certificate, dated the Closing Date, certifying (as to itself only) the matters in this Section 5.2.2.
5.2.3Performance. Company and each Selling Party shall have duly performed and complied in all material respects with the obligations and conditions that it, he or she must comply with under this Agreement and any other Transaction Document by or before Closing. Company and each Selling Party shall have delivered to Buyer a certificate, dated the Closing Date, certifying the matters in this Section 5.2.3.
5.2.4Tax Certificate. Each Management Company Seller shall have delivered to Buyer an IRS Form W-9.
5.2.5Employment Agreements and Related Matters. Each of the Employment Agreements shall have been entered into and shall remain in full force and effect (but for the Closing) and there shall be no default under any of them on the part of the Employees party thereto. Each Employee who executed and delivered an Employment Agreement as contemplated in this Agreement shall have (a) executed and delivered a Release, which shall be in full force and effect (but for the Closing); and (b) completed and executed Buyer’s standard employment application, background and credit check authorizations and other employment documentation as reasonably requested by Buyer.
5.2.6Third-Party Consents. Company shall have obtained the Consent from each Person set forth on Schedule 5.2.6 pursuant to, and in accordance with, the Contract set forth across from such Person on such Schedule 5.2.6.

5.2.7Pre-Closing Reorganization. The Company Entities shall have completed and effected the Pre-Closing Reorganization, including the FCP Name Change.
5.2.8Transfer of Purchased Interests; Other Closing Deliverables. Prior to or on the Closing Date, Management Company Sellers shall have delivered to Buyer (or its designated Subsidiary):
(a)a certificate representing the Purchased Equity duly endorsed (or accompanied by duly executed powers), for transfer to Buyer (or its designated Subsidiary), or, if uncertificated, such other documentation evidencing the transfer of the Purchased Equity, to Buyer (or its designated Subsidiary) as Buyer may reasonably request, as necessary or appropriate to transfer good and marketable title to Buyer (or its designated Subsidiary) free and clear of any Lien or other Adverse Claim;
(b)a certificate executed by a senior officer of Company certifying resolutions were duly adopted by Company authorizing and approving the execution of this Agreement and the consummation of the Transactions and that such resolutions remain in full force and effect;
(c)reasonably recent good standing certificate issued by the Delaware Secretary of State that Company is in good standing of the Company in Delaware as requested in advance by Buyer; and
(d)cross-receipt in a form reasonably satisfactory to Company (and not to be unreasonably withheld, conditioned, or delayed) executed by each Management Company Seller and Company.
5.2.9No Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred. Company and the Management Company Sellers’ Representative shall have executed and delivered to Buyer a certificate, dated as of the Closing Date, certifying as to the matters in this Section 5.2.9.
5.2.10Filing of Name Change. Company shall have filed, and shall have caused any other applicable Company Entity to have filed, all documents necessary to effect the FCP Name Change with the appropriate Governmental Authorities, in a form acceptable to Buyer to be effective as of the Closing Date.
5.2.11Lock-up Agreement. Each of the Lock-up Agreements shall have been executed and delivered, and shall remain in full force and effect (but for the Closing), and there shall be no default under any of them on the part of the equity holders thereto.
5.3Conditions to The Selling Parties’, Management Company Sellers’ Representative’s and Company’s Obligations. The Selling Parties’, the Management Company Sellers’ Representative’s and Company’s obligations to consummate the Transactions are also subject to the fulfillment, or prior written waiver by the Management Company Sellers’ Representative, on or before the Closing Date, of the following conditions:
5.3.1Representations. Buyer’s representations and warranties provided by Buyer in Section 3.3:
(a)other than the Buyer Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing (except representations and warranties made as of a certain date, which were true and correct as of such date), except for breaches of such representations and warranties that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect (disregarding for purposes of this Section 5.3.1(a) any qualification as to materiality set forth in such representation or warranty); and
(b)that are Buyer Fundamental Representations shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing (except representations and warranties made as of a certain date, which are so measured as of such date). Buyer shall have delivered to the Management Company Sellers’ Representative a certificate, dated the Closing Date, certifying the matters in this Section 5.3.1.
5.3.2Performance. Buyer shall have duly performed and complied in all material respects with its obligations and conditions that it must comply with under this Agreement and any other Transaction Document by or before Closing. Buyer shall have delivered to the Management Company Sellers’ Representative a certificate, dated the Closing Date, certifying the matters in this Section 5.3.2.
5.3.3Employment Agreements. Each of the Employment Agreements (including each of the Agreements Regarding Confidential Information included as an exhibit thereto) shall be in full force and effect (subject to and conditioned upon the Closing).
5.3.4No Buyer Material Adverse Effect. Since the date of this Agreement, no Buyer Material Adverse Effect shall have occurred. Buyer shall have executed and delivered to the Management Company Sellers’ Representative a certificate, dated as of the Closing Date, certifying as to the matters in this Section 5.3.4.
5.3.5Special Incentive Plan. Buyer shall have executed, adopted and approved the Special Incentive Plan, and such plan shall be in full force and effect (but for the Closing).
5.3.6Other Closing Deliverables. Buyer shall have delivered to the Management Company Sellers’ Representative:
(a)a certificate executed by a senior officer of Buyer certifying resolutions were duly adopted by Buyer authorizing and approving the execution of this Agreement and the consummation of the Transactions and that such resolutions remain in full force and effect;
(b)a reasonably recent good standing certificate issued by the Pennsylvania Department of State that Buyer is in good standing in Pennsylvania; and
(c)cross-receipt in a form reasonably satisfactory to Buyer (and not to be unreasonably withheld, conditioned or delayed) executed by Buyer.

Article VI

TERMINATION
6.1Termination. This Agreement and the other Transaction Documents may be terminated before the Closing Date:
(a)by the written agreement of Buyer and the Management Company Sellers’ Representative;
(b)by Buyer by written notice to the Management Company Sellers’ Representative, on the one hand, or by the Management Company Sellers’ Representative by written notice to Buyer, on the other hand, at any time after 5:00 p.m., New York City time, at any time after August 31, 2026 if the Closing has not occurred by then (unless due to a material breach of this Agreement or any other Transaction Document by Buyer, if Buyer is seeking to terminate, or by Company or a Selling Party (including the Management Company Sellers’ Representative), if the Management Company Sellers’ Representative is seeking to terminate), provided, however, that if, by August 31, 2026, the Company has obtained Consents from the Persons listed on Schedule 5.2.6(a) representing 85% or more of the outstanding principal amount of Indebtedness under the Contracts pursuant to which such Persons are the lenders or the servicers of such Indebtedness, then the August 31, 2026 date shall automatically be extended to November 30, 2026, unless either date is extended by the mutual written consent of Buyer and the Management Company Sellers’ Representative;
(c)by Buyer if a Selling Party or Company has breached (if a representation, warranty or covenant contains a materiality qualifier) or materially breached (if a representation, warranty or covenant does not contain a materiality qualifier) any of its, his or her representations, warranties or obligations in this Agreement or any other Transaction Document and has not cured this breach within ten (10) Business Days of receiving notice of the breach, and such uncured breach would result in a failure of a closing condition in Article V if it continued at the Closing; provided that Buyer has performed and complied, in all respects (if a representation, warranty or covenant contains a materiality qualifier) or in all material respects (if a representation, warranty or obligation does not contain a materiality qualifier), with its representations, warranties and obligations required by this Agreement or any other Transaction Document to have been performed or complied with before this time;
(d)by the Management Company Sellers’ Representative if Buyer has breached (if a representation, warranty or covenant contains a materiality qualifier) or materially breached (if a representation, warranty or covenant does not contain a materiality qualifier) any of its, his or her representations, warranties or obligations in this Agreement or any other Transaction Document and has not cured this breach within ten (10) Business Days of receiving notice of the breach, and such uncured breach would result in a failure of a closing condition in Article V if it continued at the Closing; provided that the Selling Parties and Company has performed and complied, in all respects (if a representation, warranty or covenant contains a materiality qualifier) or in all material respects (if a representation, warranty or covenant does not contain a materiality qualifier), with its representations, warranties and obligations required by this Agreement or any other Transaction Document to have been performed or complied with before this time;

(e)by Buyer or the Management Company Sellers’ Representative (as applicable) within five (5) Business Days after any permitted Schedule Update is delivered by the Selling Parties or Company, on the one hand, or Buyer, on the other hand (as applicable) if such Schedule Update discloses matters or events that had, or would reasonably be expected to have, a Company Material Adverse Effect, in the case of a Schedule Update delivered by the Management Company Sellers or Company, or a Buyer Material Adverse Effect, in the case of a Schedule Update delivered by Buyer; or
(f)by the Management Company Sellers’ Representative by written notice to Buyer, on the one hand, or by Buyer, by written notice to the Management Company Sellers’ Representative, on the other hand, if consummation of the Transactions is enjoined by a final non-appealable order of a federal or state court or other Governmental Authority; or there shall be any action taken, or any statute, rule, regulation, order or other Applicable Law enacted, promulgated or issued or deemed applicable to the Transactions by a federal or state court or other Governmental Authority which would make the consummation of the Transactions illegal.
6.2Effect of Termination. If this Agreement and the other Transaction Documents are terminated in accordance with Section 6.1, they shall become void and have no effect, without any obligation or Liability to any Person in respect of this Agreement, any other Transaction Document, or the Transactions on the part of any Party, or a Party’s directors, officers, Employees, agents, advisers, stockholders, members, partners, other Representatives or Affiliates, except that (a) the provisions of this Section 6.2, Article VIII (and related definitions) and the Confidentiality Agreement shall remain in full force and effect and shall survive any termination of this Agreement and the other Transaction Documents and (b) any termination shall be without prejudice to a non-breaching Party’s rights to seek damages for any Fraud or material and willful breach of this Agreement or any other Transaction Document.
Article VII

SURVIVAL AND REMEDIES
7.1Survival. The representations and warranties of Company and the Selling Parties contained in this Agreement shall not survive the Closing and the representations and warranties of Buyer contained in this Agreement shall survive for twelve (12) months after the Closing Date. Any covenants of the Parties contained in this Agreement to be performed at or prior to the Closing shall not survive the Closing. Any covenants contained in this Agreement to be performed by a Party after the Closing (the “Post-Closing Covenants”), shall survive the Closing until the earlier of, with respect to each Post-Closing Covenant, the time at which such Post-Closing Covenant: (a) is fully performed in accordance with its terms; or (b) terminates or expires in accordance with its terms.
7.2RWI Policy.
(a)Buyer acknowledges and agrees that: (i) the RWI Policy shall be Buyer’s sole and exclusive recourse for any and all Losses arising from, relating to, or resulting from any breaches or inaccuracies of any of the representations and warranties of any Selling Parties and/or Company contained in Section 3.1 and/or Section 3.2 of this Agreement; and (ii) Buyer hereby waives any claim, cause of action, or other recourse against any Selling Party and/or Company arising from, relating to, or resulting from any such breaches or inaccuracies of any such representations and warranties, in each case, except with respect to Fraud.

(b)Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, nothing in this Agreement nor any other Transaction Document shall: (i) limit or restrict Buyer’s (or any of its Affiliates’) right or ability to make and collect a claim under the RWI Policy; (ii) require Buyer (or any of its Affiliates, including, after the Closing, Company, or any other Company Entity) to pursue any claim under any other insurance policy, or to pursue any claim, cause of action, or other remedy against any Person, before making or collecting a claim under the RWI Policy; or (iii) limit, eliminate, or otherwise modify any claims or remedies arising from, relating to, or resulting from the Fraud of the Selling Parties or Company with respect to the representations and warranties made by the Selling Parties or Company contained in Section 3.1 or Section 3.2 of this Agreement (including as those representations and warranties relate to the Selling Parties, any Company Entity, any FCP Fund or any Subsidiary of a FCP Fund or the Business); provided, that no Management Company Seller (including the Selling Principals associated therewith) shall be liable for the Fraud of any other Party or Person other than, from and after the Closing Date, each Management Company Seller being severally, and not jointly, liable for such Management Company Seller’s Pro Rata Share for Closing Cash of any Losses of Buyer arising from, relating to, or resulting from the Fraud of the Selling Parties and Company with respect to the representations and warranties of the Selling Parties and Company contained in Section 3.1 and Section 3.2 of this Agreement. To the extent Buyer or any of its Affiliate (including Company or any other Company Entity) incur any Losses for any breach or inaccuracy of any of the representations and warranties of the Selling Parties and Company contained in Section 3.1 and Section 3.2 of this Agreement that are not covered by the RWI Policy due to the then-applicable retention amount under the RWI Policy, Buyer shall provide the Management Company Sellers’ Representative with reasonably detailed descriptions of such breach or inaccuracy and total amount of Losses resulting therefrom, and Management Company Sellers (including the Selling Principals associated therewith) shall severally, and not jointly, in accordance with each Management Company Seller’s Pro Rata Share for Closing Cash, reimburse Buyer for fifty percent (50%) of such amount, which, for the avoidance of doubt, shall not exceed fifty percent (50%) of the then-applicable retention amount under the RWI Policy.
7.3Right to Pursue Available Remedies for Breaches of Buyer Representations and Warranties and Post-Closing Covenants. The Parties agree that, subject to the terms, conditions and limitations set forth in this Article VII, from and after the Closing Date, each Party shall have the right to pursue any claim, cause of action (including for injunctive, specific performance, or other equitable remedy, or actions at law for breach of contract or other available causes of action) for Losses arising out of, relating to or resulting from: (a) in the case of Buyer, any breach of a covenant in this Agreement or any other Transaction Document by any Selling Parties (including the Management Company Sellers’ Representative) or any Company Entity to the extent it applies from and after the Closing (i.e., a Post-Closing Covenant); and (b) in the case of any Party (other than Buyer), a breach or inaccuracy of any representation or warranty, or breach of any covenant, of Buyer in this Agreement or any other Transaction Document by Buyer. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, nothing in this Agreement or any other Transaction Document shall require Buyer (or any of its Affiliates, including after the Closing, Company or any other Company Entity) to pursue any claim under any insurance policy, or to pursue any claim, cause of action or other remedy against any Person, before making, asserting, or collecting a claim, cause of action, or other remedy for a breach of any Post-Closing Covenant or for Fraud.

7.4Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, Buyer shall not be liable for any Losses of any Selling Party (including the Management Company Sellers’ Representative) or any other Person arising out of or relating to any breach or inaccuracy of any representation or warranty of Buyer in this Agreement or any other Transaction Document unless and until the aggregate amount of all such Losses incurred by any such Selling Party (including the Management Company Sellers’ Representative) or any other Person exceeds an amount equal to the retention amount under the RWI Policy as of the Closing and then only to the extent that such Losses exceed such amount. The aggregate liability of Buyer for any and all Losses arising out of or relating to any breach or inaccuracy of any representation or warranty of Buyer in this Agreement or any other Transaction Document shall in no event exceed the amount of the policy limit under the RWI Policy as of the Closing. The limitations set forth in this Section 7.4 shall not apply to Fraud by Buyer.
7.5Set-Off; Remedies. In addition to any other remedy that Buyer may have under this this Agreement, any other Transaction Document, Applicable Law, or otherwise, the Management Company Sellers agree that Buyer shall have the express right (but not obligation), with prior notice to the Management Company Sellers, to set-off any amounts that are due and owing by any Management Company Seller to Buyer under this Agreement or the LLC Agreement (other than any Tax Distributions to such Management Company Sellers under the LLC Agreement) from any payments otherwise due and owing by Buyer to such Management Company Seller under this Agreement (including Earnout Consideration, if any).
Article VIII

MISCELLANEOUS
8.1Notices.
(a)All notices, requests, demands and other communications made in connection with this Agreement and the other Transaction Documents (unless specified otherwise therein) shall be in writing and shall be (x) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (y) transmitted by hand delivery or nationally recognized overnight courier, or (z) sent by e-mail, addressed as follows:
if to Buyer:
Federated Hermes, Inc.
Federated Hermes Tower
1001 Liberty Avenue, 27th Floor
Pittsburgh, PA 15222-3779
Attention:    Thomas R. Donahue
Thoedore W. Zierden III
George F. Magera
E-mail:        Tom.Donahue@FederatedHermes.com
        Ted.Zierden@FederatedHermes.com
        George.Magera@FederatedHermes.com
with copies to (which shall not constitute notice):

K&L Gates LLP
70 West Madison Street
Suite 3300
Chicago, Illinois 60602-4207
Attention:    Brent E. Williams
Email:        brent.williams@klgates.com
if to the Management Company Sellers’ Representative:
FCP Seller Rep LLC
c/o FCP Fund Manager, L.P.
4445 Willard Avenue, Suite 900
Chevy Chase, MD 20815
Attention:     Garland Faist, CEO
E-mail:     gfaist@fcpdc.com

with copies to (which shall not constitute notice):
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention:     Thomas J. LaFond
        Ranan Well
Email:         TLaFond@goodwinlaw.com
        rwell@goodwinlaw.com
if to Company:
FCP Fund Manager, L.P.
4445 Willard Avenue, Suite 900
Chevy Chase, MD 20815
Attention:     Garland Faist, CEO
E-mail:     gfaist@fcpdc.com

with copies to (which shall not constitute notice):
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Attention:     Thomas J. LaFond
        Ranan Well
Email:         TLaFond@goodwinlaw.com
        rwell@goodwinlaw.com
or, in each case, such other address as may be specified in writing to the Party giving notice in accordance with this Section 8.1.

(b)All such notices, requests, demands and other communications shall be deemed to have been received:
(i)if mailed by first-class, registered or certified mail, return receipt requested, postage prepaid: on the fifth (5th) Business Day after mailing;
(ii)if transmitted by hand delivery: on the day delivered;
(iii)if sent prepaid by a nationally recognized overnight delivery service: on the first (1st) Business Day after mailing; and
(iv)if sent by e-mail: on the day of transmission.
8.2Headings and Section, Schedule and Exhibit References. The headings in this Agreement and the other Transaction Documents are for convenience only and do not affect this Agreement’s or such other Transaction Document’s meaning or interpretation. Unless otherwise specified, references to a Section, Schedule or Exhibit in this Agreement or any other Transaction Document are references to a Section of, or Schedule or Exhibit to, this Agreement or such other Transaction Document, as applicable.
8.3Entire Agreement. This Agreement, the Confidentiality Agreement (prior to the automatic termination thereof at the Closing pursuant to Section 4.4.2(a)), and the other Transaction Documents, together with any Exhibits and Schedules hereto or thereto, contain the entire agreement and all understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations made by or of the Parties, represent the exclusive statement of all agreements, understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations of the Parties, and supersede all prior agreements, understandings, covenants, representations, warranties, statements, courses of dealing or conduct, duties and obligations (written or oral, expressed or implied) of, made by or between the Parties, with respect to the Transactions. EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANOTHER TRANSACTION DOCUMENT, NO PAST OR FUTURE ACTION (INCLUDING ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS), COURSE OF CONDUCT OR DEALING, OR FAILURE TO ACT RELATING TO THE PERFORMANCE OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS, OR THE DISCUSSION OR NEGOTIATION OF THE TERMS OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS, WILL GIVE RISE TO OR SERVE AS A BASIS FOR ANY DUTY, OBLIGATION OR OTHER LIABILITY ON THE PART OF ANY PARTY. Notwithstanding the foregoing or any contrary provision contained in this Agreement or any other Transaction Document, and for the avoidance of doubt, nothing contained in this Section 8.3 shall expand or modify any of the representations and warranties set forth in this Agreement or any other Transaction Document.

8.4Counterparts. This Agreement and the other Transaction Documents may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
8.5Governing Law. This Agreement and the other Transaction Documents (unless specified otherwise therein) shall be governed in all respects (including as to validity, interpretation and effect) and construed under the laws of the State of New York, without giving effect to its conflict of laws rules. Each Party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other Party or its successors or assigns shall be brought and determined in any federal court sitting in New York City, New York, USA, and each Party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement or any other Transaction Document (unless specified otherwise therein). Each Party agrees not to commence any action, suit, proceeding or other Litigation relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in as described herein. Each Party further agrees that notice as provided herein shall constitute sufficient service of process and each Party further waives any argument that such service is insufficient.
8.6Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR TO INTERPRET, APPLY OR ENFORCE THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.
8.7Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, personal representatives, successors and permitted assigns.
8.8No Third-Party Beneficiaries. Except as provided in Section 6.2 (with respect to the limitation of Liability on termination of this Agreement), nothing in this Agreement or any other Transaction Document (unless specified otherwise therein) confers any rights on any Person except the Parties and their heirs, personal representatives, successors and permitted assigns.
8.9Amendment; Waivers.
(a)Amendments, modifications and discharges of this Agreement or any other Transaction Document (unless specified otherwise therein), and waivers hereunder or thereunder, are only valid and binding if in writing and duly executed by the Parties hereto or thereto and any other Person against which such an amendment, modification, discharge or waiver can be enforced.

(b)Waivers waive only the specific matter described in the writing and do not impair the rights of the Party granting the waiver in other respects or at other times. A Party’s waiver of a breach of a provision of this Agreement or any other Transaction Document will not constitute a waiver of a similar breach. No failure by any Party to enforce any right or provision under this Agreement or any other Transaction Document, or take any action with regards to any breach of this Agreement or any other Transaction Document or default by the other Parties to this Agreement or any other Transaction Document, shall constitute a waiver of such Party’s right to enforce any provision of or right under this Agreement or any other Transaction Document or to take action with regard to a breach or default or any subsequent breach or default by the other Parties.
8.10Severability. If any provision of this Agreement or any other Transaction Document is inoperative or unenforceable for any reason, this shall not render the provision inoperative or unenforceable in any other case, circumstance or jurisdiction, or render any other provision invalid, inoperative, or unenforceable, so long as this Agreement, taken as a whole, or such other Transaction Document, taken as a whole, as applicable, still expresses the Parties’ material intent. The invalidity of any one or more phrases, sentences, clauses, Sections or Subsections of this Agreement shall not affect the remaining parts of this Agreement or any other Transaction Document or the validity of that phrase, sentence, clause, Section or Subsection in any other jurisdiction.
8.11Injunctive Relief; Specific Performance; Other Equitable Remedies. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the Parties do not perform the provisions of this Agreement or any other Transaction Document in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance or other equitable relief to prevent breaches of this Agreement or any other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, in addition to any other remedy to which they are entitled under this Agreement, any other Transaction Document, Applicable Law, or otherwise. Each of the Parties agrees that it, he or she shall not oppose the granting of an injunction, specific performance or other equitable relief on any basis, including the basis that any other Party has an adequate remedy at Applicable Law or that any award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at Law or in equity. Any Party seeking: (i) an injunction or injunctions to prevent breaches of this Agreement or any other Transaction Document; (ii) to enforce specifically the terms and provisions of this Agreement or any other Transaction Document; or (iii) other equitable relief, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.
8.12Management Company Sellers’ Representative. The Selling Parties hereby appoint FCP Seller Rep LLC (the “Management Company Sellers’ Representative”) as attorney-in-fact, authorizing it to act on their behalf to supervise the Closing, to execute or deliver any instruments of transfer or other documents required of the Selling Parties and receive documents required of Buyer at the Closing, to give and receive notices for the Selling Parties pursuant to Section 8.1 above, to receive and distribute the Aggregate Purchase Price or other amounts payable hereunder, to take any other action required or permitted by this Agreement or any other Transaction Document, and to administer all other matters related to this Agreement and the other Transaction Documents, as contemplated by this Agreement or any other Transaction Document. The Selling Parties hereby confirm all actions that the Management Company Sellers’ Representative shall do or cause to be done by virtue of its appointment as the Management Company Sellers’ Representative of the Selling Parties. The Management Company Sellers’ Representative shall act for the Selling Parties on all of the matters set forth in this Agreement and each other Transaction Document in the manner the Management Company

Sellers’ Representative believes to be in the best interest of the Selling Parties and consistent with the obligations under this Agreement and the other Transaction Documents, but the Management Company Sellers’ Representative shall not be responsible to the Selling Parties for any Losses the Selling Parties may suffer by the performance of its, his or her duties under this Agreement and the other Transaction Documents, other than Losses arising from the willful misconduct or gross negligence in the performance of its, his or her duties under this Agreement and the other Transaction Documents. The Selling Parties agree jointly and severally to indemnify, defend and hold harmless the Management Company Sellers’ Representative and the Management Company Sellers’ Representative’s Representatives from and against any and all Losses that may be incurred by any of them arising out of or in connection with its appointment as the Management Company Sellers’ Representative under this Agreement and the other Transaction Documents (except such as may result from the Management Company Sellers’ Representative’s willful misconduct or gross negligence in the performance of its, his or her duties under this Agreement and the other Transaction Documents), including the legal costs of defending itself, himself or herself against any claim or Liability in connection with its performance under this Agreement and the other Transaction Documents executed and delivered by the Management Company Sellers’ Representative in connection with this Agreement and the other Transaction Documents. The Management Company Sellers’ Representative, each Selling Party and Buyer expressly acknowledge that the Management Company Sellers’ Representative shall have no authority or responsibility to act on behalf of any Selling Party in connection with any claim, action, proceeding or other Litigation initiated against such Selling Party pursuant to a breach by such Selling Party hereunder or under any other Transaction Document.
8.13Assignment; Successors. Except as contemplated herein, without the prior written consent of the other Parties, no Party to this Agreement may assign or delegate (by operation of law or otherwise) this Agreement, or any of its, his or her rights, interests, duties or obligations under this Agreement, to any other Person. Notwithstanding the foregoing, Buyer may assign or delegate (by operation of law or otherwise) this Agreement, and its rights, interests, duties or obligations under this Agreement, (a) to an Affiliate of Buyer, (b) in connection with a merger or consolidation involving Buyer or any such Affiliate, a sale of substantially all of the equity interests or assets of Buyer or any such Affiliate, or a disposition of substantially all of the Business, and (c) to any of its or their lenders as collateral security; provided that any such assignment or delegation in the case of each of clause (a), clause (b) and clause (c) above shall not relieve Buyer of its obligations and responsibilities under this Agreement unless the surviving entity of, or counterparty to, any transaction agrees in writing to be bound by the terms of and assumes, the obligations of the Buyer under this Agreement and any other Transaction Document to which Buyer is a party or the other Parties otherwise agree in advance in writing. Except as specifically provided in this Agreement or another Transaction Document, no change in ownership of any Party shall affect a Party’s rights, interests, duties or obligations under this Agreement or such other Transaction Document.

8.14Captions and Definitional Matters. The captions in this Agreement or any other Transaction Document are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement or any other Transaction Document of the masculine pronoun in reference to a Party hereto or other Person shall be deemed to include the feminine or neuter, as the context may require. All references in this Agreement or any other Transaction Document to “dollars” or “$” are references to U.S. dollars. Whenever the terms “include” or “including” are used in this Agreement (whether or not such terms are followed by the phrase “but not limited to” or “without limitation” or words of similar effect) in connection with a listing of items within a particular classification, that listing shall be interpreted to be illustrative only and shall not be interpreted as a limitation on, or an exclusive listing of, the items within that classification. Unless the context otherwise clearly requires, any reference to “or” should be construed as “and/or.” The word “or” shall not be exclusive. Each reference in this Agreement to any Applicable Law shall be deemed to include such Applicable Law as it hereafter may be amended, supplemented or modified from time to time and any successor thereto. Whenever this Agreement states that a Company Entity or a Management Company Seller has “made available” or “delivered” any document to Buyer, such statement means that such document was (i) delivered to Buyer, or (ii) posted to the Data Room, in the case of clause (i) and clause (ii), prior to the date hereof.
8.15Fiduciary Duties. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, all covenants and obligations of each Party shall, in all events, be subject to such Party’s (or, as applicable, its, his or her Affiliates’) applicable fiduciary duties with respect to their customers, investors or clients.
Article IX

DEFINITIONS
9.1Definition of Certain Terms. The terms defined in this Section 9.1 have the defined meanings indicated below in this Agreement.
“204(h) Notice” is defined in Section 4.2.4(d).
“401(k) Plan” is defined in Section 4.2.4(d).
“Accounting Firm” means a nationally recognized firm of independent certified public accountants as shall be mutually agreed by Buyer and Management Company Sellers’ Representative, acting in good faith.
“Accounting Principles” means GAAP as applied in the preparation of the consolidated financial statements of Buyer.
“Acquisition Proposal” means defined in Section 4.1.3(a).

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§18-101 et seq., as amended from time to time (or any corresponding provisions of succeeding law).
“Adverse Claims” has the meaning set forth in Section 8-102(a)(1) of the Uniform Commercial Code of the State of New York.
“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder, as amended.
“Advisory Committee” means, with respect to an Existing FCP Fund, the limited partner advisory committee duly established and appointed for such Existing FCP Fund pursuant to the Organizational Documents for such Existing FCP Fund.
“Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person, including a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary, except that no Existing FCP Fund shall be deemed to be an Affiliate of Company or any of its Subsidiaries.
“Affiliate Agreement” is defined in Section 3.2.23.
“Aggregate Purchase Price” means an aggregate amount equal to the sum of (a) the Closing Consideration, plus (b) the Earnout Consideration, if any.
“Aggregate Purchase Price Allocation” is defined in Section 2.6.
“Agreement” means this Sale and Purchase Agreement, including its Schedules and Exhibits (which by this reference are incorporated into and made part of this Agreement), as amended, modified, supplemented or restated from time to time.
“Antitrust Division” means the Antitrust Division of the United States Department of Justice or successor.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other federal, state, foreign, or supranational Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, or lessening of competition through merger or acquisition.
“Applicable Law” means all provisions applying to a Person or its property of:
(a)constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, decisions, releases, interpretations, codes or orders of a Governmental Authority (including the SEC) having jurisdiction over the Person;
(b)Governmental Approvals;
(c)orders, decisions, injunctions, judgments, stipulations, awards and decrees of or agreements with a Governmental Authority having jurisdiction over the Person; and

(d)Applicable Securities Law.
“Applicable Securities Law” means the Advisers Act, the Investment Company Act, the Exchange Act, the Securities Act, ERISA, applicable state blue sky laws and securities regulations and the other Applicable Laws relating to securities, commodities, broker-dealers, investment companies, investment advisers or employee benefits.
“Associated Person” of a Person means:
(a)his or her Affiliate;
(b)his or her immediate family member;
(c)an Affiliate of his or her immediate family member; and
(d)a trust which is solely or primarily for the benefit of that Person or his or her Associated Persons.
“Base Cash Consideration” means $215,800,000.
“Base Date” is defined in Section 3.2.18(a).
“Berkshire” means Berkshire Global Advisors L.P.
“Business” is defined in the recitals of this Agreement.
“Business Day” means any day on which the New York Stock Exchange is open for business.
“Buyer” is defined in the preamble of this Agreement.
“Buyer Disclosure Schedule” means the disclosure schedules to this Agreement prepared by Buyer and delivered to the Management Company Sellers’ Representative as of the date hereof.
“Buyer Fundamental Representations” means the representations and warranties set forth in Sections 3.3.1 (Organization; Authority; Enforcement), and 3.3.4 (Brokers).
“Buyer Funding Earnout Statement” is defined in Section 2.3(f)(ii).
“Buyer Material Adverse Effect” means any change, effect, circumstance, development, event, occurrence or state of facts that, individually or in the aggregate, (a) is or would reasonably be expected to be materially adverse to the business, properties or assets of Buyer and its Subsidiaries, taken as a whole, or (b) that does or would reasonably be expected to materially impair the ability of Buyer to perform its obligations hereunder or the other Transaction Documents or to consummate the Transactions; provided that none of the following shall constitute a Buyer Material Adverse Effect: (a) events, changes, developments or effects that are the result of factors generally affecting the asset management industry, (b) events, changes, developments or effects in general political, regulatory or economic conditions or financial, credit or capital markets (including changes in currency or prevailing interest rates), (c) hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, civil unrest, acts of war, sabotage or terrorism or military actions existing or underway, (d) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster, act of God or other force majeure event, (e) COVID-19 or any law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization providing for business closures, changes to business operations, “sheltering-in-place” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or Buyer’s and any of its Subsidiaries’ compliance therewith or (f) the failure of Buyer or any of its Subsidiaries to meet or achieve the results set forth in any internal budget, plan, projection or forecast (provided, that such event, change, development or effect underlying any such failure may be considered); provided that, with respect to each of the foregoing clauses (a) through (c) above, such events, changes, developments or effects shall be taken into account and not excluded in determining whether a Buyer Material Adverse Effect has occurred or could reasonably be expected to occur to the extent such events, changes, developments or effects disproportionately adversely affect Buyer or its Subsidiaries relative to other Persons that operate in the asset management industry.
“Buyer Revenue Earnout Statement” is defined in Section 2.3(e)(ii).
“Buyer Stock” means the Class B common stock of Buyer.
“Buyer’s Knowledge” means the actual knowledge, after reasonable inquiry, of the employees of Buyer set forth on Schedule 9.1.
“Buyer’s Trading Policy” is defined in Section 3.3.12.
“Carried Interest” means the carried interest, promote or other performance fee revenue generated from the relevant FCP Funds.
“Carried Interest Vehicles” is defined in Section 3.2.3(c).
“Cash” means cash and cash equivalents of Company (including the amounts of any received but uncleared checks, drafts and wires issued prior to such time, less the amounts of any outstanding checks or transfers at such time), in each case, calculated in accordance with the Accounting Principles; provided, however, that in no event shall Cash include Restricted Cash.
“Cash Balance Plan” is defined in Section 4.2.4(d).
“Cash Consideration” is defined in Section 2.1.
“Class A Selling Principals” means the individuals identified as the Class A Selling Principals on Exhibit A.

“Class B Selling Principals” means the individuals identified as the Class B Selling Principals on Exhibit A.
“Client” means any Person to whom a Company Entity provides Company Services (excluding in the case of any FCP Fund, the Fund Investors).
“Client Consent” means that the applicable member of the Company Group shall have obtained the written Consent of the Client to the “assignment” of such Investment Advisory Contract resulting from the consummation of the Transactions in accordance with the terms of such Investment Advisory Contract, the Organizational Documents of any Existing FCP Fund, and all Applicable Laws, including with respect to an Existing FCP Fund, all necessary Consents of its Advisory Committee or Fund Investors (as applicable) and such Investment Advisory Contract will be in full force and effect between the applicable member of the Company Group and such Client (and will not have been breached as a result of the consummation of the Transactions) after giving effect to the Closing; provided that, notwithstanding the foregoing, no Client Consent shall be deemed to have been given by any Client if after the Base Date and prior to the Closing: (i) such Client has terminated its investment relationship with the Company Entities; (ii) such Client has withdrawn its Consent in writing and not reinstated it; or (iii) except as expressly permitted hereunder, any Selling Principals, any Management Company Seller (including the Management Company Sellers’ Representative) or any of the Company Entities, or any of the Company Entities’ managers, officers, members, partners, Employees, agents or other Representatives, has agreed or entered into an understanding to cap, reduce, waive, reimburse or otherwise modify the fees payable by (or in respect of) such Client (or any of its Fund Investors) in connection with obtaining such Client’s Consent to the Transactions.
“Client Notice and Consent” is defined in Section 4.1.4(a).
“Closing” is defined in Section 1.2.
“Closing Cash” means the amount of Cash as of the Effective Time.
“Closing Cash Consideration” means the amount Cash Consideration set forth in the Closing Statement, as finally determined in accordance with Section 2.4(b)(iv).
“Closing Consideration” is defined in Section 2.1.
“Closing Date” is defined in Section 1.2.
“Closing Statement” is defined in Section 2.4(b)(i).
“Closing Statement Dispute Period” is defined in Section 2.4(b)(iii).
    “Closing Stock Price” means the average closing price of Buyer’s Class B Common Stock as of the closing of the New York Stock Exchange for the ten (10) Business Days immediately preceding the Closing Date.

“Closing Working Capital” means the amount of Working Capital determined as of the Effective Time without giving effect to the Transactions.
“Co-Brand” is defined in Section 4.8.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations of the IRS promulgated thereunder, as amended.
“Company” is defined in the preamble of this Agreement.
“Company Board” means the board of directors of Company as appointed pursuant to, and in accordance with, the LLC Agreement.
“Company Entity” means each member of the Company Group.
“Company Fundamental Representations” means the representations and warranties set forth in Sections 3.2.1(a)-(d) (Organization; Authority; Enforcement), 3.2.2(a)-(b) (Equity Interests; Capitalization), 3.2.3 (Subsidiaries, Fund General Partners, Carried Interest Vehicles and FCP Fund Joint Ventures), 3.2.5 (first and second sentences only) (Ownership of Assets), and 3.2.32 (Brokers).
“Company Group” means each or any of: (a) GP; (b) Company; (c) each Subsidiary of GP or Company; and (d) as applicable, the Fund General Partners.
“Company Leased Property” is defined in Section 3.2.28(a).
“Company Leases” is defined in Section 3.2.28(a).
“Company Material Adverse Effect” means any change, effect, circumstance, development, event, occurrence or state of facts that, individually or in the aggregate, (a) that is or would reasonably be expected to be materially adverse to the business (including the Business), properties or assets of Company, any other member of Company Group (including any Company Entity and its Subsidiaries), or the Existing FCP Funds and their Subsidiaries, taken as a whole, or (b) that does or would reasonably be expected to materially impair the ability of Company or any Selling Party to perform its obligations hereunder or under any other Transaction Document or to consummate the Transactions; provided that none of the following shall constitute a Company Material Adverse Effect: (a) events, changes, developments or effects that are the result of factors generally affecting the asset management industry, (b) events, changes, developments or effects in general political, regulatory or economic conditions or financial, credit or capital markets (including changes in currency or prevailing interest rates), (c) hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, civil unrest, acts of war, sabotage or terrorism or military actions existing or underway, (d) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster, act of God or other force majeure event, (e) COVID-19 or any law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization providing for business closures, changes to business operations, “sheltering-in-place” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the Company Entities’ compliance therewith, or (f) the failure of any Company Entity to meet or achieve the results set forth in any internal budget, plan, projection or forecast (provided, that such event, change, development or effect underlying any such failure may be considered); provided that, with respect to each of the foregoing clauses (a) through (c) above, such events, changes, developments or effects shall be taken into account and not excluded in determining whether a Company Material Adverse Effect has occurred, or could reasonably be expected to occur, to the extent such events, changes, developments or effects disproportionately adversely affect Company, the business of Company Group (including the Business), properties or assets of Company, any other member of Company Group (including any Company Entity and its Subsidiaries), or the Existing FCP Funds and their Subsidiaries, taken as a whole, relative to other Persons that operate in the asset management industry.
“Company’s Knowledge” means the actual knowledge, after reasonable inquiry, the Employees of Company set forth on Schedule 9.2.
“Confidentiality Agreement” means that certain letter agreement, dated as of February 14, 2025, between Buyer and Company.
“Confidential Information” is defined in Section 4.4.1.
“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, a Person, including any Governmental Authority.
“Conversion” is defined in the recitals of this Agreement.
“Converted Interest” is defined in the recitals of this Agreement.
“Contract” shall mean any written or oral contract, agreement, indenture, note, bond, loan, letter of credit, pledge, instrument, lease, mortgage, license, commitment or other arrangement, undertaking, or agreement to which the applicable Person is a party or by which the applicable Person or any of its properties or assets is bound.
“Data Partners” is defined in Section 3.2.11(a).
“Data Protection Laws” means all Applicable Laws and guidance issued by any Governmental Authority in each case as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security, or Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, Social Security number protection, Processing and security of payment card information, and email, text message, or telephone communications, including the Federal Trade Commission Act, as amended, and the rules and regulations of the FTC promulgated thereunder, as amended.

“Data Room” means the electronic data room for “Project Tahoe” hosted by Intralinks.
“Deficit” is defined in Section 2.4(b)(v).
“Departing Management Company Seller” is defined in Exhibit K.
“Departing Selling Principals” is defined in Exhibit K.
“Disclosure Schedule” means the disclosure schedules to this Agreement prepared by the Selling Parties and Company and delivered to Buyer as of the date hereof.
“Disqualification Event” is defined in Section 3.2.17(g).
“DOL” means the United States Department of Labor or any successor.
“DRULPA” is defined in the recitals of this Agreement.
“Earnout Consideration” means the sum of the Revenue Earnout Payments and the Funding Earnout Payment earned, and that become due and payable, pursuant to Section 2.3.
“Effective Time” is defined in Section 1.2.
“Employee” means an employee or individual consultant of Company (whether directly hired or engaged, leased, full-time or part-time, permanent or temporary, or otherwise).
“Employment Agreements” means the form of employment agreement substantially in the form attached hereto as Exhibit G entered into between Company and each of the Selling Principals (other than the Departing Selling Principal) as of the date hereof and effective as of Closing.
“Environmental Law” means an Applicable Law regulating or relating to human health or safety or the protection of natural resources or the environment (including Applicable Laws relating to pollution, contamination or the generation, use, management, handling, release or disposal of Hazardous Substances).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations of the DOL and the IRS promulgated thereunder, as amended.
“ERISA Affiliate” means, with respect to Company, any other entity, trade or business that is treated pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA as a single employer with Company, or that is a member of the same “controlled group” as Company pursuant to Section 4001(a)(14) of ERISA.
“Estimated Cash” is defined in Section 2.4(a)(i).
“Estimated Cash Consideration” means an amount equal to (a) the Base Cash Consideration, plus (b) the amount by which Estimated Closing Working Capital exceeds

Working Capital Target, minus (c) the amount by which Working Capital Target exceeds Estimated Closing Working Capital, plus (D) the amount of Estimated Cash, minus (E) the amount of Estimated Indebtedness, minus (F) the amount of Estimated Transaction Expenses.
“Estimated Closing Working Capital” is defined in Section 2.4(a)(i).
“Estimated Indebtedness” is defined in Section 2.4(a)(i).
“Estimated Transaction Expenses” is defined in Section 2.4(a)(i).
“Excess” is defined in Section 2.4(b)(v).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Existing FCP Funds” means each FCP Private Fund and FCP Account existing as of the date of this Agreement or on the Closing Date.
“Existing LP Agreement” means that certain Third Amended and Restated Limited Partnership Agreement of FCP Fund Manager, L.P., dated April 24, 2025, and effective as of January 1, 2025.
“Existing Principal Agreement” means the Seventh Amended and Restated Agreement Among Principals, dated April 24, 2025, and effective as of January 1, 2025.
“FCP Account” means a separate account or other investment account (other than a FCP Private Fund) that is advised or subadvised by a Company Entity.
“FCP Fund” means each Existing FCP Fund and each New FCP Fund, as applicable.
“FCP Fund Joint Venture” has the meaning set forth in Section 3.2.3(d).
“FCP Group, Inc.” means FCP Group, Inc., a Maryland corporation.
“FCP Name Change” is defined in Section 4.8.
“FCP Private Fund” means any Fund of which one or more Company Entities serves as the sponsor entity, i.e. as general partner, trustee, managing member or manager, and to which one or more Company Entities provides Investment Management Services.
“FCP Retirement Plans” is defined in Section 4.2.4(d).
“Financial Statements” is defined in Section 3.2.13(a).
“Fraud” means actual and intentional (and not imputed or constructive knowledge) common law fraud in respect of any representation or warranty contained in Article III of this Agreement. For the avoidance of doubt, “Fraud” shall not include any type of equitable fraud, constructive fraud, negligent misrepresentation or omission, promissory fraud, unfair dealings fraud, or any form of fraud premised on recklessness, negligence, or similar theories. Nor shall “Fraud” include any obligation or presumption of inquiry.
“FTC” means the Federal Trade Commission or a successor.
“Fund” means any investment company, private fund, collective or pooled investment vehicle, separate account, or other fund, investment vehicle or account.
“Fund Financial Statements” is defined in Section 3.2.31(i).
“Fund General Partners” is defined in Section 3.2.3(b).
“Funding Earnout Dispute Items” is defined in Section 2.3(f)(v).
“Funding Earnout Dispute Period” is defined in Section 2.3(f)(iv).
“Funding Earnout Objections Statement” is defined in Section 2.3(f)(iv).
“Fund Investor” means any limited partner, member or other equity ownership of any FCP Fund.
“Fund Real Property Investments” has the meaning set forth in Section 3.2.28(b).
“GAAP” means U.S. generally accepted accounting principles, consistently applied.
“Governmental Approval” means a Consent of, with or to a Governmental Authority (including the expiration of any waiting or other time period required to pass before Governmental Authority Consent or acquiescence may be assumed or relied on).
“Governmental Authority” means a nation or government, a state or other political subdivision of it, an entity, authority or other body exercising executive, legislative, judicial, regulatory or administrative functions of or relating to government (including a government authority, agency, department, board, commission or instrumentality of the United States or any State of the United States, or political subdivision thereof, or a tribunal), an arbitrator or mediator of competent jurisdiction or a self-regulatory organization (as such term is defined in the Exchange Act).
“GP” is defined in the recitals of this Agreement.
“Guarantee” means (i) any guarantee of the payment or performance of any Indebtedness of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any Contract of another Person (A) to pay the Indebtedness of such obligor, (B) to purchase any obligation owed by such obligor, or (C) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Indebtedness of such partnership or joint venture.

“Hazardous Substances” means substances, materials, chemicals, compounds, products, pollutants or contaminants that:
(a)are or contain asbestos, lead, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, petroleum, petroleum products or petroleum-derived substances or wastes, radon gas or related materials;
(b)require remedial action or preventative action (including performing studies, monitoring or testing) under an Environmental Law, or are defined, listed or identified as a “hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant,” “contaminant” or words of similar import under an Environmental Law; or
(c)are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and are regulated by any Governmental Authority or Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as amended.
“Illustrative Funding Earnout Payment Examples” is defined in Section 2.3(f)(i).
“Illustrative Revenue Earnout Payment Examples” is defined in Section 2.3(e)(i).
“Immediate Family Members” means, with respect to any natural person, such person’s children, stepchildren, parents, stepparents, spouse, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, nieces, nephews, step-nieces, step-nephews, grandchildren and step-grandchildren.
“Indebtedness” means, at any specified time, any of the following indebtedness of Company(whether or not contingent and including any and all principal, accrued and unpaid interest, prepayment fees or penalties, related expenses, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and other amounts which would be payable in connection therewith): (a) any obligations of such Person for borrowed money or in respect of loans or advances (whether or not evidenced by bonds, debentures, notes, or other similar instruments or debt securities); (b) any obligations of such Person as lessee under any capital lease (excluding any lease classified as an operating lease under the Financial Statements) or similar arrangement required to be recorded as a capital lease in accordance with GAAP; (c) all liabilities of such Person under or in connection with letters of credit or bankers’ acceptances, performance bonds, sureties or similar obligations, in each case, only to the extent they have been drawn down; (d) any obligations, including any contingent obligations, of such Person to pay the deferred purchase price of property, goods or services or similar earnout obligations other than, in each case, trade payables incurred in the ordinary course of business and outstanding for not more than 90 days; (e) all liabilities of such Person arising from cash/book overdrafts; (f) all liabilities of such Person under conditional sale or other title retention agreements; (g) all obligations of such Person with respect to vendor advances or any other advances made to such Person; (h) all liabilities of such Person arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates or any credit default swap, total return swap or asset swap or any other arrangement designed to provide a Person with (or to protect a Person from) all or a portion of the economic risk and reward with respect to one or more referenced assets; (i) any liability or obligation of others guaranteed by, or secured by any Lien on the assets of, such Person; (j) with respect to Company, the net amount of any obligation or liability of such entity to any Management Company Seller or Affiliate of any Management Company Seller; (k) with respect to Company, any unfunded deferred compensation, plus the employer portion of any payroll Taxes imposed on Company, in each case to the extent not paid prior to the Closing Date; (l) any withdrawal liabilities under ERISA, (m) dividends payable or accrued for and other liabilities classified as indebtedness under GAAP, (n) all deferred revenue, unearned revenue, or customer prepayments, and (o) all unpaid Employee-related compensation or benefit obligations attributable to the Pre-Closing Period, including salaries, wages, bonuses, commissions, severance, vacation, paid time off, retention, incentive payments, change-in-control payments, pension or retirement-related obligations (including employer contributions), and the employer portion of any associated payroll, social security, or similar Taxes; provided that “Indebtedness” shall not include any payables or loans of any kind or nature between Company and its Subsidiaries. For the avoidance of doubt, in no event shall “Indebtedness” include Transaction Expenses.
“Intellectual Property” means:
(a)registered and unregistered United States and foreign trademarks, service marks, trade names, trade dress, copyrights, Internet domain names, web sites, email addresses, telephone numbers (including 800/888 or similar numbers) and similar rights (including registrations and applications to register, or renew the registration of, any of these);
(b)United States and foreign letters patent and patent applications;
(c)inventions, processes, designs, formulae, trade secrets, know-how, and confidential information;
(d)computer software, data and documentation;
(e)other proprietary information or intellectual property rights;
(f)all rights to sue for and remedies against past, present and future infringements of any of the above, and rights of priority and protection of interests in any of the above under Applicable Law;
(g)tangible embodiments of any of the above (in any medium including electronic media); and
(h)licenses of any of the above (whether as licensee or licensor).
“Inventions” is defined in Section 4.1.8(c).
“Investment Advisory Contracts” is defined in Section 3.2.15(i).
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder, as amended.

“Investment Management Services” means any discretionary, non-discretionary or other portfolio management or investment advisory services (whether as adviser, subadviser, or otherwise, and whether in the form of model portfolios, discretionary management or otherwise) that involve: (a) the management of an investment account or other Fund (or portions thereof or a group of investment accounts or other Funds), (b) the giving of advice with respect to the investment and/or reinvestment of assets or Funds (or any group of assets or other Funds) or (c) otherwise acting as an “investment adviser” within the meaning of the Advisers Act, including, in each of the foregoing cases under clauses (a) through (c), performing activities related or incidental thereto.
“IRS” means the United States Internal Revenue Service or any successor.
“Knowledge” means, with respect to a Person, the actual knowledge of such Person, after reasonable inquiry.
“Latest Balance Sheet” has the meaning set forth in Section 3.2.13(a).
“Latest Balance Sheet Date” has the meaning set forth in Section 3.2.13(a).
“Liability” means any claim, debt, cost, expense, duty, loss, fine, demand, royalty, fee, deficiency, or obligation or other liability of any kind whatsoever, whether absolute, contingent, accrued, fixed, conditional, known or unknown, determined or determinable, due or to become due, or otherwise.
“Lien” means, a mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, charge, restriction on transfer or assignment, or other restriction or limitation of any nature.
“Litigation” means any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, audit, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any Governmental Authority.
“LLC Agreement” means the Limited Liability Company Agreement of Company substantially in the form attached hereto as Exhibit B.
“LLC Interests” is defined in the recitals of this Agreement.
“Lock-up Agreement” means each Lock-up Agreement to be executed and delivered by and between each Management Company Seller (other than the Departing Management Company Seller, who shall not receive the Stock Consideration) and Buyer (or its designated Subsidiary), effective at the Closing, in substantially the form set forth in Exhibit I.
“Lock-Up Period” means the period of two (2) years following the Closing Date.
“Lookback Date” means January 1, 2022.

“Losses” means any obligation, loss, demand, fines, penalties, royalties, cost, expense, fee, Litigation, judgment, order, decree, injunction, stipulation, deficiency, damage or other Liability, whether absolute, accrued, fixed, conditional, contingent, known or unknown, or otherwise, and whether or not resulting from third party claims, and including reasonable and documented attorneys’ and accountants’ fees and expenses and other reasonable and documented costs incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder; provided that “Losses” shall exclude any punitive, or exemplary damages, except to the extent that any such damages are awarded to a third party in connection with a third party claim; provided, further, that, notwithstanding the foregoing or any contrary provision contained in this Agreement, and, for the avoidance of doubt, any types of damages that are not expressly excluded in this definition of Losses shall not: (a) prejudice any Person from claiming or contesting that such damages are or are not appropriate in respect of, and should or should not be excluded from, any indemnification claim and/or any damages or Losses relating thereto or resulting therefrom; and/or (b) establish a presumption that such damages may or may not, or should nor should not be, awarded.
“LP Interests” is defined in the recitals of this Agreement.
“Management Company Sellers” is defined in the preamble to this Agreement.
“Management Company Seller Entity” is defined in Section 3.1.1(a).
“Management Company Seller Fundamental Representations” means the representations and warranties set forth in Sections 3.1.1 (Organization; Authority; Enforcement), 3.1.2 (Equity Interests; Capitalization), and 3.15 (Brokers).
“Management Company Sellers’ Representative” is defined in the preamble of this Agreement.
“Material Contracts” is defined in Section 3.2.15.
“New FCP Fund” means each FCP Private Fund and FCP Account (other than any Existing FCP Fund) created, organized, advised, subadvised or otherwise existing after Closing.
“Non-Compete Party” means a Class A Selling Principal or a Class B Selling Principal.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor.
“Organizational Documents” means (a) the articles or certificates of incorporation and the by-laws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the operating or limited liability company agreement and the certificate of formation or articles of organization of a limited liability company, (e) any charter, joint venture agreement or similar document adopted or filed in connection with the creation, formation or organization of a Person, and (f) any amendment to or equivalent of any of the foregoing.
“Other Services” means leasing, real estate or property management, construction management, marketing, fundraising, or other material services (other than Investment Management Services), in each case of the type provided by the Company Group prior to the Closing.
“Party” means a party to this Agreement, including the Management Company Sellers, Company, the Selling Principals, Management Company Sellers’ Representative and Buyer.
“PBGC” is defined in Section 3.2.8(a)(iv).
“Permitted Liens” is defined in Section 3.2.5.
“Person” means a natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.
“Personal Information” means data relating to one or more individual(s) that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Company Group, is capable of identifying an individual), and that is defined as “personal data,” “personal information,” “non-public information,” or any similar term under applicable Privacy Laws, including the Gramm-Leach-Bliley Act and the California Consumer Privacy Act.
“Piggyback Eligible Holders” is defined in Section 4.2.5(d)(i).
“Piggyback Notice” is defined in Section 4.2.5(d)(i).
“Piggyback Registration” is defined in Section 4.2.5(d)(i).
“Piggyback Registration Statement” is defined in Section 4.2.5(d)(i).
“Piggyback Request” is defined in Section 4.2.5(d)(i).
“Piggyback Securities” is defined in Section 4.2.5(d)(i).
“Plan” is defined in Section 3.2.8(a)(i).
“Plan Asset Regulations” is defined in Section 3.2.8(b)(iii).
“Policies” is defined in Section 3.2.25(a).
“Portfolio Investment Contract” is defined in Section 3.2.15.
“Portfolio Investments” means any Person or real estate asset or other asset in which an Existing FCP Fund or one of its Subsidiaries holds a direct or indirect investment or an option or commitment to make an investment.

“Post-Closing Adjustment Amount” means an amount equal to the difference between the Estimated Cash Consideration and the Closing Cash Consideration.
“Post-Closing Covenants” is defined in Section 7.1.
“Pre-Closing Period” means the period beginning on the date hereof and ending on the earlier of (i) the Closing occurring or (ii) the date this Agreement is terminated in accordance with Section 6.1.
“Pre-Closing Tax Period” means (i) any taxable period ending on or before the Closing Date and (ii) the portion of any Straddle Period beginning on the first (1st) day of such Straddle Period and ending on (and including) the Closing Date.
“Pre-Closing Reorganization” means the corporate actions set forth on Exhibit E.
“Preliminary Closing Statement” is defined in Section 2.4(a)(i).
“Privacy Commitments” is defined in Section 3.2.11(a).
“Privacy Laws” means all Applicable Laws, orders, guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information and contractual and fiduciary obligations related to data privacy, biometric data, data protection, data security or marketing.
“Process” or “Processing” means any operation or set of operations which is performed upon information, whether or not by automatic means, such as analysis, collection, recording, organization, storage, adaptation or alteration, retrieval, monitoring, maintenance, retention, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure, disposal, or destruction.
“Pro Rata Share for Closing Cash” means, with respect to each Management Company Seller, the percentage identified as “Pro Rata Share for Closing Cash” in Exhibit A for such Management Company Seller.
“Pro Rata Share for Earnouts” means, with respect to each Management Company Seller, the percentage identified as “Pro Rata Share for Earnouts” in Exhibit A for such Management Company Seller.
“Purchased Equity” is defined in the recitals of this Agreement.
“QPAM Exemption” is defined in Section 3.2.8(c).
“Regulatory Filings” is defined in Section 3.2.17(a).
“Release” means a release, in form and substance, reasonably satisfactory to the applicable parties.

“Representatives” means, as applicable, the officers, directors, managers, trustees, partners, employees, counsel, accountants, agents, financial advisers, consultants, and other representatives of a Person.
“Restricted Cash” means any cash or cash equivalents not freely usable or transferrable because they are subject to restrictions, limitations, or Taxes on use or distribution by Applicable Law, Contract, or otherwise, including restrictions on dividends and repatriations.
“Retirement Client” is defined in Section 3.2.8(b)(i).
“Revenue Earnout Dispute Items” is defined in Section 2.3(e)(v).
“Revenue Earnout Dispute Period” is defined in Section 2.3(e)(iv).
“Revenue Earnout Objections Statement” is defined in Section 2.3(e)(iv).
“Reviewed Year” is defined in Section 4.7(e).
“Rights” means warrants, options, rights, including stock or limited liability company appreciation rights and preemptive rights, convertible securities, convertible debt and other agreements, commitments, arrangements, obligations, duties or rights, which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.
“RWI Fees and Expenses” shall mean the premiums (including broker commissions), underwriting fees, broker fees, and taxes incurred with respect to the RWI Policy.
“RWI Policy” means the buyer-side representations and warranties insurance policy purchased and bound by Buyer at or prior to the Closing.
“Sanctions” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Governmental Authority (including OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority).
“Schedule Bring-Down Date” means the date that is five (5) Business Days prior to the Closing Date.
“Schedule Update” is defined in Section 4.3.3(a).
“SEC” means the United States Securities and Exchange Commission or any successor.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Security Incident” is defined in Section 3.2.11(e).
“Selling Parties” is defined in Section 3.1.

“Selling Parties’ Knowledge” means the actual knowledge, after reasonable inquiry, of the Selling Party (or the Selling Parties) (including the Management Company Sellers’ Representative) in question.
“Selling Principals” is defined in the preamble of this Agreement.
“Side Letter” is defined in Section 4.10.
“Special Incentive Plan” means that certain Federated Hermes, Inc. Special Incentive Plan for certain Employees of Company who remain with Company for certain specified periods after the Closing, in the form of Exhibit J hereto.
“State” means a state of the United States, the District of Columbia, the Commonwealth of Puerto Rico or a possession or territory of the United States.
“Stock Consideration” means a number of fully vested shares of Buyer Stock in the aggregate amount of $23,200,000, as determined based on the Closing Stock Price, subject to the Lock-Up Period.
“Straddle Period” means any Tax period beginning before or on the Closing Date and ending after the Closing Date.
“Subsidiary” means a corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests. Notwithstanding the foregoing, no Existing FCP Fund shall be deemed a Subsidiary of any Company Entity.
“Tail Coverage” is defined in Section 4.1.11(b).
“Tax Return” means a report, return, statement or other written information required to be supplied to any Governmental Authority in connection with Taxes.
“Taxes” means taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including income, corporation, add-on minimum, ad valorem, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, profits, windfall profits, property, license, payroll, employment, severance, withholding, social security and franchise or other governmental taxes, or customs, duties or similar fees, assessments or charges of any kind whatsoever, imposed or assessed by the United States or any state, local or foreign government or subdivision or agency of any of them, and also including interest and penalties attributable to any of these, and additions to them.
“Transaction Expenses” means, as at any relevant time, (a) all investment banking, accounting, legal, or other advisory fees, costs and expenses incurred by the Management Company Sellers’ Representative, the Selling Principals, the Management Company Sellers or Company in connection with the preparation for, negotiation or consummation of the transactions contemplated by this Agreement and the other Transaction Documents, (b) any transaction, retention, incentive or change in control bonus, or severance payments, payable to any employees or service providers of Company that become payable by Company pursuant to an agreement with such Company, any Selling Principal, any Management Company Seller or any of their respective Affiliates (other than Buyer) in whole or in part as a result of the consummation of the Transactions (including, in each case, the employer’s share of any payroll or employment Taxes related to any payments required to be paid in connection therewith), (c) any fees, costs and expenses incurred or relating to distributing and obtaining any Client Consents, Government Approvals or other Consents, and (d) fifty percent (50%) of the RWI Fees and Expenses.
“Transactions” means the transactions contemplated by this Agreement and by any other Transaction Document, including the Pre-Closing Reorganization.
“Transaction Documents” is defined in Section 2.3(c).
“Working Capital” means current assets of Company minus current liabilities of Company including only those line items set forth on the sample Working Capital Calculation as set forth in Schedule 9.4, in each case, determined as of the Effective Time and in accordance with the Accounting Principles.
“Working Capital Adjustment Amount” means an amount equal to eighty percent (80%) of the difference between the Closing Working Capital and the Working Capital Target. For the avoidance of doubt, the “Working Capital Adjustment Amount” may be a positive or negative number.
“Working Capital Target” means $5,500,000.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.
BUYER:
FEDERATED HERMES, INC.
By: /s/ Thomas R. Donahue
Name: Thomas R. Donahue
Title: Chief Financial Officer
[Signature Page – Sale and Purchase Agreement]

COMPANY:
FCP FUND MANAGER, L.P.

By: FCP Fund Manager GP, LLC, its general partner
By: /s/ Lacy I. Rice
Name: Lacy I. Rice
Title: Manager

[Signature Page – Sale and Purchase Agreement]

SELLING PRINCIPALS

/s/ Lacy I. Rice
LACY I. RICE, III

/s/ ESKO I. KORHONEN
ESKO I. KORHONEN

/s/ Alex Marshall
ALEX MARSHALL

/s/ Garland Faist
GARLAND FAIST

/s/ Christopher LoSapio
CHRISTOPHER LOSAPIO

/s/ Jason L. Ward
JASON L. WARD

/s/ Jason Bonderenko
JASON BONDERENKO

/s/ Erik S. Weinberg
ERIK S. WEINBERG

[Signature Page – Sale and Purchase Agreement]

MANAGEMENT COMPANY SELLERS:
LACY RICE HOLDINGS, LLC
By: /s/ Lacy I Rice III
Name: Lacy I. Rice III
Title: Manager
KORHONEN HOLDINGS, LLC
By: /s/ Esko I. Korhonen
Name: Esko I. Korhonen
Title: Manager
ALEX MARSHALL HOLDINGS, LLC
By: /s/ Alex Marshall
Name: Alex Marshall
Title: Manager
FAIST HOLDINGS, LLC
By: /s/ Garland Faist
Name: Garland Faist
Title: Manager
BONDERENKO HOLDINGS, LLC
By: /s/ Jason Bonderenko
Name: Jason Bonderenko
Title: Manager
LOSAPIO HOLDINGS, LLC
By: /s/ Christopher R. LoSapio
Name: Christopher R. LoSapio
Title: Manager
[Signature Page – Sale and Purchase Agreement]

WEINBERG HOLDINGS, LLC
By: /s/ Erik S. Weinberg
Name: Erik S. Weinberg
Title: Manager
WARD HOLDINGS, LLC
By: /s/ Jason L. Ward
Name: Jason L. Ward
Title: Manager
MANAGEMENT COMPANY SELLERS’ REPRESENTATIVE:
FCP SELLER REP, LLC

By: Faist Holdings, LLC, its manager
By: /s/ Garland Faist
Name: Garland Faist
Title: Manager
[Signature Page – Sale and Purchase Agreement]